Exhibit 10.61

Published CUSIP Number:
SYNDICATED NEW AND USED VEHICLE
FLOORPLAN CREDIT AGREEMENT
Dated as of January 15, 2010
among
SONIC AUTOMOTIVE, INC.,
as the Used Vehicle Borrower,
CERTAIN OF ITS SUBSIDIARIES,
as New Vehicle Borrowers,
BANK OF AMERICA, N.A.,
as Administrative Agent, New Vehicle Swing Line Lender and
Used Vehicle Swing Line Lender,
BANK OF AMERICA, N.A.,
as Revolving Administrative Agent
(in the capacity as collateral agent),
THE OTHER LENDERS PARTY HERETO
and
BANC OF AMERICA SECURITIES LLC,
as
Sole Lead Arranger and Sole Book Manager

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SCHEDULES
Schedule 1.01A	Silo Subsidiaries
Schedule 1.01B	Dual Subsidiaries
Schedule 1.01C	Certain ERISA Information
Schedule 2.01A	Commitments and Applicable Percentages
Schedule 2.01B	Restricted Manufacturers
Schedule 2A.03(a)	Information Regarding Collateral
Schedule 4.01	Good Standing Jurisdictions and Foreign Qualifications
Schedule 5.05	Certain Indebtedness
Schedule 5.06	Litigation
Schedule 5.13	Subsidiaries; Other Equity Investments
Schedule 5.19	Franchise Agreements
Schedule 6.13	Location of Vehicles
Schedule 7.01	Existing Liens
Schedule 7.03	Existing Indebtedness
Schedule 10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of

Exhibit A-1	New Vehicle Floorplan Committed Loan Notice
Exhibit A-2	Used Vehicle Floorplan Committed Loan Notice
Exhibit B-1(a)	New Vehicle Floorplan Swing Line Loan Notice (Borrowing)
Exhibit B-1(b)	New Vehicle Floorplan Swing Line Loan Notice (Conversion)
Exhibit B-2	Used Vehicle Floorplan Swing Line Loan Notice
Exhibit C	Note
Exhibit D	Assignment and Assumption
Exhibit E	Company Guaranty
Exhibit F	Subsidiary Guaranty
Exhibit G	Compliance Certificate
Exhibit H	Joinder Agreement
Exhibit I	Used Vehicle Borrowing Base Certificate
Exhibit J	Amended and Restated Security Agreement
Exhibit K	New Vehicle Borrower Notice
Exhibit L	Opinion Matters
Exhibit M	Master Intercreditor Agreement
Exhibit N	Ford Motor Credit Consent

SYNDICATED NEW AND USED
VEHICLE FLOORPLAN CREDIT AGREEMENT
     This SYNDICATED NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT (“Agreement”) is entered into as of January 15, 2010, among SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.19 (each a “New Vehicle Borrower”, and together with the Company, the “Borrowers” and each individually a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, and BANK OF AMERICA, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties referenced below).
     The Company has requested that the Lenders provide a revolving new vehicle floorplan facility and a revolving used vehicle floorplan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Acquisition” means the acquisition of (i) a controlling equity interest or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by or a vehicle franchise or vehicle brand licensed or owned by such Person, or (iii) assets constituting a vehicle dealership.
     “Additional Indebtedness” means Indebtedness of the Company (which may be guaranteed by the Subsidiaries of the Company on an unsecured basis); provided that, (i) such Indebtedness is (A) not secured by any property of the Company or any Subsidiary, (B) does not have a maturity, and does not require any principal payments (whether by scheduled installment, mandatory prepayment or redemption, or the exercise of any put right), earlier than two (2) years following the Maturity Date, and (C) has terms (including terms of maturity and amortization) that are typical for indebtedness of such type issued at such time and otherwise no more restrictive, or less advantageous to the Lenders, than the Loan Documents or are otherwise on terms satisfactory to the Administrative Agent, and (ii) after giving effect to the issuance of such Indebtedness, (A) no Event of Default shall have occurred and be continuing or would occur as a

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result therefrom and (B) all other requirements set forth in Section 7.03(k) shall have been met. “Additional Indebtedness” does not include the 2002-4.25% Indenture Indebtedness, the 2003-8.625% Indenture Indebtedness, the 2009-5.0% Indenture Indebtedness or any related Permitted Indenture Refinancing Indebtedness.
     “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Aggregate Commitments” means, collectively, the Aggregate New Vehicle Floorplan Commitments and the Aggregate Used Vehicle Floorplan Commitments.
     “Aggregate New Vehicle Floorplan Commitments” means the New Vehicle Floorplan Commitments of all the New Vehicle Floorplan Lenders.
     “Aggregate Used Vehicle Floorplan Commitments” means the Used Vehicle Floorplan Commitments of all the Used Vehicle Floorplan Lenders.
     “Agreement” means this Syndicated New and Used Vehicle Floorplan Credit Agreement.
     “Applicable Facility” means the New Vehicle Floorplan Facility or the Used Vehicle Floorplan Facility, as applicable.
     “Applicable New Vehicle Floorplan Percentage” means with respect to any New Vehicle Floorplan Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate New Vehicle Floorplan Commitments represented by such Lender’s New Vehicle Floorplan Commitment at such time, subject to adjustment as provided in Section 2.21. If the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans have been terminated pursuant to Section 8.04 or if the Aggregate New Vehicle Floorplan Commitments have expired, then the Applicable New Vehicle Floorplan Percentage of each New Vehicle Floorplan Lender shall be determined based on the Applicable New Vehicle Floorplan Percentage of such New Vehicle Floorplan Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable New Vehicle Floorplan Percentage of each New Vehicle Floorplan Lender is set forth opposite the name of such New Vehicle Floorplan Lender on Schedule 2.01A or in the Assignment and Assumption pursuant to which such New Vehicle Floorplan Lender becomes a party hereto, as applicable.

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     “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.21. If the commitment of each Lender under an Applicable Facility to make Loans under such Applicable Facility has been terminated pursuant to Section 8.02 or Section 8.04 or if the Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments, as applicable, have expired, then for the purposes of determining the Applicable Percentage of any Lender, the Commitment of such Lender under such Applicable Facility shall be calculated in accordance with the second sentence of the definition of “Applicable New Vehicle Floorplan Percentage” or “Applicable Used Vehicle Floorplan Percentage”, as the case may be.
     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Total Debt to EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a)(i):
Applicable Rate

				Eurodollar Rate		Eurodollar Rate
	Consolidated Total	Commitment Fee on	Commitment Fee on	Loans + (for New	Base Rate Loans +	Loans + (for Used	Base Rate Loans +
	Debt to EBITDA	New Vehicle	Used Vehicle	Vehicle Floorplan	(for New Vehicle	Vehicle Floorplan	(for Used Vehicle
Pricing Level	Ratio	Floorplan Facility	Floorplan Facility	Facility)	Floorplan Facility)	Facility)	Floorplan Facility)
1	Less than 4.00:1.00	0.20%	0.25%	1.50%	0.50%	1.75%	0.75%
2	Less than 4.50:1.00 but greater than or equal to 4.00:1.00	0.25%	0.30%	1.75%	0.75%	2.00%	1.00%
3	Less 5.00:1.00 but greater than or equal to 4.50:1.00	0.25%	0.30%	2.00%	1.00%	2.25%	1.25%
4	Greater than or equal to 5.00:1.00	0.30%	0.35%	2.25%	1.25%	2.50%	1.50%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Debt to EBITDA Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a)(i); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered, (ii) the Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date the Compliance Certificate with respect to the fiscal year ended December 31, 2009 is delivered pursuant to Section 6.02(a)(i) shall be Pricing Level 3, and (iii) in no event shall the Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date the Compliance Certificate with respect to the fiscal quarter ending March 31, 2011 is delivered pursuant to Section 6.02(a)(i) be less than Pricing Level 3.

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     Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.14(b).
     “Applicable Used Vehicle Floorplan Percentage” means with respect to any Used Vehicle Floorplan Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Used Vehicle Floorplan Commitments represented by such Lender’s Used Vehicle Floorplan Commitment at such time, subject to adjustment as provided in Section 2.21. If the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans has been terminated pursuant to Section 8.02 or if the Aggregate Used Vehicle Floorplan Commitments have expired, then the Applicable Used Vehicle Floorplan Percentage of each Used Vehicle Floorplan Lender shall be determined based on the Applicable Used Vehicle Floorplan Percentage of such Used Vehicle Floorplan Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Used Vehicle Floorplan Percentage of each Used Vehicle Floorplan Lender is set forth opposite the name of such Used Vehicle Floorplan Lender on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Used Vehicle Floorplan Lender becomes a party hereto, as applicable.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.
     “Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
     “Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2008, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
     “Autoborrow Advance” shall have the meaning specified in Section 2.08(b).
     “Autoborrow Agreement” shall have the meaning specified in Section 2.08(b).

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     “Automatic Debit Date” means the fifth day of a calendar month, provided that if such day is not a Business Day, the respective Automatic Debit Date shall be the next succeeding Business Day.
     “Availability Period” means:
     (a) in the case of the New Vehicle Floorplan Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate New Vehicle Floorplan Commitments pursuant to Section 2.10 and (iii) the date of termination of the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans pursuant to Section 8.04, and
     (b) in the case of the Used Vehicle Floorplan Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Used Vehicle Floorplan Commitments pursuant to Section 2.10 and (iii) the date of termination of the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans pursuant to Section 8.02.
     “Bank of America” means Bank of America, N.A. and its successors.
     “Bank of America Letter” means the letter agreement, dated November 10, 2009, among the Company, the Administrative Agent and BAS.
     “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Committed Loan” means a New Vehicle Floorplan Committed Loan or a Used Vehicle Floorplan Committed Loan, as the context may require that is a Base Rate Loan.
     “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
     “Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
     “Borrower Materials” has the meaning specified in Section 6.02.
     “Borrowing” means a New Vehicle Floorplan Borrowing or a Used Vehicle Floorplan Borrowing, as the context may require.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state

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where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
     “Buyer Notes” means those promissory notes received by the Company or any Subsidiary as partial or full payment consideration for Dispositions of vehicle dealerships or Subsidiaries by the Company or such Subsidiary to the obligors of such promissory notes.
     “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender (as applicable) and the Lenders, as collateral for Obligations in respect of New Vehicle Swing Line Loans or Used Vehicle Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Change of Control” means an event or series of events by which:
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than (i) Sonic Financial, O. Bruton Smith or B. Scott Smith; (ii) any spouse or immediate family member of O. Bruton Smith and B. Scott Smith (collectively with O. Bruton Smith and B. Scott Smith, a “Smith Family Member”); or (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners and owners of which are Smith Family Members, (the persons and entities in “i”, “ii”, and “iii” being referred to, collectively and individually, as the “Smith Group”) so long as in the case of clause (ii) and (iii) O. Bruton Smith or B. Scott Smith retains a majority of the voting rights associated with such ownership) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

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     (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);
     (c) any Person or two or more Persons (excluding members of the Smith Group so long as O. Bruton Smith or B. Scott Smith retains a majority of the voting rights associated with such equity securities) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or
     (d) the Company fails to own, directly or indirectly, 100% of the Equity Interests of any Subsidiary other than as a result of the sale of all Equity Interests in a Subsidiary pursuant to a Permitted Disposition.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” means, collectively, the assets and rights and interests in property of any Person in which the Revolving Administrative Agent, on behalf of the Secured Parties, is granted a Lien under any Security Instrument as security for all or any portion of the Obligations.
     “Commitment” means, as to each Lender, the New Vehicle Floorplan Commitment and Used Vehicle Floorplan Commitment of such Lender.
     “Committed Borrowing” means a New Vehicle Committed Borrowing or a Used Vehicle Committed Borrowing, as the context may require.
     “Company” has the meaning specified in the introductory paragraph hereto.

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     “Company Guaranty” means that certain Company Guaranty Agreement executed by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E, as supplemented, amended, or modified from time to time.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit G.
     “Consolidated Current Assets” means, as of any date of determination, the current assets of the Company and its Subsidiaries on a consolidated basis as of such date (but excluding in any event (i) any long-term assets of discontinued operations held for sale, other than such assets which (x) are the subject of an executed non-cancelable purchase and sale agreement between the applicable Loan Party and a Person which is not an Affiliate of any Loan Party and (y) the applicable Loan Party intends, in good faith, to Dispose of within 60 days of such date of determination and (ii) any Investment described in Section 7.02(i)).
     “Consolidated Current Liabilities” means, as of any date of determination, the current liabilities of the Company and its Subsidiaries on a consolidated basis as of such date.
     “Consolidated EBITDA” means for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Consolidated Net Income, plus (b) to the extent deducted in computing Consolidated Net Income for such period: (i) Consolidated Interest Expense with respect to non-floorplan Indebtedness (including interest expense not payable in cash), (ii) Consolidated Interest Expense with respect to Used Vehicle floorplan Indebtedness, (iii) charges against income for foreign, Federal, state and local income taxes, (iv) depreciation expense, (v) amortization expense, including, without limitation, amortization of other intangible assets and transaction costs, (vi) non-cash charges, (vii) all extraordinary losses, (viii) legal fees, broker fees and other transaction expenses incurred in connection with any Permitted Acquisition (not to exceed $1,000,000 in the aggregate for each such Acquisition), and (ix) non-cash lease termination charges, net of any amortization of such charges minus (c) to the extent included in computing Consolidated Net Income for such period, (i) extraordinary gains and (ii) all gains on repurchases of long-term Indebtedness.
     “Consolidated EBITDAR” means for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Consolidated Net Income, plus (b) to the extent deducted in computing Consolidated Net Income for such period: (i) Consolidated Interest Expense with respect to non-floorplan Indebtedness (including interest expense not payable in cash), (ii) Consolidated Interest Expense with respect to Used Vehicle floorplan Indebtedness, (iii) charges against income for foreign, Federal, state and local income taxes, (iv) depreciation expense, (v) amortization expense, including, without limitation, amortization of other intangible assets and transaction costs, (vi) non-cash charges, (vii) all extraordinary losses, (viii) legal fees, broker fees and other transaction expenses incurred in connection with any Permitted Acquisition (not to exceed $1,000,000 in the aggregate for each such Acquisition), (ix) Consolidated Rental Expense, and (x) non-cash lease termination charges, net of any amortization of such charges, minus (c) to the extent included in computing Consolidated Net Income for such period, (i) extraordinary gains and (ii) all gains on repurchases of long-term Indebtedness.

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     “Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense with respect to non-floorplan Indebtedness for such period (excluding any interest expense not payable in cash and not payable as a result of any default), plus (b) Consolidated Interest Expense with respect to Used Vehicle floorplan Indebtedness for such period, plus (c) Consolidated Principal Payments for such period, plus (d) Consolidated Rental Expenses for such period, plus (e) Federal, state, local and foreign income taxes paid in cash by the Company and its Subsidiaries on a consolidated basis during such period, plus (f) Specified Payments for such period, minus (g) cash refunds of Federal, state, local and foreign income taxes received by the Company and its Subsidiaries on a consolidated basis during such period. The calculation of “Consolidated Fixed Charges” is further described in Section 1.03(e).
     “Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated EBITDAR for the four fiscal quarter period ending on such date minus (ii) an amount equal to $100,000 (representing assumed maintenance capital expenditures) multiplied by the average daily number of physical dealership locations at which the Subsidiaries operated franchised vehicle dealerships during such period to (b) Consolidated Fixed Charges for such period.
     “Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.
     “Consolidated Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest (before factory assistance or subsidy), premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
     “Consolidated Liquidity Ratio” means, as of any date of determination, the ratio of (a) the sum of Consolidated Current Assets (excluding Temporary Excess Cash) plus the Revolving Facility Liquidity Amount plus, for purposes of calculating the Consolidated Liquidity Ratio on

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or before January 31, 2010 only, the Temporary Letter of Credit Amount (as defined in the Revolving Credit Agreement), but only to the extent such Temporary Letter of Credit Amount was included in Total Outstandings as of such date) to (b) the sum of (i) Consolidated Current Liabilities (but excluding, without duplication and only to the extent such amounts would otherwise have been included in this clause (b)(i), (A) such Consolidated Current Liabilities consisting of any balloon, bullet or similar final scheduled principal payment that would repay any Indebtedness permitted by Section 7.03 in full, other than any such balloon, bullet or final payment which is due within one (1) fiscal quarter following such date of determination, and (B) any Temporary Indebtedness) plus (ii) without duplication, Indebtedness (whether or not reflected as a Consolidated Current Liability) under all floorplan financing arrangements.
     “Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries for such period.
     “Consolidated Principal Payments” means, for any period, for the Company and its Subsidiaries on a consolidated basis, all scheduled payments of principal and amortization of the Company and its Subsidiaries in connection with Indebtedness for money borrowed (including Permitted Real Estate Indebtedness) or in connection with the deferred purchase price of assets which payments are made or are required to be made during such period, in each case to the extent treated as principal in accordance with GAAP (other than any balloon, bullet or similar final scheduled principal payment that repays such Indebtedness in full). It is acknowledged that payments permitted under Section 7.15 (including without limitation any repayment of the 2002-4.25% Indenture Indebtedness permitted thereby) shall not be deemed to be scheduled payments of principal for purposes of determining “Consolidated Principal Payments”.
     “Consolidated Real Property Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of all interest (before factory assistance or subsidy), premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with Permitted Real Estate Indebtedness
     “Consolidated Rental Expense” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the aggregate amount of fixed and contingent rentals payable in cash by the Company and its Subsidiaries with respect to leases of real and personal property (excluding capital lease obligations) determined in accordance with GAAP for such period.
     “Consolidated Total Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Outstanding Indebtedness (excluding (i) Indebtedness under the New Vehicle Floorplan Facility, (ii) Permitted Silo Indebtedness for New Vehicle inventory and (iii) Temporary Indebtedness) as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.
     “Consolidated Total Outstanding Indebtedness” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the aggregate outstanding principal amount of Consolidated Funded Indebtedness of the Company and its Subsidiaries (including any such Indebtedness that would otherwise be deemed to be equity solely because of the effect of FASB 14-1).

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     “Consolidated Total Outstanding Senior Secured Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the aggregate outstanding principal amount of secured Consolidated Funded Indebtedness of the Company and its Subsidiaries, and Guarantees of such Indebtedness (but excluding, without duplication and only to the extent such amounts would otherwise have been included therein, (i) Indebtedness under the New Vehicle Floorplan Facility and (ii) Indebtedness under Permitted Silo Indebtedness for New Vehicle inventory).
     “Consolidated Total Senior Secured Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Outstanding Senior Secured Indebtedness as of such date, to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the Equity Interests of the Company or any Subsidiary to be transferred in connection with such Acquisition, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Company or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, and (vi) the aggregate fair market value of all other consideration given by the Company or any Subsidiary in connection with such Acquisition; provided that (x) the Cost of Acquisition shall not include the purchase price of floored vehicles acquired in connection with such Acquisition, (y) in the event a Subsidiary which operates a franchised vehicle dealership purchases real property located at or related to such dealership (and so long as such Subsidiary operated such dealership prior to such purchase), the consideration described above attributable to such real property shall be excluded from the calculation of Cost of Acquisition for purposes of determining the $25,000,000 threshold set forth in Section 7.12, and (z) amounts under clause (iv) above shall be excluded from the calculation of Cost of Acquisition to the extent that such amounts as of the date of entering into any agreement with respect to such Acquisition are not reasonably expected to exceed $5,000,000 in the aggregate (each such determination for each applicable year of earnouts and

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other contingent obligations with respect to the applicable Acquisition to be based on the reasonably expected operations and financial condition of the Company and its Subsidiaries during the first year after the date of the applicable Acquisition). For purposes of determining the Cost of Acquisition for any transaction, the Equity Interests of the Company shall be valued in accordance with GAAP.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Deemed Floored” means, with respect to each New Vehicle, the date a New Vehicle Floorplan Borrowing is deemed to be made by a New Vehicle Floorplan Lender, including the New Vehicle Swing Line Lender, under the New Vehicle Floorplan Facility.
     “Default” means any event or condition that constitutes a New Vehicle Event of Default or a Used Vehicle Event of Default or that, with the giving of any notice, the passage of time, or both, would be a New Vehicle Event of Default or a Used Vehicle Event of Default.
     “Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.
     “Defaulting Lender” means, subject to Section 2.21(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder including in respect of its Loans hereunder or participations in respect of New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans, or has failed to perform any of its funding obligations under the Revolving Credit Agreement including in respect of its Revolving Facility Loans (as defined in the Revolving Credit Agreement) thereunder, in each case within three Business Days of the date required to be funded by it hereunder or thereunder, (b) has notified any Borrower or the Administrative Agent that it does not intend to comply with any such funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, thereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with such funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority.

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     “Demonstrator” means a New Vehicle that (i) has not been previously titled (other than to a New Vehicle Borrower in accordance with applicable law), (ii) is the then current model year or last model year, (iii) has an odometer reading of less than 7500 miles and (iv) is designated by the applicable New Vehicle Borrower as such.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Dollar” and “$” mean lawful money of the United States.
     “Dual Subsidiary” means a Subsidiary which (i) operates more than one franchised vehicle dealership and (ii) has entered into separate floorplan financing arrangements with either (A) more than one Silo Lender or (B) the Floorplan Lenders and at least one Silo Lender. The Dual Subsidiaries as of the Closing Date are set forth on Schedule 1.01B. The Company may designate other Subsidiaries as Dual Subsidiaries from time to time in accordance with Sections 2.19(e) and 7.17.
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
     “Eligible Used Vehicle Inventory” means Inventory of any Grantor consisting of Used Vehicles that (a) in the case of all such Used Vehicles, are subject to a perfected, first priority Lien in favor of the Revolving Administrative Agent for the benefit of the Secured Parties pursuant to the Security Instruments, free from any other Lien other than those acceptable to the Administrative Agent in its discretion, (b) are properly titled in such Grantor’s name or the certificates of title for such Used Vehicles are endorsed in blank by the prior owners and such Grantor physically holds such certificates of title (or such Grantor has, in accordance with its standard policies and procedures, initiated the process by which the requirements of this clause (b) will be satisfied) and (c) are held for sale and located at such Grantor’s dealership facilities (except as set forth in Section 6.13), and with respect to such leased facilities, the Administrative Agent or Revolving Administrative Agent has received a Landlord Waiver if requested by the Administrative Agent; provided that in no event shall any Used Vehicles of any Dual Subsidiary which receives Permitted Silo Indebtedness from a Silo Lender be considered “Eligible Used Vehicle Inventory” or otherwise included in the Used Vehicle Borrowing Base.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly

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resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA that has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA in excess of $1,000,000; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, in either case that has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA in excess of (i) in the case of the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001, the Threshold Amount and (ii) in all other cases, $1,000,000; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan, Multiemployer Plan or Multiple Employer Plan; (f) any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan of any Borrower or any ERISA Affiliate; (g) except as set forth on Schedule 1.01C, the determination that any Pension Plan, Multiemployer Plan or Multiple Employer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate in excess of $1,000,000.
     “Eurodollar Rate” means,

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     (a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and
     (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination. A Loan bearing interest at the Eurodollar Rate may be (a) borrowed on a day other than the first day of the applicable Interest Period and (b) repaid or converted to a different Type of Loan on a day other than the last day of an Interest Period without giving rise to any additional payment for “break funding” losses.
     “Eurodollar Rate Committed Loan” means a New Vehicle Committed Loan or a Used Vehicle Committed Loan, as the context may require, that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
     “Eurodollar Rate Loan” means a Eurodollar Rate Committed Loan or a New Vehicle Floorplan Swing Line Loan or a Used Vehicle Floorplan Swing Line Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
     “Event of Default” means either a New Vehicle Event of Default or a Used Vehicle Event of Default.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld

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from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or Section 3.01(c).
     “Existing Credit Agreement” means that certain Credit Agreement dated as of February 17, 2006, as amended by (i) that certain Amendment No. 1 to Credit Agreement and Security Agreement dated as of May 25, 2006, (ii) that certain Amendment No. 2 to Credit Agreement and Security Agreement dated as of April 24, 2007, (iii) that certain Amendment No. 3 to Credit Agreement dated as of June 3, 2008, (iv) that certain (A) Limited Short-Term Amendment to Credit Agreement until May 4, 2009 and (B) Amendment No. 4 to Credit Agreement and Consolidated Amendment to Other Loan Documents dated as of March 31, 2009, (v) that certain Amendment No. 5 to Credit Agreement dated as of May 4, 2009, and (vi) that certain Amendment No. 6 to Credit Agreement dated as of September 11, 2009 among the Borrowers, the Administrative Agent and the lenders party thereto and as otherwise supplemented or modified as of the date hereof immediately prior to the effectiveness of the Revolving Credit Agreement.
     “Existing Floorplan Paydown Letter” has the meaning set forth in Section 4.01(a)(xvi).
     “Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Company and the other Borrowers shall have permanently terminated the credit facilities under the Loan Documents by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon; (b) all Commitments shall have terminated or expired; and (c) the Company and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all of their respective Obligations and liabilities arising under the Loan Documents, (except for future obligations consisting of continuing indemnities and other contingent Obligations of the Company or any Loan Party that may be owing to the Administrative Agent, the Revolving Administrative Agent, any of their respective Related Parties or any Lender pursuant to the Loan Documents and expressly survive termination of the Credit Agreement or any other Loan Document).
     “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
     “FASB 14-1” means that certain FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments that May Be Settled In Cash Upon Conversion (Including Partial Cash Settlement).
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal

16

Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Fleet Vehicle” means one of a large group of New Vehicles sold to a Person (e.g., a rental car agency) which purchases in excess of ten (10) Vehicles per purchase contract for commercial use.
     “Floorplan On-line System” has the meaning set forth in Section 2.05.
     “Foreign Lender” means with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Person” means any Person that is organized under the laws of any jurisdiction other than the District of Columbia or any of the states of the United States.
     “Framework Agreement” means a framework agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.
     The term “franchise” when used with respect to any vehicle manufacturer or distributor shall be deemed to include each dealership that is authorized by a Franchise Agreement to sell New Vehicles manufactured or distributed by such manufacturer or distributor, whether or not such dealership is expressly referred to as a franchise in the respective Franchise Agreement or Framework Agreement.
     “Franchise Agreement” means a franchise agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the New Vehicle Swing Line Lender, such Defaulting Lender’s Applicable Percentage of New Vehicle Floorplan Swing Line Loans other than New Vehicle Floorplan Swing Line Loans as to which (i) such Defaulting Lender’s participation obligation has been reallocated pursuant to Section 2.21(a)(iv), or (ii) Cash Collateral acceptable to the New Vehicle Swing Line Lender shall have been provided in accordance with Section 2.03, and (b) with respect to the Used Vehicle Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Used Vehicle Floorplan Swing Line Loans other than Used Vehicle Floorplan Swing Line Loans as to which (i) such Defaulting Lender’s participation obligation has been reallocated pursuant to Section 2.21(a)(iv), or (ii) Cash Collateral acceptable to the Used Vehicle Swing Line Lender shall have been provided in accordance with Section 2.08.

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     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Grantor” has the meaning specified in Section 2A.03.
     “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guaranties” means, collectively, the Company Guaranty and the Subsidiary Guaranty.
     “Guarantors” means, collectively, the Company and the Subsidiary Guarantors.

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     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) capital leases and Synthetic Lease Obligations;
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
     (h) all Guarantees of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.

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     “Indemnitees” has the meaning specified in Section 10.04(b).
     “Indenture Indebtedness” means, collectively or individually, as the context may require, 2002-4.25% Indenture Indebtedness, 2003-8.625% Indenture Indebtedness, 2009-5.0% Indenture Indebtedness and the related Permitted Indenture Refinancing Indebtedness, if any.
     “Information” has the meaning specified in Section 10.07.
     “Interest Payment Date” means the Automatic Debit Date of each calendar month.
     “Interest Period” means a period of approximately one month commencing on the first Business Day of each month and ending on the first Business Day of the following month.
     “Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s internal controls over financial reporting, in each case as described in the Securities Laws.
     “Inventory” has the meaning given such term in Section 9-102 of the UCC.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “IP Rights” has the meaning specified in Section 5.17.
     “IRS” means the United States Internal Revenue Service.
     “Joinder Agreement” means each Floorplan Joinder Agreement, substantially in the form of Exhibit H, executed and delivered by a Subsidiary or any other Person to the Administrative Agent and the Revolving Administrative Agent, for the benefit of the Secured Parties, pursuant to Section 6.14.
     “Landlord Waiver” means, as to any leasehold interest of a Loan Party, a landlord waiver and consent agreement executed by the landlord of such leasehold interest, in each case in form and substance satisfactory to the Administrative Agent.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable

20

administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan” means a New Vehicle Floorplan Loan or a Used Vehicle Floorplan Loan, as the context may require.
     “Loan Documents” means, collectively, this Agreement, each Note, each Payment Commitment, the Security Agreement, each Joinder Agreement, each other Security Instrument, each Guaranty, the Bank of America Letter, any Autoborrow Agreement and any agreement creating or perfecting rights in Cash Collateral or other credit support pursuant to the provisions of Section 2.20 of this Agreement.
     “Loan Parties” means, collectively, the Company, each New Vehicle Borrower, each Guarantor, each party executing the Security Agreement as a “Floorplan Subsidiary Grantor” and each Person (other than the Administrative Agent, the Revolving Administrative Agent, any Lender, any Silo Lender or any landlord executing a Landlord Waiver) executing any other Security Instrument.
     “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
     “Master Intercreditor Agreement” means that certain Master Intercreditor Agreement dated as of the date hereof among the Administrative Agent, the Revolving Administrative Agent and the Silo Lenders and acknowledged by the Company on behalf of itself and its Subsidiaries substantially in the form of Exhibit M, and the exhibits thereto, as such agreement may be supplemented from time to time by execution and delivery of joinder agreements thereto and revised exhibits in accordance with the terms thereof, and as otherwise supplemented, amended or modified from time to time.
     “Material Adverse Effect” means (a) a material adverse effect on (i) the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Borrowers, the

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Guarantors and the other Loan Parties, taken as a whole, to perform their respective obligations under any Loan Document to which any of them is a party (unless such Borrower, Guarantor or other Loan Party has repaid in full all of its respective Obligations and is no longer a Loan Party in accordance with the terms of this Agreement and the other Loan Documents) or (b) an adverse effect on the rights and remedies of the Administrative Agent, the Revolving Administrative Agent (in its capacity as collateral agent for the Secured Parties) or the Lenders under the Loan Documents.
     “Maturity Date” means August 15, 2012.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
     “Net Book Value” means, for any Vehicle, the net book value of such Vehicle as reflected on the books of the Company in accordance with GAAP, after netting out (without limitation) (i) the cost of payoff of any Lien (including any consumer Lien) on such Vehicle excluding the Lien of the Administrative Agent under the Loan Documents and (ii) reserves maintained in accordance with the Company’s internal accounting policies.
     “Net Cash Proceeds” means, with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of:
     (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over
     (ii) the sum of
     (A) (1) any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (including any new or used vehicle floorplan loans or any Permitted Real Estate Indebtedness required to be repaid in connection therewith), and (2) any net obligations of such Person under any Swap Contract that relates to such Indebtedness and is also required by the terms of such Swap Contract to be repaid,
     (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction, and
     (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant

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to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds.
     “New Vehicle” means a Vehicle which has never been owned except by a manufacturer, distributor or dealer and (except in the case of Service Loaner Vehicles) has never been registered, and (notwithstanding clause (c) of the definition of “Vehicle”) includes Rental Vehicles, Demonstrators and Service Loaner Vehicles, in each case whether or not held for sale.
     “New Vehicle Borrower” has the meaning specified in the introductory paragraph hereto; provided that, subject to Section 2.19(e), in no event shall a Foreign Person, an Unrestricted Subsidiary or a Silo Subsidiary be a “New Vehicle Borrower”.
     “New Vehicle Borrower Notice” has the meaning specified in Section 2.19(b).
     “New Vehicle Event of Default” has the meaning specified in Section 8.03.
     “New Vehicle Floorplan Borrowing” means a New Vehicle Floorplan Committed Borrowing or a New Vehicle Floorplan Swing Line Borrowing, as the context may require.
     “New Vehicle Floorplan Commitment” means, as to each Lender, its obligation to (a) make New Vehicle Floorplan Committed Loans to the New Vehicle Borrowers pursuant to Section 2.01, and (b) purchase participations in New Vehicle Floorplan Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “New Vehicle Floorplan Committed Borrowing” means a borrowing consisting of simultaneous New Vehicle Floorplan Committed Loans of the same Type made by each of the New Vehicle Floorplan Lenders pursuant to Section 2.01.
     “New Vehicle Floorplan Committed Loan” has the meaning specified in Section 2.01.
     “New Vehicle Floorplan Committed Loan Notice” means a notice of (a) a New Vehicle Floorplan Committed Borrowing, or (b) a conversion of New Vehicle Floorplan Committed Loans from one Type to the other, pursuant to Section 2.02, which, if in writing, shall be substantially in the form of Exhibit A-1.
     “New Vehicle Floorplan Facility” means the new vehicle floorplan facility described in Sections 2.01 through 2.05 providing for New Vehicle Floorplan Loans to the New Vehicle Borrowers by the New Vehicle Floorplan Lenders.
     “New Vehicle Floorplan Lender” means each Lender that has a New Vehicle Floorplan Commitment or, following termination of the New Vehicle Floorplan Commitments, has New Vehicle Floorplan Loans outstanding.

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     “New Vehicle Floorplan Loan” means an extension of credit by a New Vehicle Floorplan Lender to a New Vehicle Borrower under Article II in the form of a New Vehicle Floorplan Committed Loan or a New Vehicle Floorplan Swing Line Loan.
     “New Vehicle Floorplan Overdraft” has the meaning specified in Section 2.04.
     “New Vehicle Floorplan Swing Line” means the revolving credit facility made available by the New Vehicle Floorplan Swing Line Lender pursuant to Section 2.03.
     “New Vehicle Floorplan Swing Line Borrowing” means a borrowing of a New Vehicle Floorplan Swing Line Loan pursuant to Section 2.03.
     “New Vehicle Swing Line Lender” means Bank of America in its capacity as provider of New Vehicle Floorplan Swing Line Loans, or any successor new vehicle swing line lender hereunder.
     “New Vehicle Floorplan Swing Line Loan” has the meaning specified in Section 2.03(a).
     “New Vehicle Floorplan Swing Line Loan Notice” means a notice of a New Vehicle Floorplan Swing Line Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit B-1(a) in the case of a New Vehicle Floorplan Swing Line Borrowing and Exhibit B-1(b) in the case of a conversion of any New Vehicle Floorplan Swing Line Loan from one Type to the other.
     “New Vehicle Floorplan Swing Line Sublimit” means an amount equal to the lesser of (a) $35,000,000 and (b) the Aggregate New Vehicle Floorplan Commitments. The New Vehicle Floorplan Swing Line Sublimit is part of, and not in addition to, the Aggregate New Vehicle Floorplan Commitments.
     “Note” means a promissory note made by a Borrower or Borrowers, in favor of a Lender evidencing Loans made by such Lender to such Borrower or Borrowers, as applicable, substantially in the form of Exhibit C.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or

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organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Out of Balance” means, with respect to a New Vehicle Floorplan Loan, the outstanding balance thereof has not been paid in accordance with Section 2.11(a)(iii).
     “Outstanding Amount” means (i) with respect to New Vehicle Floorplan Committed Loans and New Vehicle Floorplan Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of New Vehicle Floorplan Commitment Loans and New Vehicle Floorplan Swing Line Loans, as the case may be, occurring on such date and (ii) with respect to Used Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments of repayments of Used Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Swing Line Loans, as the case may be, occurring on such date.
     “Participant” has the meaning specified in Section 10.06(d).
     “Payment Commitment” means a written agreement entered into between the New Vehicle Swing Line Lender and a vehicle manufacturer or distributor (and if required pursuant to the terms of the Payment Commitment, the applicable Borrower), providing for advances of the proceeds of New Vehicle Floorplan Swing Line Loans directly by the New Vehicle Swing Line Lender to such manufacturer or distributor in payment for the purchase of New Vehicles by the applicable New Vehicle Borrower.
     “Payoff Letter Commitment” means a written agreement entered into between the New Vehicle Swing Line Lender and a financial institution (and if required pursuant to the terms of the Payoff Letter Commitment, the applicable Borrower), which agreement is delivered in connection with the payoff of floorplan financing provided by such financial institution and provides for advances of the proceeds of New Vehicle Floorplan Swing Line Loans directly by the New Vehicle Swing Line Lender to such financial institution in order to pay for or refinance the purchase of New Vehicles by the applicable New Vehicle Borrower.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Act” shall mean the Pension Protection Act of 2006.
     “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

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     “Pension Plan” means any employee pension benefit plan (other than a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
     “Permitted Acquisition” means any Acquisition permitted by Section 7.12.
     “Permitted Disposition” means any Disposition permitted by Section 7.05.
     “Permitted Indenture Refinancing Indebtedness” means any refinancings, replacements, refundings, renewals or extensions of the 2002-4.25% Indenture Indebtedness, the 2003-8.625% Indenture Indebtedness, the 2009-5.0% Indenture Indebtedness or any Permitted Indenture Refinancing Indebtedness, provided, that (i) the amount of such Indebtedness is not increased at the time of such refinancing, replacement, refunding, renewal or extension (such refinancing, replacement, refunding, renewal or extension being referred to hereafter as the “Applicable Refinancing”) and (ii) such Indebtedness, after giving effect to the Applicable Refinancing, (A) is not secured by any property of the Company or any Subsidiary, (B) does not have any obligor or guarantor other than the obligors or guarantors of such Indebtedness prior to the Applicable Refinancing, (C) does not have a maturity, and does not require any principal payments (whether by scheduled installment, mandatory prepayment or redemption, or the exercise of any put right), earlier than two (2) years following the Maturity Date, and (D) has terms (including terms of maturity and amortization) that are typical for indebtedness of such type issued at such time and otherwise no more restrictive, or less advantageous to the Lenders, than the Loan Documents or are otherwise on terms satisfactory to the Administrative Agent, and (iii) after giving effect to the issuance of such Indebtedness, (A) no Event of Default shall have occurred and be continuing or would occur as a result thereof and (B) all other requirements set forth in Section 7.03(h), (i) or(j), as applicable, shall have been met.
     “Permitted Real Estate Indebtedness” means Indebtedness of the Company or a Subsidiary owing to non-Affiliated Persons secured solely by Liens on Permitted Real Estate Indebtedness Collateral so long as the amount of such Indebtedness (as measured for any specified real property parcel and improvements (if any) financed thereby) is no greater than eighty-five percent (85%) of the value of such parcel and improvements set forth in an appraisal thereof prepared by a member of the Appraisal Institute and an independent appraisal firm satisfactory to the Administrative Agent and commissioned in connection with such financing, a copy of which such appraisal has been provided to the Administrative Agent upon its request.
     “Permitted Real Estate Indebtedness Collateral” means, with respect to any particular Permitted Real Estate Indebtedness, the applicable real property used (at the time of the incurrence of such Permitted Real Estate Indebtedness) by a Subsidiary of the Company for the operation of a vehicle dealership or a business ancillary thereto, together with related real property rights, improvements, fixtures (other than trade fixtures), insurance payments, leases and rents related thereto and proceeds thereof.
     “Permitted Service Loaner Indebtedness” means Indebtedness incurred from time to time by any of the Company’s current or future Subsidiaries consisting of financing for service loaner vehicles for customers of such Subsidiary that are having their vehicles serviced by such

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Subsidiary (collectively, “Service Loaner Vehicles”), which financing is provided by the Floorplan Lenders, Silo Lenders, manufacturers or manufacturer affiliated finance companies (“Service Loaner Lenders”) to the Company or such Subsidiary, provided that (i) such indebtedness may be secured by a lien on certain assets of such Subsidiaries, but excluding real property and fixtures (other than trade fixtures), and (ii) (A) such Service Loaner Lender is a party to and bound by the Master Intercreditor Agreement or (B) so long as such financing applies only to Service Loaner Vehicles sold to such Subsidiary by the respective Service Loaner Lender, the Company has used commercially reasonable efforts to obtain an intercreditor agreement executed (in the case of such Indebtedness existing on the Closing Date) within 30 days of the Closing Date or such later date as determined by the Administrative Agent in its sole discretion, or (in all other cases) on or before the incurrence of such Indebtedness, which intercreditor agreement (x) is in form and substance reasonably satisfactory to the Administrative Agent, (y) acknowledges that such Indebtedness is secured solely by a Lien on said Service Loaner Vehicles so financed and the proceeds thereof and (z) does not conflict with or violate the terms of the Master Intercreditor Agreement.
     “Permitted Silo Guaranty” means, with respect to any Permitted Silo Indebtedness provided by any Silo Lender, the guaranty of such Indebtedness by (a) the Company or (b) any Subsidiary that operates one or more dealerships at which New Vehicle floorplan financing is provided by such Silo Lender.
     “Permitted Silo Indebtedness” means Indebtedness (including Permitted Silo Guaranties but excluding Indebtedness provided pursuant to the Floorplan Credit Agreement) incurred from time to time by any of the Company’s current or future Subsidiaries consisting of floorplan financing for New Vehicles or Used Vehicles provided by financial institutions or manufacturer-affiliated finance companies (“Silo Lenders”) to such Subsidiaries, provided that (i) with respect to financing of Used Vehicles, the proceeds of such financing are used for purchasing and carrying Used Vehicles, (ii) such indebtedness is secured by, in the case of Silo Lenders providing New Vehicle floorplan financing or New Vehicle and Used Vehicle floorplan financing, a lien on certain assets of such Subsidiaries (including New Vehicles and Used Vehicles financed (including related contracts-in-transit) and the proceeds thereof and certain general intangibles, but excluding real property and fixtures (other than trade fixtures), and (iii) such Silo Lender is a party to and bound by the Master Intercreditor Agreement; provided that, Permitted Silo Indebtedness provided by a Silo Lender may be cross-collateralized with other Permitted Silo Indebtedness provided by such Silo Lender.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (generally including a Pension Plan, but excluding a Multiemployer Plan and Multiple Employer Plan), maintained by the Company or, in the case of a Pension Plan, by an ERISA Affiliate, for employees of the Company or any ERISA Affiliate.
     “Platform” has the meaning specified in Section 6.02.

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     “Pro Forma Compliance” means, with respect to any event, that the Company and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.11 and the Used Vehicle Borrowing Base, as applicable, in each case calculated as if the event with respect to which Pro Forma Compliance is being tested had occurred on the first day of each relevant period with respect to which current compliance with such financial covenant and Used Vehicle Borrowing Base would be determined (for example, in the case of a financial covenant based on Consolidated EBITDA, as if such event had occurred on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 6.01(a) or (b)). Pro forma calculations made pursuant to this definition that require calculations of Consolidated EBITDA and Consolidated EBITDAR on a pro forma basis will be made in accordance with Section 1.04(a) and (b) respectively.
     “Pro Forma Used Vehicle Borrowing Base Certificate” means, with respect to any event, a duly completed Used Vehicle Borrowing Base Certificate demonstrating Pro Forma Compliance for such event.
     “Pro Forma Compliance Certificate” means, with respect to any event, a duly completed Compliance Certificate demonstrating Pro Forma Compliance for such event.
     “Register” has the meaning specified in Section 10.06(c).
     “Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed in the Securities Laws.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Removed Franchise” has the meaning specified in Section 2.19(e).
     “Rental Vehicle” means a New Vehicle less than two years old owned by a New Vehicle Borrower and purchased directly from a manufacturer as a New Vehicle and that is used as a service loaner vehicle or is periodically subject to a rental contract with customers of the New Vehicle Borrower for loaner or rental periods of up to thirty (30) consecutive days or is used by dealership personnel in connection with parts and service operations.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Request for Borrowing” means (a) with respect to a New Vehicle Floorplan Committed Borrowing, or conversion of a New Vehicle Floorplan Committed Loans, a New Vehicle Floorplan Committed Loan Notice, (b) with respect to a New Vehicle Floorplan Swing Line Loan, or conversion of New Vehicle Floorplan Swing Line Loans, a New Vehicle Floorplan Swing Line Loan Notice, (c) with respect to a Used Vehicle Floorplan Committed Borrowing, or conversion of Used Vehicle Floorplan Committed Loans, a Used Vehicle Floorplan Committed Loan Notice, and (d) with respect to a Used Vehicle Floorplan Swing Line Loan, or conversion

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of Used Vehicle Floorplan Swing Line Loans, a Used Vehicle Floorplan Swing Line Loan Notice.
     “Required Financial Information” has the meaning specified in the definition of “Restricted Subsidiary”.
     “Required Lenders” means, as of any date of determination, at least three (3) Lenders whose Applicable Percentages aggregate at least 66-2/3% of the Aggregate Commitments, provided that, (i) if there are three (3) Lenders on such date of determination, “Required Lenders” shall mean at least two (2) Lenders whose Applicable Percentages aggregate at least 66-2/3% of the Aggregate Commitments, (ii) if there is one (1) Lender on such date of determination, “Required Lenders” shall mean such Lender, (iii) if the commitment of each Lender under an Applicable Facility to make Loans have been terminated pursuant to Section 8.02 or 8.04, the Commitments under such Applicable Facility shall be calculated based on the Total New Vehicle Floorplan Outstandings or Total Used Vehicle Floorplan Outstandings (as the case may be) with respect to such Applicable Facility (with the aggregate amount of each Lender’s risk participation and funded participation in New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans, as applicable, being deemed “held” by such Lender for purposes of this definition), (iv) the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, and (v) in the event that at the time of such determination any New Vehicle Floorplan Overdraft is outstanding, each of (x) the Aggregate Commitments and the Total New Vehicle Floorplan Outstandings, and (y) the Commitment of or Total New Vehicle Floorplan Outstandings held by the New Vehicle Swing Line Lender (as the case may be), shall be deemed for purposes of this determination to be increased in the amount of such outstanding New Vehicle Floorplan Overdraft.
     “Required New Vehicle Floorplan Lenders” means, as of any date of determination, at least three (3) New Vehicle Floorplan Lenders whose Applicable New Vehicle Floorplan Percentages aggregate at least 66-2/3% of the Aggregate New Vehicle Floorplan Commitments, provided that, (i) if there are three (3) New Vehicle Floorplan Lenders on such date of determination, “Required New Vehicle Floorplan  Lenders” shall mean at least two (2) New Vehicle Floorplan Lenders whose Applicable New Vehicle Floorplan Percentages aggregate at least 66-2/3% of the Aggregate New Vehicle Floorplan Commitments, (ii) if there is one (1) New Vehicle Floorplan Lender on such date of determination, “Required New Vehicle Floorplan Lenders” shall mean such Lender, and (iii) if the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans has been terminated pursuant to Section 8.02, the New Vehicle Floorplan Commitments shall be calculated based on the Total New Vehicle Floorplan Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in New Vehicle Floorplan Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided further that the New Vehicle Floorplan Commitment of, and the portion of the Total New Vehicle Floorplan Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required New Vehicle Floorplan Lenders.
     “Required Revolving Lenders” has the meaning specified for the term “Required Lenders” in the Revolving Credit Agreement.

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     “Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Manufacturer” has the meaning specified in Section 2.01.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of the Company or any Subsidiary.
     “Restricted Subsidiary” means each direct or indirect Subsidiary of the Company that (i) has total assets (including Equity Interests in other Persons) of equal to or greater than $2500 (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated based on the Audited Financial Statements) (the “Required Financial Information”)), or (ii) has revenues (on a consolidated basis with its Subsidiaries) equal to or greater than $2500 for a period of four consecutive fiscal quarters (calculated for the most recent four fiscal quarter period for which the Administrative Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term “Restricted Subsidiaries” shall also include any Subsidiaries designated as “Restricted Subsidiaries” pursuant to the definition of “Unrestricted Subsidiaries”.
     “Revolving Administrative Agent” means, as applicable, Bank of America (in its capacity as the administrative agent under the Revolving Credit Agreement or any successor administrative agent under the Revolving Credit Agreement) serving as the collateral agent on behalf of the Secured Parties under the Loan Documents.
     “Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of the date hereof among the Company, the Revolving Administrative Agent and the Revolving Lenders, as amended, supplemented or otherwise modified from time to time.
     “Revolving Credit Facility” means the revolving credit facility described in the Revolving Credit Agreement providing for revolving loans to the Company by the Revolving Lenders.
     “Revolving Default” has the meaning specified for the term “Default” in the Revolving Credit Agreement.
     “Revolving Event of Default” has the meaning specified for the term “Event of Default” in the Revolving Credit Agreement.

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     “Revolving Facility Loan” means a loan by a Revolving Lender to the Company under the Revolving Credit Agreement.
     “Revolving Lender” means each lender that has a commitment under the Revolving Credit Facility or, following termination of such commitments, has Revolving Facility Loans outstanding.
     “Revolving Loan Documents” has the meaning specified for the term “Loan Documents” in the Revolving Credit Agreement.
     “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Secured Parties” means, collectively, with respect to each of the Security Instruments, the Revolving Administrative Agent (in its capacity as collateral agent under the Loan Documents), the Administrative Agent and the Lenders.
     “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
     “Security Agreement” means that certain Amended and Restated Security Agreement dated as of the Closing Date among the Company, each other Loan Party, certain other Subsidiaries, the Administrative Agent and the Revolving Administrative Agent, substantially in the form of Exhibit J attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14, and as otherwise supplemented, amended, or modified from time to time.
     “Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, any Joinder Agreement, the Master Intercreditor Agreement, any Landlord Waiver, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Company, any other Loan Party, or any other Person shall grant or convey to the Revolving Administrative Agent or the Administrative Agent, for the benefit of the Secured Parties, a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations and any other obligation under any Loan Document.
     “Service Loaner Lenders” has the meaning specified in the definition of “Permitted Service Loaner Indebtedness.”
     “Service Loaner Vehicles” has the meaning specified in the definition of “Permitted Service Loaner Indebtedness.”

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     “Silo Financing Commencement Date” has the meaning specified in Section 2.11(a)(iii)(C).
     “Silo Lenders” has the meaning specified in the definition of “Permitted Silo Indebtedness.”
     “Silo Subsidiaries” means, those Subsidiaries (other than Dual Subsidiaries) from time to time obligated pursuant to Permitted Silo Indebtedness as permitted pursuant to the terms of this Agreement, which such Subsidiaries as of the Closing Date are set forth on Schedule 1.01A. The Company may designate other Subsidiaries as Silo Subsidiaries from time to time in accordance with Sections 2.19(e) and 7.17.
     “Solvent” means, when used with respect to any Person, that at the time of determination:
     (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; and
     (b) it is then able and expects to be able to pay its debts as they mature; and
     (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
     “Specified Payments” means (i) Restricted Payments permitted by Section 7.06(e), and (ii) prepayments, redemptions, purchases, defeasance or other satisfaction of Indenture Indebtedness or Additional Indebtedness prior to the scheduled maturity thereof, as permitted by Section 7.15, in each case of clauses (i) and (ii) other than (x) repurchases of long-term Indebtedness solely with net cash proceeds of cash capital contributions made in exchange solely for Class A Common Stock of the Company (which common stock (1) does not include any warrants, options, put rights, preferred dividend or distribution rights, “maturity date” or similar cash pay components, or any other rights not typically associated with common stock and (2) is not convertible into any other security, obligation or instrument) and (y) refinancing of Indenture Indebtedness using the proceeds of Permitted Indenture Refinancing Indebtedness with respect thereto.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company and shall include, without limitation, the Unrestricted Subsidiaries.
     “Subsidiary Guarantors” means, collectively, all Subsidiaries executing a Subsidiary Guaranty on the Closing Date and other Subsidiaries that enter into a Joinder Agreement.

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     “Subsidiary Guaranty” means the Subsidiary Guaranty Agreement made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F as supplemented from time to time by execution and delivery of Joinder Agreements pursuant to Section 6.14 and as otherwise supplemented, amended, or modified from time to time.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Temporary Excess Cash” means cash proceeds received by the Company from the issuance of Additional Indebtedness permitted by Section 7.03(k) or Permitted Indenture Refinancing Indebtedness permitted by Section 7.03(h), (i) or (j), which cash (as set forth in a notice delivered by the Company to the Administrative Agent within five (5) Business Days of the Company’s receipt of such cash proceeds) is intended by the Company to be applied to the prepayment or purchase (whether by open market purchase or pursuant to a tender offer) of the

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Indenture Notes, but has not yet been so applied solely because the Company has not completed such prepayment, repurchase or refinancing, so long as such cash is so applied within 45 days of receipt thereof. To the extent and for so long as the cash proceeds described above are “Temporary Excess Cash”, the Indenture Notes intended to be repaid with the proceeds thereof shall be referred to herein as “Temporary Indebtedness”.
     “Temporary Indebtedness” has the meaning specified for such term in the definition of “Temporary Excess Cash”.
     “Threshold Amount” means $10,000,000.
     “Total New Vehicle Floorplan Outstandings” means the aggregate Outstanding Amount of all New Vehicle Floorplan Loans.
     “Total Outstandings” means the aggregate of the Total New Vehicle Floorplan Outstandings and Total Used Vehicle Floorplan Outstandings.
     “Total Used Vehicle Floorplan Outstandings” means the aggregate Outstanding Amount of all Used Vehicle Floorplan Loans.
     “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
     “UCC” means the Uniform Commercial Code then in effect in the state of North Carolina or, if the context so indicates, another applicable jurisdiction.
     “United States” and “U.S.” mean the United States of America.
     “Unrestricted Subsidiaries” means all Subsidiaries of the Company other than the Restricted Subsidiaries; provided that in no event shall the Unrestricted Subsidiaries as a whole have more than $100,000 in total assets or more than $100,000 in total revenues for a period of four consecutive fiscal quarters (in each case) calculated as of the most recent four fiscal quarter period for which the Administrative Agent has received the Required Financial Information; and if either such threshold is exceeded, the Company shall immediately designate one or more such Subsidiaries to be “Restricted Subsidiaries” and deliver to the Administrative Agent all documents specified in Section 6.14 for such Subsidiaries, so that after giving effect to such designation, the remaining Unrestricted Subsidiaries shall satisfy such requirements.
     “Used Vehicle” means a Vehicle other than a New Vehicle.
     “Used Vehicle Borrowing Base” means, as of any date of calculation, 75% of the Net Book Value of Eligible Used Vehicle Inventory.
     “Used Vehicle Borrowing Base Certificate” means a certificate by a Responsible Officer of the Company, substantially in the form of Exhibit I (or another form acceptable to the Administrative Agent) setting forth the calculation of the Used Vehicle Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of the Used Vehicle Borrowing Base

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in connection with the preparation of any Used Vehicle Borrowing Base Certificate shall originally be made by the Company and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement.
     “Used Vehicle Event of Default” has the meaning specified in Section 8.01.
     “Used Vehicle Floorplan Borrowing” means a Used Vehicle Floorplan Committed Borrowing or a Used Vehicle Floorplan Swing Line Borrowing, as the context may require.
     “Used Vehicle Floorplan Commitment” means, as to each Lender, its obligation to (a) make Used Vehicle Floorplan Committed Loans to the Company pursuant to Section 2.06, and (b) purchase participations in Used Vehicle Floorplan Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Used Vehicle Floorplan Committed Borrowing” means a borrowing consisting of simultaneous Used Vehicle Floorplan Committed Loans of the same Type made by each of the Used Vehicle Floorplan Lenders pursuant to Section 2.06.
     “Used Vehicle Floorplan Committed Loan” has the meaning specified in Section 2.06.
     “Used Vehicle Floorplan Committed Loan Notice” means a notice of (a) a Used Vehicle Floorplan Committed Borrowing, or (b) a conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, pursuant to Section 2.07(a), which, if in writing, shall be substantially in the form of Exhibit A-2.
     “Used Vehicle Floorplan Facility” means the used vehicle floorplan facility described in Sections 2.06 through 2.08 providing for Used Vehicle Floorplan Loans to the Company by the Used Vehicle Floorplan Lenders.
     “Used Vehicle Floorplan Loan” means an extension of credit by a Used Vehicle Floorplan Lender to the Company under Article II in the form of a Used Vehicle Floorplan Committed Loan or a Used Vehicle Floorplan Swing Line Loan.
     “Used Vehicle Floorplan Lender” means each Lender that has a Used Vehicle Floorplan Commitment or, following termination of the Used Vehicle Floorplan Commitments, has Used Vehicle Floorplan Loans outstanding.
     “Used Vehicle Floorplan Swing Line” means the revolving credit facility made available by the Used Vehicle Floorplan Swing Line Lender pursuant to Section 2.08.
     “Used Vehicle Floorplan Swing Line Borrowing” means a borrowing of a Used Vehicle Floorplan Swing Line Loan pursuant to Section 2.08.

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     “Used Vehicle Swing Line Lender” means Bank of America in its capacity as provider of Used Vehicle Floorplan Swing Line Loans, or any successor used vehicle swing line lender hereunder.
     “Used Vehicle Floorplan Swing Line Loan” has the meaning specified in Section 2.08(a).
     “Used Vehicle Floorplan Swing Line Loan Notice” means a notice of a Used Vehicle Floorplan Swing Line Borrowing pursuant to Section 2.08(b), which, if in writing, shall be substantially in the form of Exhibit B-2.
     “Used Vehicle Floorplan Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Used Vehicle Floorplan Commitments. The Used Vehicle Floorplan Swing Line Sublimit is part of, and not in addition to, the Aggregate Used Vehicle Floorplan Commitments.
     “Vehicle” means an automobile or truck with a gross vehicle weight of less than 16,000 pounds which satisfies the following requirements: (a) the vehicle is owned by a Grantor free of any title defects or any liens or interests of others except (i) the security interest in favor of the Revolving Administrative Agent for the benefit of the Secured Parties, (ii) the security interest in favor of the Revolving Administrative Agent for the benefit of the Secured Parties (as defined in the Revolving Credit Agreement), (iii) the security interests subject to the Master Intercreditor Agreement and (iv) other Liens to which the Administrative Agent consents in writing in its sole discretion; (b) except as set forth in Section 6.13, the vehicle is located at one of the locations identified in Schedule 6.13; (c) the vehicle is held for sale in the ordinary course of a Grantor’s business and is of good and merchantable quality; and (d) the vehicle is not a commercial truck designated as Class 4 or above by the U.S. Department of Transportation, Federal Highway Administration.
     “Vehicle Title Documentation” has the meaning specified in Section 6.05.
     “Within Line Limitation” means,
     (a) with respect to any New Vehicle Borrower, any dealer location and any specific vehicle manufacturer or distributor, as applicable, limitations on the amount of New Vehicle Floorplan Loans that may be advanced to such manufacturer or distributor with respect to New Vehicles purchased or to be purchased by such New Vehicle Borrower for such dealer location, or
     (b) with respect to any New Vehicle Borrower, any dealer location and any specific vehicle manufacturer or distributor, as applicable, and Demonstrators, Rental Vehicles and Fleet Vehicles, limitations on the amount of New Vehicle Floorplan Loans that may be advanced to such manufacturer or distributor with respect to Demonstrators, Rental Vehicles and Fleet Vehicles purchased or to be purchased by such New Vehicle Borrower for such dealer location, which limitations (in each case) are agreed to from time to time by the New Vehicle Swing Line Lender and such distributor or manufacturer from time to time.

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     “2002 Indenture” means the Subordinated Indenture dated as of May 7, 2002 between the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture dated as of May 7, 2002 among the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee and the Second Supplemental Indenture dated as of November 23, 2005 among the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee.
     “2002-4.25% Indenture Indebtedness” means, collectively or individually, as the context may require, Indebtedness of the Company or any of its Subsidiaries outstanding under the 2002 Indenture (as supplemented only by the Second Supplemental Indenture dated as of November 23, 2005 among the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee) and any 2002-4.25% Indenture Notes.
     “2002-4.25% Indenture Notes” means the 4.25% Convertible Senior Subordinated Notes due November 30, 2015 in an aggregate outstanding principal amount of no more than $17,500,000, issued under the 2002 Indenture (as supplemented only by the Second Supplemental Indenture dated as of November 23, 2005 among the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee, and without giving effect to any subsequent amendment, modification or supplement).
     “2003-8.625% Indenture” means the Indenture dated as of August 12, 2003 between the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee.
     “2003-8.625% Indenture Indebtedness” means, collectively or individually, as the context may require, Indebtedness of the Company or any of its Subsidiaries incurred or outstanding under the 2003-8.625% Indenture and any 2003-8.625% Indenture Notes.
     “2003-8.625% Indenture Notes” means (i) the 8.625% Senior Notes due 2013 issued by the Company in (i) an initial aggregate principal amount of $200,000,000 and (ii) an additional principal amount of $75,000,000, in each case issued under the 2003-8.625% Indenture.
     “2009-5.0% Indenture” means the Indenture dated as of September 23, 2009 between the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee.
     “2009-5.0% Indenture Indebtedness” means, collectively or individually, as the context may require, Indebtedness of the Company or any of its Subsidiaries incurred or outstanding under the 2009-5.0% Indenture and the 2009-5.0% Indenture Notes.
     “2009-5.0% Indenture Notes” means (i) the 5.0% Convertible Senior Notes due 2029 issued by the Company pursuant to the First Supplemental Indenture to the 2009-5.0% Indenture in an aggregate principal amount not to exceed $172,500,000.
     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the

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corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document); provided that, any reference to a defined term in any such agreement, instrument or other document (including the Revolving Credit Agreement) which has been terminated shall have the meaning set forth in such document immediately prior to such termination, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     1.03 Accounting Terms.
     (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided that, all calculations of financial covenants shall reflect the results of both continuing operations and discontinued operations of the Company and its Subsidiaries, and in the event of any such discontinued operations, the Company shall provide subtotals for each of “continuing operations”, “discontinued operations” and “consolidated operations”. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall (x) be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (y) include any indebtedness that

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would otherwise be deemed to be equity solely because of the effect of FASB 14-1. In connection with the Company’s delivery of financial statements hereunder, the Company shall deliver a reconciliation of the calculations of the financial covenants before and after giving effect to the adjustments from FASB 14-1, FASB ASC 825 and FASB ASC 470-20 described in this Agreement.
     (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     (c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
     (d) Calculation of Consolidated EBITDA. Consolidated EBITDA shall be calculated for any period by including the actual amount for such period, including the Consolidated EBITDA attributable to Acquisitions permitted hereunder and occurring during such period and (to the extent otherwise included in Consolidated Net Income) excluding the Consolidated EBITDA attributable to Permitted Dispositions of assets occurring during such period on a pro forma basis for the period from the first day of the applicable period through the date of the closing of each such permitted Acquisition or Permitted Disposition, utilizing (a) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Company’s reasonable judgment or (b) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by the Company, broken down in the Company’s reasonable judgment; provided, however, that any such pro forma adjustment of Consolidated EBITDA shall not result in an increase of more than 10% of Consolidated EBITDA prior to such adjustment, unless the Company provides to the Administrative Agent (y) the supporting calculations for such adjustment and (z) such other information as the Administrative Agent may reasonably request to determine the accuracy of such calculations.
     (e) Calculation of Consolidated EBITDAR and Consolidated Fixed Charges. Consolidated EBITDAR shall be calculated for any period by including the actual amount for such period, including the Consolidated EBITDAR attributable to Acquisitions permitted hereunder and occurring during such period and (to the extent otherwise included in Consolidated

39

Net Income) excluding the Consolidated EBITDAR attributable to Permitted Dispositions of assets occurring during such period on a pro forma basis for the period from the first day of the applicable period through the date of the closing of each such permitted Acquisition or Permitted Disposition, utilizing (i) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Company’s reasonable judgment or (ii) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by the Company, broken down in the Company’s reasonable judgment; provided, however, that (x) any such pro forma adjustment of Consolidated EBITDAR shall reflect the Company’s and the Subsidiaries’ pro forma rental payments related to the assets acquired in any applicable Acquisition (and shall not reflect any rental expense payments of the applicable seller), (y) any such pro forma adjustment of Consolidated EBITDAR shall not result in an increase of more than 10% of Consolidated EBITDAR prior to such adjustment, unless the Company provides to the Administrative Agent (A) the supporting calculations for such adjustment and (B) such other information as the Administrative Agent may reasonably request to determine the accuracy of such calculations, and (z) for purposes of determining “Consolidated Fixed Charges” for any period, the Consolidated Interest Expense, Consolidated Principal Payments and Consolidated Rental Expenses attributable to such Permitted Dispositions during such period may, at the option of the Company, be excluded therefrom.
     1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01 New Vehicle Floorplan Committed Loans. Subject to the terms and conditions set forth herein, each New Vehicle Floorplan Lender severally agrees to make loans (each such loan, a “New Vehicle Floorplan Committed Loan”) to the New Vehicle Borrowers, jointly or severally, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s New Vehicle Floorplan Commitment; provided, however, that after giving effect to any New Vehicle Floorplan Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total New Vehicle Floorplan Outstandings shall not exceed the Aggregate New Vehicle Floorplan Commitments, (iii) the aggregate Outstanding Amount of the New Vehicle Floorplan Committed Loans of any New Vehicle Floorplan Lender, plus such Lender’s Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s New Vehicle Floorplan Commitment, and (iv) on a per New Vehicle basis, such Loan shall not exceed 100% of the original invoice price (including freight charges) of each New Vehicle financed, provided,

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further, that the proceeds of New Vehicle Floorplan Committed Loans shall only be used to pay the purchase price of New Vehicles, including the refinancing of New Vehicle Floorplan Swing Line Loans or other New Vehicle Floorplan Loans utilized for such purpose (but not including New Vehicles manufactured by a manufacturer set forth on Schedule 2.01B (a “Restricted Manufacturer”). Within the limits of each New Vehicle Floorplan Lender’s New Vehicle Floorplan Commitment, and subject to the other terms and conditions hereof, the New Vehicle Borrowers may borrow under this Section 2.01, prepay under Section 2.09, and reborrow under this Section 2.01. New Vehicle Floorplan Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     2.02 Borrowings, Conversions and Continuations of New Vehicle Floorplan Committed Loans.
     (a) Each New Vehicle Floorplan Committed Borrowing and each conversion of New Vehicle Floorplan Committed Loans from one Type to the other shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any New Vehicle Floorplan Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed Loans to Eurodollar Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written New Vehicle Floorplan Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each New Vehicle Floorplan Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a New Vehicle Floorplan Committed Borrowing, a conversion of New Vehicle Floorplan Committed Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of New Vehicle Floorplan Committed Loans to be borrowed or converted, (iv) the Type of New Vehicle Floorplan Committed Loans to be borrowed or to which existing New Vehicle Floorplan Committed Loans are to be converted, (v) the applicable New Vehicle Borrower, and (vi) (in the case of a Committed Borrowing) the make, model, and vehicle identification number of each New Vehicle to be financed thereby. If the Company fails to provide a timely New Vehicle Floorplan Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall continue as Eurodollar Rate Loans. If the Company fails to specify a Type of New Vehicle Floorplan Committed Loan in a New Vehicle Floorplan Committed Loan Notice then the applicable New Vehicle Floorplan Committed Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.
     (b) Following receipt of a New Vehicle Floorplan Committed Loan Notice, the Administrative Agent shall promptly notify each New Vehicle Floorplan Lender of the amount of its Applicable New Vehicle Floorplan Percentage of the applicable New Vehicle Floorplan Committed Loans. Each such Lender shall make the amount of its New Vehicle Floorplan Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable New Vehicle Floorplan Committed Loan Notice. Upon satisfaction of the applicable

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conditions set forth in Section 4.02 (and, if such Borrowing is an initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or other applicable New Vehicle Borrower in like funds as received by the Administrative Agent by crediting the account of such Borrower on the books of Bank of America with the amount of such funds.
     (c) The Administrative Agent shall promptly notify the Company and the New Vehicle Floorplan Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the New Vehicle Floorplan Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     2.03 New Vehicle Floorplan Swing Line Loan.
     (a) The New Vehicle Floorplan Swing Line. Subject to the terms and conditions set forth herein, the New Vehicle Swing Line Lender may, in its sole discretion and in reliance upon the agreements of the other New Vehicle Floorplan Lenders set forth in this Section 2.03, make loans (each such loan, a “New Vehicle Floorplan Swing Line Loan”) to the New Vehicle Borrowers, jointly and severally, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the New Vehicle Floorplan Swing Line Sublimit, notwithstanding the fact that such New Vehicle Floorplan Swing Line Loans, when aggregated with the Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of New Vehicle Floorplan Committed Loans of the Lender acting as New Vehicle Swing Line Lender, may exceed the amount of such Lender’s New Vehicle Floorplan Commitment; provided, however, that after giving effect to any New Vehicle Floorplan Swing Line Loan, (i) subject to Section 2.04, the Total Outstandings shall not exceed the Aggregate Commitments, (ii) subject to Section 2.04, the Total New Vehicle Floorplan Outstandings shall not exceed the Aggregate New Vehicle Floorplan Commitments, (iii) subject to Section 2.04, the aggregate Outstanding Amount of the New Vehicle Floorplan Committed Loans of any New Vehicle Floorplan Lender, plus such Lender’s Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s New Vehicle Floorplan Commitment, and (iv) such Loan, together with the aggregate Outstanding Amount of all other New Vehicle Floorplan Swing Line Loans made on or prior to such date shall not exceed any applicable Within Line Limitation unless otherwise consented to by the New Vehicle Swing Line Lender in its sole discretion; and provided, further, that the proceeds of New Vehicle Floorplan Swing Line Loans shall only be used (x) to honor New Vehicle Floorplan drafts presented by the applicable vehicle manufacturer or distributor to the New Vehicle Swing Line Lender pursuant to Payment Commitments, (y) to honor New Vehicle Floorplan drafts presented by the applicable financial institution to the New Vehicle Swing Line Lender pursuant to Payoff Letter Commitments or (z) otherwise to pay the purchase price of New Vehicles (but not including in each case of clauses (x), (y) and (z), New Vehicles manufactured by a Restricted Manufacturer). Within the foregoing limits, and subject to the other terms and conditions hereof, the New Vehicle Borrowers, may borrow under this Section 2.03, prepay under Section 2.09, and reborrow under this Section 2.03. Each New Vehicle Floorplan Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan. Except as otherwise provided with respect to New Vehicle Floorplan

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Overdrafts, immediately upon the making of a New Vehicle Floorplan Swing Line Loan, each New Vehicle Floorplan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the New Vehicle Floorplan Swing Line Lender a risk participation in such New Vehicle Floorplan Swing Line Loan in an amount equal to the product of such Lender’s Applicable New Vehicle Floorplan Percentage times the amount of such New Vehicle Floorplan Swing Line Loan.
     (b) Payment Commitments and Payoff Letter Commitments.
     (i) The New Vehicle Swing Line Lender is authorized to make New Vehicle Floorplan Swing Line Loans for the account of the New Vehicle Borrowers directly to certain individual manufacturers or distributors that provide New Vehicles to the New Vehicle Borrowers, in accordance with the terms and conditions of the respective Payment Commitment agreed to between the New Vehicle Swing Line Lender and each such manufacturer or distributor, and without any further notice as otherwise required in this Section. Each New Vehicle Swing Line Loan made pursuant to a Payment Commitment shall be a Eurodollar Rate Loan at the time of such Borrowing, but may be converted to a Base Rate Loan in accordance with the terms of this Agreement. The New Vehicle Borrowers shall be and remain jointly and severally liable to the New Vehicle Swing Line Lender, or the New Vehicle Floorplan Lenders, as applicable, for all payments made to a manufacturer or distributor pursuant to a Payment Commitment.
     (ii) The New Vehicle Swing Line Lender is authorized to make New Vehicle Floorplan Swing Line Loans for the account of the New Vehicle Borrowers directly to certain individual financial institutions that financed New Vehicles for the New Vehicle Borrowers, in accordance with the terms and conditions of the respective Payoff Letter Commitment agreed to between the New Vehicle Swing Line Lender and each such financial institution, and without any further notice as otherwise required in this Section. Each New Vehicle Swing Line Loan made pursuant to a Payoff Letter Commitment shall be a Eurodollar Rate Loan at the time of such Borrowing, but may be converted to a Base Rate Loan in accordance with the terms of this Agreement. The New Vehicle Borrowers shall be and remain jointly and severally liable to the New Vehicle Swing Line Lender, or the New Vehicle Floorplan Lenders, as applicable, for all payments made to a financial institution pursuant to a Payoff Letter Commitment.
     (c) Borrowing Procedures. Each New Vehicle Floorplan Swing Line Borrowing and each conversion of New Vehicle Floorplan Swing Line Loans from one Type to the other shall be made pursuant to (i) a Payment Commitment, (ii) a Payoff Letter Commitment, (iii) upon the Company’s irrevocable notice to the New Vehicle Floorplan Swing Line Lender by delivery of a written New Vehicle Swing Line Loan Notice, appropriately completed and signed (in the case of a Borrowing) by an authorized representative of the applicable New Vehicle Borrower and (in the case of a conversion) by a Responsible Officer, or (iv) in the case of a dealer trade, pursuant to the Floorplan On-line System in accordance with practices agreed to from time to time between the New Vehicle Swing Line Lender and the applicable New Vehicle Borrower. Each such notice from the Company must be received by the New Vehicle Floorplan Swing Line Lender not later than 1:00 p.m. on the Business Day of the requested borrowing date or date of conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate

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Loans to Eurodollar Rate Loans, and in each case shall specify (i) the amount to be borrowed, (ii) the requested borrowing date, which shall be a Business Day, (iii) the Type of New Vehicle Floorplan Swing Line Loan to be borrowed or to which existing New Vehicle Floorplan Swing Line Loans are to be converted, (iv) the applicable New Vehicle Borrower and (v) the applicable New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)). The New Vehicle Floorplan Swing Line Lender will, not later than 6:00 p.m. on the borrowing date specified in such New Vehicle Floorplan Swing Line Loan Notice, make the amount of its New Vehicle Floorplan Swing Line Loan available directly to the manufacturer or distributor pursuant to a Payment Commitment, to the financial institution pursuant to a Payoff Letter Commitment or to the applicable New Vehicle Borrower at the New Vehicle Floorplan Swing Line Lender’s office by crediting the account of such Borrower on the books of the New Vehicle Floorplan Swing Line Lender. If the Company fails to provide a timely New Vehicle Floorplan Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall continue as Eurodollar Rate Loans. If the Company fails to specify a Type of New Vehicle Floorplan Swing Line Loan in a New Vehicle Floorplan Swing Line Loan Notice or if a Payment Commitment or Payoff Letter Commitment fails to specify a Type of New Vehicle Swing Line Loan, then the applicable New Vehicle Floorplan Swing Line Loan shall, subject to Article III, be made as a Eurodollar Rate Loan.
     (d) Authorization. Each New Vehicle Borrower authorizes the New Vehicle Swing Line Lender (and each New Vehicle Floorplan Lender consents to such authorization) to enter into, modify or terminate Payment Commitments and Payoff Letter Commitments (in each case, in the New Vehicle Swing Line Lender’s discretion) and to advise each manufacturer or distributor or financial institution, as the case may be, that provides New Vehicles to such New Vehicle Borrower of any change or termination which may occur with respect to the New Vehicle Floorplan Swing Line. The New Vehicle Swing Line Lender will promptly notify the Company of any such modification or termination.
     (e) Refinancing of New Vehicle Floorplan Swing Line Loans.
     (i) The New Vehicle Swing Line Lender at any time in its sole discretion may request, on behalf of the New Vehicle Borrowers (which hereby irrevocably authorizes the New Vehicle Swing Line Lender to so request on its behalf), that each New Vehicle Floorplan Lender make a Eurodollar Rate Committed Loan in an amount equal to such Lender’s Applicable New Vehicle Floorplan Percentage of the amount of New Vehicle Floorplan Swing Line Loans then outstanding (including, subject to Section 2.04(b)(iv), any New Vehicle Floorplan Overdrafts); provided that the New Vehicle Swing Line Lender intends to request each New Vehicle Floorplan Lender to make such Eurodollar Rate Committed Loans no less frequently than once in any given calendar month. Such request shall be made in writing (which written request shall be deemed to be a New Vehicle Floorplan Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate New Vehicle Floorplan Commitments and the conditions set forth in Section 4.02. The New Vehicle Floorplan Swing Line Lender shall furnish the Company with a copy of the applicable New Vehicle Floorplan Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each New Vehicle

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Floorplan Lender shall make an amount equal to its Applicable New Vehicle Floorplan Percentage of the amount specified in such New Vehicle Floorplan Committed Loan Notice available (including for this purpose Cash Collateral and other credit support made available with respect to the applicable New Vehicle Floorplan Swing Line Loan) to the Administrative Agent in immediately available funds for the account of the New Vehicle Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such New Vehicle Floorplan Committed Loan Notice, whereupon, subject to Section 2.09(b)(iv), each New Vehicle Floorplan Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the New Vehicle Swing Line Lender.
     (ii) If for any reason any New Vehicle Floorplan Swing Line Loan (other than a New Vehicle Floorplan Overdraft) cannot be refinanced by such a New Vehicle Floorplan Committed Borrowing in accordance with Section 2.03(c)(i), the request for Eurodollar Rate New Vehicle Floorplan Committed Loans submitted by the New Vehicle Swing Line Lender as set forth herein shall be deemed to be a request by the New Vehicle Swing Line Lender that each of the New Vehicle Floorplan Lenders fund its risk participation in the relevant New Vehicle Floorplan Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the New Vehicle Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.
     (iii) If any New Vehicle Floorplan Lender fails to make available to the Administrative Agent for the account of the New Vehicle Swing Line Lender any amount required to be paid by such New Vehicle Floorplan Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the New Vehicle Swing Line Lender shall be entitled to recover from such New Vehicle Floorplan Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the New Vehicle Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the New Vehicle Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the New Vehicle Swing Line Lender submitted to any New Vehicle Floorplan Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
     (iv) Each New Vehicle Floorplan Lender’s obligation to make New Vehicle Floorplan Committed Loans or to purchase and fund risk participations in New Vehicle Floorplan Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such New Vehicle Floorplan Lender may have against the New Vehicle Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each New Vehicle Floorplan Lender’s obligation to make New Vehicle Floorplan Committed Loans pursuant to this Section 2.03(c) is subject to the

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conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the New Vehicle Borrowers (jointly and severally) to repay New Vehicle Floorplan Swing Line Loans, together with interest as provided herein.
     (f) Repayment of Participations.
     (i) At any time after any New Vehicle Floorplan Lender has purchased and funded a risk participation in a New Vehicle Floorplan Swing Line Loan, if the New Vehicle Swing Line Lender receives any payment on account of such New Vehicle Floorplan Swing Line Loan, the New Vehicle Swing Line Lender will distribute to such Lender its Applicable New Vehicle Floorplan Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the New Vehicle Swing Line Lender.
     (ii) If any payment received by the New Vehicle Swing Line Lender in respect of principal or interest on any New Vehicle Floorplan Swing Line Loan (other than a New Vehicle Floorplan Overdraft) is required to be returned by the New Vehicle Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the New Vehicle Swing Line Lender in its discretion), each New Vehicle Floorplan Lender shall pay to the New Vehicle Swing Line Lender its Applicable New Vehicle Floorplan Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the New Vehicle Swing Line Lender. The obligations of the New Vehicle Floorplan Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (g) Interest for Account of New Vehicle Floorplan Swing Line Lender. The New Vehicle Swing Line Lender shall be responsible for invoicing the New Vehicle Borrowers for interest on the New Vehicle Floorplan Swing Line Loans. Until each New Vehicle Floorplan Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.03 to refinance such Lender’s Applicable New Vehicle Floorplan Percentage of any New Vehicle Floorplan Swing Line Loan, interest in respect of such Applicable New Vehicle Floorplan Percentage shall be solely for the account of the New Vehicle Swing Line Lender.
     (h) Payments Directly to New Vehicle Floorplan Swing Line Lender. Each New Vehicle Borrower shall make all payments of principal and interest in respect of the New Vehicle Floorplan Swing Line Loans directly to the New Vehicle Swing Line Lender.
     2.04 New Vehicle Floorplan Overdrafts. Notwithstanding the foregoing provisions of Sections 2.01, 2.02 and 2.03,
     (a) if the New Vehicle Swing Line Lender has (acting in its discretion), according to the terms hereof, taken action to suspend or terminate Payment Commitments and/or Payoff

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Letter Commitments and such Payment Commitments and/or Payoff Letter Commitments, as the case may be, have in fact been suspended or terminated in accordance with their respective terms, then the New Vehicle Swing Line Lender shall not fund any draft with respect to such Payment Commitments and/or Payoff Letter Commitments;
     (b) if on any day the conditions precedent set forth in Section 4.03 have been satisfied and a draft with respect to a Payment Commitment or a Payoff Letter Commitment is presented for payment, the payment of which would cause (i) (A) the Outstanding Amount of all New Vehicle Floorplan Committed Loans, plus (B) the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans, plus (C) the aggregate principal amount of all Requests for Borrowings of New Vehicle Floorplan Loans outstanding as of such day to exceed the Aggregate New Vehicle Floorplan Commitments as of such day or (ii) the Outstanding Amount of New Vehicle Floorplan Swing Line Loans to exceed the New Vehicle Floorplan Swing Line Sublimit, then, in such event:
     (i) the Company or any New Vehicle Borrower may either immediately reduce any pending Requests for Borrowing (if any) of a New Vehicle Floorplan Committed Loan or make a payment of principal on New Vehicle Floorplan Committed Loans and/or New Vehicle Floorplan Swing Line Loans in an amount which would prevent the aggregate amounts described in (A), (B) and (C) above from exceeding the Aggregate New Vehicle Floorplan Commitments; or
     (ii) the Company may request an increase in the Aggregate New Vehicle Floorplan Commitments pursuant to Section 2.18, and such Payment Commitment or Payoff Letter Commitment shall be funded to the extent of such increase in accordance with said Section; or
     (iii) regardless of whether the conditions of Section 4.02 have otherwise been met, the New Vehicle Swing Line Lender may in its sole and absolute discretion, but shall not be obligated to, fund the payment due under such Payment Commitment or Payoff Letter Commitment in whole or in part (the amount of any such funding made by the New Vehicle Swing Line Lender, the “New Vehicle Floorplan Overdraft”). Nothing in this Agreement shall be construed as a commitment by or as requiring the New Vehicle Swing Line Lender to fund any such New Vehicle Floorplan Overdraft. The New Vehicle Floorplan Lenders shall not be obligated to purchase any portion of or any participation in any such New Vehicle Floorplan Overdraft; or
     (iv) if such New Vehicle Swing Line Loan would not cause the aggregate amounts described in (A), (B) and (C) above to exceed the Aggregate New Vehicle Floorplan Commitments, the New Vehicle Swing Line Lender may in its sole and absolute discretion, but shall not be obligated to, fund the payment due under such Payment Commitment or Payoff Letter Commitment in whole or in part, notwithstanding that such Loan would cause the Outstanding Amount of New Vehicle Floorplan Swing Line Loans to exceed the New Vehicle Floorplan Swing Line Sublimit (and the amount of any such funding made by the New Vehicle Swing Line Lender shall not be deemed to be a New Vehicle Floorplan Overdraft); provided that, within five (5) Business Days after funding such payment, the New Vehicle Swing Line Lender shall make a demand

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upon the Company that the Borrowers immediately repay such New Vehicle Floorplan Swing Line Loans to the extent that the Outstanding Amount of New Vehicle Floorplan Swing Line Loans exceeds the New Vehicle Floorplan Swing Line Sublimit.
     2.05 Electronic Processing. Unless otherwise agreed to by the Administrative Agent and the New Vehicle Swing Line Lender in their respective sole discretion, the New Vehicle Borrowers must request New Vehicle Floorplan Loans electronically by access to the Administrative Agent’s web based floorplan on-line system (“Floorplan On-line System”) in accordance with and subject to the terms and conditions established between the Administrative Agent, the New Vehicle Swing Line Lender and the Company from time to time. Unless otherwise agreed to by the Administrative Agent and the New Vehicle Swing Line Lender in their respective sole discretion, in connection with the New Vehicle Floorplan Facility, (i) interest due pursuant to Section 2.12 shall be automatically debited on the Automatic Debit Date of each month from the applicable New Vehicle Borrower’s account with Bank of America pursuant to on-line procedures established and agreed to from time to time between such New Vehicle Borrower, the Administrative Agent and the New Vehicle Swing Line Lender (“On-Line Procedures”), (ii) curtailments and other payments due pursuant to Section 2.11(a) must be made in immediately available funds on the due date thereof pursuant to On-Line Procedures, (iii) fees due pursuant to Section 2.13 must be made in immediately available funds on the due date thereof pursuant to On-Line Procedures and (iv) any other amounts otherwise due in respect of each New Vehicle must be made in immediately available funds on the due date thereof pursuant to On-Line Procedures, including without limitation, automatic debits to cure Out of Balance conditions pursuant to Section 8.04; provided that, such payments due as a result of a Dealership Sale, a Removed Franchise, or a termination of New Vehicle Floorplan Commitments in accordance with Section 2.10, may be made via wire transfer of immediately available funds. The New Vehicle Borrowers have requested access to the Floorplan On-line System to retrieve monthly bills, to permit the New Vehicle Borrowers to access certain account information relating to the New Vehicle Floorplan Loans and to facilitate the making of any payments on the New Vehicle Floorplan Loans by authorizing the Administrative Agent and the New Vehicle Swing Line Lender to debit any one or more of the New Vehicle Borrowers’ deposit accounts with the Administrative Agent or the New Vehicle Swing Line Lender. In consideration for the Administrative Agent’s and the New Vehicle Swing Line Lender’s granting to the New Vehicle Borrowers access to the Floorplan On-line System to view loan account information and make payments, the New Vehicle Borrowers acknowledge responsibility for the security of such New Vehicle Borrowers’ passwords and other information necessary for access to Floorplan On-line System, and the Company and each New Vehicle Borrower fully, finally, and forever releases and discharges the Administrative Agent, the New Vehicle Swing Line Lender and their employees, agents, and representatives from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity that the Company or any New Vehicle Borrower may now or hereafter have, in any way relating to the Company or any New Vehicle’s Borrower’s access to, or use of, the Floorplan On-line System, other than those arising out of the gross negligence, bad faith or willful misconduct of the Administrative Agent or the New Vehicle Swing Line Lender.
     2.06 Used Vehicle Floorplan Committed Loans. Subject to the terms and conditions set forth herein, each Used Vehicle Floorplan Lender severally agrees to make loans (each such loan, a “Used Vehicle Floorplan Committed Loan”) to the Company from time to time, on any

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Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment; provided, however, that after giving effect to any Used Vehicle Floorplan Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Used Vehicle Floorplan Outstandings shall not exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments and the Used Vehicle Borrowing Base, and (iii) the aggregate Outstanding Amount of the Used Vehicle Floorplan Committed Loans of any Used Vehicle Floorplan Lender, plus such Lender’s Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s Used Vehicle Floorplan Commitment. Within the limits of each Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.06, prepay under Section 2.09, and reborrow under this Section 2.06. Used Vehicle Floorplan Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     2.07 Borrowings, Conversions and Continuations of Used Vehicle Floorplan Committed Loans.
     (a) Each Used Vehicle Floorplan Committed Borrowing and each conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Used Vehicle Floorplan Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed Loans to Eurodollar Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.07(a) must be confirmed promptly by delivery to the Administrative Agent of a written Used Vehicle Floorplan Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of or conversion to Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Used Vehicle Floorplan Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Used Vehicle Floorplan Committed Borrowing, a conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Used Vehicle Floorplan Committed Loans to be borrowed or converted, and (iv) the Type of Used Vehicle Floorplan Committed Loans to be borrowed or to which existing Used Vehicle Floorplan Committed Loans are to be converted. If the Company fails to provide a timely Used Vehicle Floorplan Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Used Vehicle Floorplan Committed Loan in a Used Vehicle Floorplan Committed Loan Notice, then the applicable Used Vehicle Floorplan Committed Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.
     (b) Following receipt of a Used Vehicle Floorplan Committed Loan Notice, the Administrative Agent shall promptly notify each Used Vehicle Floorplan Lender of the amount

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of its Applicable Used Vehicle Floorplan Percentage of the applicable Used Vehicle Floorplan Committed Loans. Each Lender shall make the amount of its Used Vehicle Floorplan Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Used Vehicle Floorplan Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent by crediting the account of the Company on the books of Bank of America with the amount of such funds.
     (c) The Administrative Agent shall promptly notify the Company and the Used Vehicle Floorplan Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Used Vehicle Floorplan Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     2.08 Used Vehicle Floorplan Swing Line Loans.
     (a) The Used Vehicle Floorplan Swing Line. Subject to the terms and conditions set forth herein and in the Autoborrow Agreement, if any, the Used Vehicle Swing Line Lender may, in its sole discretion and in reliance upon the agreements of the other Used Vehicle Floorplan Lenders set forth in this Section 2.08, make loans (each such loan, a “Used Vehicle Floorplan Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Used Vehicle Floorplan Swing Line Sublimit, notwithstanding the fact that such Used Vehicle Floorplan Swing Line Loans, when aggregated with the Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of Used Vehicle Floorplan Committed Loans of the Used Vehicle Floorplan Lender acting as Used Vehicle Swing Line Lender, may exceed the amount of such Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment; provided, however, that after giving effect to any Used Vehicle Floorplan Swing Line Loan (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Used Vehicle Floorplan Outstandings shall not exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments and the Used Vehicle Borrowing Base, and (iii) the aggregate Outstanding Amount of the Used Vehicle Floorplan Committed Loans of any Used Vehicle Floorplan Lender, plus such Lender’s Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s Used Vehicle Floorplan Commitment, and provided, further, that the Company shall not use the proceeds of any Used Vehicle Floorplan Swing Line Loan to refinance any outstanding Used Vehicle Floorplan Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company, may borrow under this Section 2.08, prepay under Section 2.09, and reborrow under this Section 2.08. Each Used Vehicle Floorplan Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan. Immediately upon the making of a Used Vehicle Floorplan Swing Line Loan, each Used Vehicle Floorplan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Used Vehicle Swing Line Lender a risk participation in such Used Vehicle Floorplan Swing Line Loan in an amount equal to the

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product of such Lender’s Applicable Used Vehicle Floorplan Percentage times the amount of such Used Vehicle Floorplan Swing Line Loan.
     (b) Borrowing Procedures. At any time an Autoborrow Agreement is not in effect, each Used Vehicle Floorplan Swing Line Borrowing and each conversion of Used Vehicle Floorplan Swing Line Loans from one type to the other shall be made upon the Company’s irrevocable notice to the Used Vehicle Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Used Vehicle Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date or date of conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and in each case shall specify (i) the amount to be borrowed, (ii) the requested borrowing date, which shall be a Business Day and (iii) the Type of Used Vehicle Floorplan Swing Line Loan to be borrowed or to which existing Used Vehicle Floorplan Swing Line Loans are to be converted. Each such telephonic notice must be confirmed promptly by delivery to the Used Vehicle Swing Line Lender and the Administrative Agent of a written Used Vehicle Floorplan Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Used Vehicle Swing Line Lender of any telephonic Used Vehicle Floorplan Swing Line Loan Notice, the Used Vehicle Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Used Vehicle Floorplan Swing Line Loan Notice and, if not, the Used Vehicle Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Used Vehicle Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Used Vehicle Floorplan Lender) prior to 2:00 p.m. on the date of the proposed Used Vehicle Floorplan Swing Line Borrowing (A) directing the Used Vehicle Swing Line Lender not to make such Used Vehicle Floorplan Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.08(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Used Vehicle Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Used Vehicle Floorplan Swing Line Loan Notice, make the amount of its Used Vehicle Floorplan Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Used Vehicle Swing Line Lender in immediately available funds. If the Company fails to provide a timely Used Vehicle Floorplan Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Used Vehicle Floorplan Swing Line Loan in a Used Vehicle Floorplan Swing Line Loan Notice, then the applicable Used Vehicle Floorplan Swing Line Loan shall, subject to Article III, be made as a Eurodollar Rate Loan.
     In order to facilitate the borrowing of Used Vehicle Floorplan Swing Line Loans, the Used Vehicle Swing Line Lender may, in its sole discretion, agree with the Company to ( and the Used Vehicle Swing Line Lender and the Company are hereby authorized to) enter into an Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the Used Vehicle Swing Line Lender (the “Autoborrow Agreement”) providing for the automatic advance by the Used Vehicle Swing Line Lender of Used Vehicle Floorplan Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein (each such advance, an “Autoborrow Advance”); provided that, (i) in no event shall

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the Company be entitled to Autoborrow Advances pursuant to an Autoborrow Agreement at any time an autoborrow arrangement is in effect under the Revolving Credit Facility (any such arrangement, a “Revolving Autoborrow Arrangement”) and (ii) subject to the Administrative Agent’s consent, the Company may, upon 30 days advance notice to the Administrative Agent and the Swing Line Lender, alternate between the autoborrow arrangement described herein and a Revolving Autoborrow Arrangement no more frequently than once in any calendar year. At any time such an Autoborrow Agreement is in effect, the requirements for Used Vehicle Floorplan Swing Line Borrowings set forth in the immediately preceding paragraph shall not apply, and all Used Vehicle Floorplan Swing Line Borrowings shall be made in accordance with the Autoborrow Agreement, until the right to such Used Vehicle Floorplan Swing Line Borrowings is suspended or terminated hereunder or in accordance with the terms of the Autoborrow Agreement. For purposes of determining the Outstanding Amount under the Used Vehicle Floorplan Commitment at any time during which an Autoborrow Agreement is in effect, the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans shall be deemed to be the amount of the Used Vehicle Floorplan Swing Line Sublimit. For purposes of any Used Vehicle Floorplan Swing Line Borrowing pursuant to the Autoborrow Agreement, all references to Bank of America shall be deemed to be a reference to Bank of America, in its capacity as Used Vehicle Swing Line Lender hereunder.
     (c) Refinancing of Used Vehicle Floorplan Swing Line Loans.
     (i) The Used Vehicle Swing Line Lender at any time in its sole discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Used Vehicle Swing Line Lender to so request on its behalf), that each Used Vehicle Floorplan Lender make a Eurodollar Rate Committed Loan in an amount equal to such Used Vehicle Floorplan Lender’s Applicable Used Vehicle Floorplan Percentage of the amount of Used Vehicle Floorplan Swing Line Loans then outstanding; provided that the Used Vehicle Swing Line Lender intends to request each Used Vehicle Floorplan Lender to make such Eurodollar Rate Committed Loans no less frequently than once in any given calendar month. Such request shall be made in writing (which written request shall be deemed to be a Used Vehicle Floorplan Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.07, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate Used Vehicle Floorplan Commitments and the conditions set forth in Section 4.02. The Used Vehicle Swing Line Lender shall furnish the Company with a copy of the applicable Used Vehicle Floorplan Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Used Vehicle Floorplan Lender shall make an amount equal to its Applicable Used Vehicle Floorplan Percentage of the amount specified in such Used Vehicle Floorplan Committed Loan Notice available (including for this purpose Cash Collateral and other credit support made available with respect to the applicable Used Vehicle Floorplan Swing Line Loan) to the Administrative Agent in immediately available funds for the account of the Used Vehicle Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such Used Vehicle Floorplan Committed Loan Notice, whereupon, subject to Section 2.08(c)(ii), each Used Vehicle Floorplan Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan

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to the Company in such amount. The Administrative Agent shall remit the funds so received to the Used Vehicle Swing Line Lender.
     (ii) If for any reason any Used Vehicle Floorplan Swing Line Loan cannot be refinanced by such a Used Vehicle Floorplan Committed Borrowing in accordance with Section 2.08(c)(i), the request for Eurodollar Rate Used Vehicle Floorplan Committed Loans submitted by the Used Vehicle Swing Line Lender as set forth herein shall be deemed to be a request by the Used Vehicle Swing Line Lender that each of the Used Vehicle Floorplan Lenders fund its risk participation in the relevant Used Vehicle Floorplan Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Used Vehicle Swing Line Lender pursuant to Section 2.08(c)(i) shall be deemed payment in respect of such participation.
     (iii) If any Used Vehicle Floorplan Lender fails to make available to the Administrative Agent for the account of the Used Vehicle Swing Line Lender any amount required to be paid by such Used Vehicle Floorplan Lender pursuant to the foregoing provisions of this Section 2.08(c) by the time specified in Section 2.08(c)(i), the Used Vehicle Swing Line Lender shall be entitled to recover from such Used Vehicle Floorplan Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Used Vehicle Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Used Vehicle Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Used Vehicle Swing Line Lender submitted to any Used Vehicle Floorplan Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
     (iv) Each Used Vehicle Floorplan Lender’s obligation to make Used Vehicle Floorplan Committed Loans or to purchase and fund risk participations in Used Vehicle Floorplan Swing Line Loans pursuant to this Section 2.08(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Used Vehicle Floorplan Lender may have against the Used Vehicle Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Used Vehicle Floorplan Lender’s obligation to make Used Vehicle Floorplan Committed Loans pursuant to this Section 2.08(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Used Vehicle Floorplan Swing Line Loans, together with interest as provided herein.
     (d) Repayment of Participations.
     (i) At any time after any Used Vehicle Floorplan Lender has purchased and funded a risk participation in a Used Vehicle Floorplan Swing Line Loan, if the Used Vehicle Swing Line Lender receives any payment on account of such Used Vehicle Floorplan Swing Line Loan, the Used Vehicle Swing Line Lender will distribute to such

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Used Vehicle Floorplan Lender its Applicable Used Vehicle Floorplan Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Used Vehicle Floorplan Lender’s risk participation was funded) in the same funds as those received by the Used Vehicle Swing Line Lender.
     (ii) If any payment received by the Used Vehicle Swing Line Lender in respect of principal or interest on any Used Vehicle Floorplan Swing Line Loan is required to be returned by the Used Vehicle Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Used Vehicle Swing Line Lender in its discretion), each Used Vehicle Floorplan Lender shall pay to the Used Vehicle Swing Line Lender its Applicable Used Vehicle Floorplan Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Used Vehicle Swing Line Lender. The obligations of the Used Vehicle Floorplan Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Interest for Account of Used Vehicle Swing Line Lender. The Used Vehicle Swing Line Lender shall be responsible for invoicing the Company for interest on the Used Vehicle Floorplan Swing Line Loans. Until each Used Vehicle Floorplan Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.08 to refinance such Used Vehicle Floorplan Lender’s Applicable Used Vehicle Floorplan Percentage of any Used Vehicle Floorplan Swing Line Loan, interest in respect of such Applicable Used Vehicle Floorplan Percentage shall be solely for the account of the Used Vehicle Swing Line Lender.
     (f) Payments Directly to Used Vehicle Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Used Vehicle Floorplan Swing Line Loans directly to the Used Vehicle Swing Line Lender.
     2.09 Prepayments.
     (a) In addition to the required payments of principal of New Vehicle Floorplan Loans and Used Vehicle Floorplan Loans set forth in Section 2.11, the Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. on the date of prepayment of such Loans; (ii) any prepayment of Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, whether such prepayment is applicable to the New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable New Vehicle Floorplan Percentage or Applicable Used Vehicle Floorplan Percentage, as applicable, of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such

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notice shall be due and payable on the date specified therein. Subject to Section 2.21, each such prepayment of New Vehicle Floorplan Committed Loans of the New Vehicle Floorplan Lenders shall be applied in accordance with their respective Applicable New Vehicle Floorplan Percentages. Subject to Section 2.21, each such prepayment of Used Vehicle Floorplan Committed Loans of the Used Vehicle Floorplan Lenders shall be applied in accordance with their respective Applicable Used Vehicle Floorplan Percentages.
     (b) The Company may, upon notice to the New Vehicle Swing Line Lender, at any time or from time to time, voluntarily prepay New Vehicle Floorplan Swing Line Loans in whole or in part without premium or penalty; provided that such notice must be received by the New Vehicle Swing Line Lender not later than 2:00 p.m. on the date of the prepayment (or 6:00 p.m. if such prepayment is accomplished through the Floorplan On-line System). Each such notice shall specify the date and amount of such prepayment and the New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)) attributable to such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the dated specified therein.
     (c) At any time during which an Autoborrow Agreement is not in effect, the Company may, upon notice to the Used Vehicle Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Used Vehicle Floorplan Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Used Vehicle Swing Line Lender not later than 1:00 p.m. on the date of the prepayment and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the dated specified therein.
     (d) If for any reason the Total New Vehicle Floorplan Outstandings at any time exceed the Aggregate New Vehicle Floorplan Commitments then in effect, the Borrowers (jointly and severally) shall immediately prepay New Vehicle Floorplan Loans in an aggregate amount at least equal to such excess.
     (e) If for any reason the Total Used Vehicle Floorplan Outstandings at any time exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments then in effect and the Used Vehicle Borrowing Base then in effect (including the Used Vehicle Borrowing Base in effect after giving pro forma effect to any Disposition or Removed Franchise required to be reported pursuant to Sections 6.02(c) and Sections 6.03(g)), the Company shall immediately prepay Used Vehicle Floorplan Loans in an aggregate amount at least equal to such excess.
     (f) If for any reason the Outstanding Amount of any New Vehicle Floorplan Swing Line Loans exceeds either any applicable Within Line Limitation (unless otherwise agreed to by the New Vehicle Swing Line Lender) or the New Vehicle Floorplan Swing Line Sublimit, the Borrowers (jointly and severally) shall immediately prepay such New Vehicle Floorplan Swing Line Loans in an aggregate amount at least equal to such excess.

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     (g) If for any reason the aggregate Outstanding Amount of Used Vehicle Floorplan Swing Line Loans exceeds the Used Vehicle Floorplan Swing Line Sublimit, the Company shall immediately prepay Used Vehicle Floorplan Swing Line Loans in an aggregate amount at least equal to such excess.
     (h) Prepayments made in respect of any New Vehicle Floorplan Loan must specify the applicable New Vehicle Borrower and New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)) attributable to such prepayment.
     2.10 Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments, or from time to time permanently reduce the Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. 30 days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) if, after giving effect to any reduction of the Aggregate New Vehicle Floorplan Commitments, the New Vehicle Floorplan Swing Line Sublimit exceeds the amount of the Aggregate New Vehicle Floorplan Commitments, such Sublimit shall be automatically reduced by the amount of such excess, (iv) if, after giving effect to any reduction of the Aggregate Used Vehicle Floorplan Commitments, the Used Vehicle Floorplan Swing Line Sublimit exceeds the amount of the Aggregate Used Vehicle Floorplan Commitments, such Sublimit shall be automatically reduced by the amount of such excess, and (v) following any such reduction, no more than 15% of the Aggregate Commitments may be allocated to the Aggregate Used Vehicle Floorplan Commitments. In connection with any reduction of the Aggregate New Vehicle Floorplan Commitments, the New Vehicle Floorplan Swing Line Lender in its discretion may suspend and/or terminate all or a portion of the then outstanding Payment Commitments or Payoff Letter Commitments which shall be promptly selected by the Company, in an amount that corresponds to the size of said reduction. The Administrative Agent will promptly notify the applicable Lenders of any such notice of termination or reduction of the Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments. Any reduction of the Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments shall be applied to the Commitment of each Lender in accordance with (x) its respective Applicable New Vehicle Floorplan Percentage and (y) its respective Applicable Used Vehicle Floorplan Percentage, as the case may be. All fees and interest accrued under the New Vehicle Floorplan Facility as of the effective date of any termination of the Aggregate New Vehicle Floorplan Commitments shall be paid on the effective date of such termination; provided that, interest due and payable to the New Vehicle Swing Line Lender (in such capacity) shall be due and payable pursuant to terms acceptable to the New Vehicle Swing Line Lender in its sole discretion. All fees and interest accrued under the Used Vehicle Floorplan Facility as of the effective date of any termination of the Aggregate Used Vehicle Floorplan Commitments shall be paid on the effective date of such termination; provided that, interest due and payable to the Used Vehicle Swing Line Lender (in such capacity), shall be due and payable pursuant to terms acceptable to the Used Vehicle Swing Line Lender in its sole discretion.

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     2.11 Repayment of Loans.
     (a) Repayment of New Vehicle Floorplan Loans.
     (i) The New Vehicle Borrowers (jointly and severally) shall repay the New Vehicle Floorplan Committed Loans on the Maturity Date.
     (ii) The New Vehicle Borrowers (jointly and severally) shall repay each New Vehicle Floorplan Swing Line Loan (x) no less frequently than twice in any calendar month, (y) at any time on demand by the New Vehicle Swing Line Lender and (z) on the Maturity Date.
(iii) (A) The New Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to the New Vehicle Floorplan Loan with respect to any New Vehicle that has been sold by any New Vehicle Borrower upon the earliest to occur of: (A) (1) with respect to New Vehicles other than those described in clause (2) or (3) below, five (5) Business Days after the sale thereof, (2) with respect to Fleet Vehicles, within thirty (30) days of the date of sale and, (3) with respect to New Vehicles financed by a consumer lease agreement, within ten (10) days of the date such New Vehicle was sold (or possession of the New Vehicle transferred to the buyer, if earlier), and (B) in all cases, no later than two (2) Business Days following receipt of proceeds from the sale thereof. With respect to each New Vehicle that has not been sold, the New Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to (i) in the case of any such New Vehicle held as Inventory, beginning 12 months after the date such New Vehicle is Deemed Floored, monthly payments of 10% of the original amount of the New Vehicle Floorplan Loan relating to such New Vehicle, with the final payment for all amounts then outstanding under such New Vehicle Floorplan Loan due 15 months after the date such New Vehicle is Deemed Floored, and (ii) in the case of each Demonstrator, Rental Vehicle, Service Loaner Vehicle and other mileaged Vehicle, beginning the date such New Vehicle is Deemed Floored, monthly payments of 2% of the original amount of the New Vehicle Floorplan Loan relating to such New Vehicle, with the final payment for all amounts then outstanding under such New Vehicle Floorplan Loan due 24 months after the date such New Vehicle is Deemed Floored. Upon the funding thereof, any New Vehicle Floorplan Overdraft shall be due and payable in full by the New Vehicle Borrowers on the next following Business Day.
(B) If any Loan Party sells all or substantially all of the assets of a dealership or franchise to a Person other than a New Vehicle Borrower (each such sale being referred to as a “Dealership Sale”), then the New Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to the outstanding New Vehicle Floorplan Loan, if any, with respect to each New Vehicle that had been owned by (or identified as an asset on the books or records of) such dealership or franchise immediately prior to such Dealership Sale, which payment shall be made no later than five (5) Business Days following the receipt of proceeds from such

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Dealership Sale (whether or not such New Vehicle was sold in connection with such Dealership Sale).
(C) If the Company terminates the designation of a Subsidiary as a “New Vehicle Borrower” with respect to any Removed Franchise in accordance with Section 2.19(e), then the New Vehicle Borrowers (jointly and severally) shall (1) repay each New Vehicle Floorplan Committed Loan and each New Vehicle Floorplan Swingline Loan with respect to any New Vehicle that is subsequently financed by Permitted Silo Indebtedness at such Removed Franchise immediately upon the applicable date (each such date, a “Silo Financing Commencement Date”) such Subsidiary begins to finance New Vehicles through Permitted Silo Indebtedness as permitted by Section 2.19(e), and (2) repay (within five (5) Business Days after the applicable Silo Financing Commencement Date) any New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swingline Loan with respect to any other Vehicle that is owned by any respective Removed Franchise on or after the applicable Silo Financing Commencement Date.
     (iv) Payments required to be made by any New Vehicle Borrower as set forth in Section 2.11(a)(i) and (ii) shall be applied in the following order: (1) first, to the outstanding principal balance and then to accrued interest on any New Vehicle Floorplan Overdraft, (2) second, to the outstanding principal balance of New Vehicle Floorplan Swing Line Loans, and (3) finally, to the remaining outstanding principal balance of the New Vehicle Floor Plan Committed Loans. Payments required to be made by any New Vehicle Borrower as set forth in Section 2.11(a)(iii) shall be applied first to the outstanding principal balance and then to accrued interest on the New Vehicle Floorplan Loan with respect to such New Vehicle, and then in the order set forth in the sentence above.
     (v) In the event of any disputed or duplicate New Vehicle Floorplan Loan (each a “Disputed Existing Loan”) being refinanced or paid down by any New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan in reliance on information provided by the Company, any Subsidiary or any existing lender pursuant to any audit completed under Section 4.01(a)(xix), the Borrowers will (jointly and severally) upon demand, repay any New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan related to such Disputed Existing Loan, including accrued interest with respect to such New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan, regardless of whether such Disputed Existing Loan has been resolved with the prior lender.
     (vi) Without limiting any other rights or obligations hereunder, interest, curtailment and other payments then due pursuant to this Section 2.11(a) or Section 2.13(b) shall be automatically debited on the Automatic Debit Date of each month from a deposit account maintained by the applicable New Vehicle Borrower with Bank of America pursuant to the Floorplan On-line System (provided that if there are not sufficient funds in such account to pay such amounts, then the New Vehicle Borrowers, jointly and severally, shall pay such amounts in cash when due).

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     (vii) Payments made in respect of any New Vehicle Floorplan Loan must specify the applicable New Vehicle Borrower and New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)) attributable to such payment.
     (b) Repayment of Used Vehicle Floorplan Loans.
     (i) The Company shall repay each Used Vehicle Floorplan Committed Loan on the Maturity Date.
     (ii) At any time an Autoborrow Agreement is in effect, Used Vehicle Floorplan Swing Line Loans shall be repaid in accordance with the terms of such Autoborrow Agreement. At any time an Autoborrow Agreement is not in effect, the Company shall repay each Used Vehicle Floorplan Swing Line Loan (x) no less frequently than twice in any calendar month, (y) at any time on demand by the Used Vehicle Swing Line Lender and (z) on the Maturity Date.
     2.12 Interest.
     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (iii) Upon the request of the Required Lenders, while any Event of Default exists, each Borrower, jointly and severally, shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder

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shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     2.13 Fees.
     (a) Commitment Fees. The Borrowers (jointly and severally) shall pay to the Administrative Agent for the account of each New Vehicle Floorplan Lender in accordance with its Applicable New Vehicle Floorplan Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate New Vehicle Floorplan Commitments exceed the Outstanding Amount of New Vehicle Floorplan Committed Loans. The Company shall pay to the Administrative Agent for the account of each Used Vehicle Floorplan Lender in accordance with its Applicable Used Vehicle Floorplan Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Used Vehicle Floorplan Commitments exceed the Outstanding Amount of Used Vehicle Floorplan Committed Loans. The commitment fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the Automatic Debit Date after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fees shall be calculated quarterly in arrears, and if there is any change in the respective Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans shall not be included in calculating the Outstanding Amount of New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans used in determining the commitment fees set forth above.
(b) Other Fees. (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Bank of America Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     (ii) The Company shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     2.14 Computation of Interest and Fees.
     (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.16(a),

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bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     (b) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i)(A) the Consolidated Total Debt to EBITDA Ratio as calculated by the Company as of any applicable date was inaccurate and (B) a proper calculation of the Consolidated Total Debt to EBITDA Ratio would have resulted in higher pricing for such period, the Company and the New Vehicle Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii)(A) the Consolidated Total Debt to EBITDA Ratio as calculated by the Company as of any applicable date was inaccurate and (B) a proper calculation of the Consolidated Total Debt to EBITDA Ratio would have resulted in lower pricing for such period, the Applicable Rate shall be adjusted as of the date of receipt by the Administrative Agent of a Compliance Certificate reflecting such proper calculation. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Article VIII. The Company’s and the New Vehicle Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
     2.15 Evidence of Debt.
     (a) The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the

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accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
     2.16 Payments Generally; Administrative Agent’s Clawback.
     (a) General. All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable New Vehicle Floorplan Percentage or Applicable Used Vehicle Floorplan Percentage, as applicable (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon on the date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 or Section 2.07 and may (but shall be under no obligation to), in reliance upon such assumption, make available to the Company or applicable New Vehicle Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender, the Company and the other Borrowers jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Company or applicable New Vehicle Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Company or any other Borrower, the interest rate applicable to Base Rate Loans. If the Company or any other Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company or applicable New Vehicle Borrower the amount of such interest paid by the Company or such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Committed Borrowing. Any payment by the Company or any other Borrower shall be without prejudice to any claim the Company or any other Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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     (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company (on its own behalf or on behalf of another Borrower) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may (but shall be under no obligation to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (d) Obligations of New Vehicle Floorplan Lenders Several. The obligations of the New Vehicle Floorplan Lenders hereunder to make New Vehicle Floorplan Committed Loans, to fund participations in New Vehicle Floorplan Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any New Vehicle Floorplan Lender to make any New Vehicle Floorplan Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other New Vehicle Floorplan Lender of its corresponding obligation to do so on such date, and no New Vehicle Floorplan Lender shall be responsible for the failure of any other New Vehicle Floorplan Lender to so make its New Vehicle Floorplan Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
     (e) Obligations of Used Vehicle Floorplan Lenders Several. The obligations of the Used Vehicle Floorplan Lenders hereunder to make Used Vehicle Floorplan Committed Loans, to fund participations in Used Vehicle Floorplan Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Used Vehicle Floorplan Lender to make any Used Vehicle Floorplan Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Used Vehicle Floorplan Lender of its corresponding obligation to do so on such date, and no Used Vehicle Floorplan Lender shall be responsible for the failure of any other Used Vehicle Floorplan Lender to so make its Used Vehicle Floorplan Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

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     (f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     2.17 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans made by it, or the participations in New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase from the other applicable Lenders (in the respective New Vehicle Floorplan Facility or Used Vehicle Floorplan Facility (for cash at face value) participations in the applicable New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans and subparticipations in New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective New Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Committed Loans and other amounts owing them, provided that:
     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender, (y) the application of Cash Collateral in respect of obligations relating to New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans provided for in Section 2.20, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans or subparticipations in New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans, as the case may be, to any assignee or participant, other than an assignment, participation or subparticipation to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).
     Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

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     2.18 Increase in Commitments.
     (a) Request for Increase. Provided there exists no Default nor any Revolving Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Commitments by an amount for all such requests, not exceeding $125,000,000 in the aggregate, provided that the Company may make a maximum of five (5) such requests. Such increase shall be allocated between the Aggregate New Vehicle Floorplan Commitments and the Aggregate Used Vehicle Floorplan Commitments as requested by the Company and specified in its notice, provided that, following any such increase, no more than 15% of the Aggregate Commitments may be allocated to the Aggregate Used Vehicle Floorplan Commitments. At the time of sending any such notice, the Company (in consultation with the Administrative Agent) shall specify (x) the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders) and (y) whether the requested increase is for the New Vehicle Floorplan Commitments or the Used Vehicle Floorplan Commitments.
     (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its respective Commitment, and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
     (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approvals shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
     (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.
     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements

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furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default exists and (C) no Revolving Default exists. The Borrowers shall prepay any New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans, as applicable, outstanding on the Increase Effective Date to the extent necessary to keep the outstanding New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans, as applicable, ratable with any revised Applicable Percentages arising from any nonratable increase in the New Vehicle Floorplan Commitments or Used Vehicle Floorplan Commitments, as the case may be, under this Section.
     (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.17 or 10.01 to the contrary.
     2.19 New Vehicle Borrowers.
     (a) Effective as of the date hereof, each Subsidiary that has executed this Agreement shall be a “New Vehicle Borrower” hereunder and may receive New Vehicle Floorplan Loans for its account on the terms and conditions set forth in this Agreement.
     (b) If any Subsidiary engages in the sale or leasing of New Vehicles and the Company wishes to designate such Subsidiary as a New Vehicle Borrower, the Company shall deliver to the Administrative Agent, pursuant to Section 6.14 or otherwise, a Joinder Agreement executed by such Subsidiary identifying such Subsidiary as a New Vehicle Borrower; provided that a New Vehicle Borrower shall not be required to execute a Joinder Agreement if such New Vehicle Borrower has executed and delivered this Agreement on the Closing Date. The parties hereto acknowledge and agree that prior to any such Subsidiary becoming entitled to utilize the credit facilities provided for in Sections 2.01 through 2.03 the Administrative Agent, the New Vehicle Swing Line Lender, and the other Lenders shall have received the documents required by Section 6.14. If the Administrative Agent and the New Vehicle Swing Line Lender agree that such Subsidiary shall be entitled to receive New Vehicle Floorplan Loans hereunder, then promptly following receipt of all such documents required by Section 6.14, the Administrative Agent shall send a notice in substantially the form of Exhibit K(a “New Vehicle Borrower Notice”) to the Company and the Lenders specifying the effective date upon which such Subsidiary shall constitute a New Vehicle Borrower for purposes hereof, whereupon each of the New Vehicle Floorplan Lenders agrees to permit such New Vehicle Borrower to receive New Vehicle Floorplan Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such New Vehicle Borrower otherwise shall be a Borrower for all purposes of this Agreement.
     (c) Notwithstanding any other provision of this Agreement, each New Vehicle Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Obligations under the New Vehicle Floorplan Facility now or hereafter owed to the Administrative Agent, the New Vehicle Swing Line Lender and the New Vehicle Floorplan Lenders, whether voluntary or involuntary and however arising, whether direct or acquired by any Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined (such Obligations, the “New Vehicle Borrowers’ Liabilities”).

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     (d) Each New Vehicle Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any lack of legality, validity or enforceability of this Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Obligations or any guaranty of any of the New Vehicle Borrowers’ Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”); (ii) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided; (iii) any acceleration of the maturity of any of the New Vehicle Borrowers’ Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements; (iv) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the New Vehicle Borrowers’ Liabilities, or for any other obligations or liabilities of any Person under any of the Related Agreements; (v) any dissolution of any Borrower, any Loan Party or any other party to a Related Agreement, or the combination or consolidation of any Borrower, any Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower, any Loan Party or any other party to a Related Agreement; (vi) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part; (vii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the New Vehicle Borrowers’ Liabilities; (viii) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the New Vehicle Borrowers’ Liabilities, or any of the obligations or liabilities of any party to any other Related Agreement; and (ix) any other circumstance whatsoever (with or without notice to or knowledge of such New Vehicle Borrower) which may or might in any manner or to any extent vary the risks of such New Vehicle Borrower, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the New Vehicle Borrowers’ Liabilities. It is the express purpose and intent of the parties hereto that the joint and several liability of each New Vehicle Borrower for the New Vehicle Borrowers’ Liabilities shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided. Notwithstanding the foregoing, the liability of each New Vehicle Borrower with respect to its New Vehicle Borrowers’ Liabilities shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.
     (e) The Company shall be permitted to terminate the designation of a Subsidiary as a “New Vehicle Borrower” with respect to any particular franchise (any such franchise, a “Removed Franchise”) and redesignate such Subsidiary as a “Dual Subsidiary” or a “Silo Subsidiary”, as applicable, in order to finance New Vehicles through Permitted Silo Indebtedness so long as (i) the Company has (x) delivered notice of such request to the Administrative Agent,

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(y) in the case of a Dual Subsidiary, executed and delivered acknowledgements (in form and substance reasonably acceptable to the Administrative Agent) of such Subsidiary’s continuing Obligations under the Loan Documents (including pursuant to the Subsidiary Guaranty) as requested by the Administrative Agent and (z) prepaid all outstanding New Vehicle Floorplan Loans with respect to such redesignation as required by Section 2.11(a)(iii)(C) and otherwise complied with Section 7.17 or 7.18, as applicable, (ii) such Subsidiary otherwise qualifies as a “Silo Subsidiary” or a “Dual Subsidiary”, as applicable, entitled to incur Permitted Silo Indebtedness pursuant to the terms of the Agreement at the time of such redesignation, and (iii) no Default or Event of Default then exists or will result therefrom. Following any such redesignation, (i) such Subsidiary shall no longer be entitled to utilize the credit facilities provided for in Sections 2.01 through 2.03 with respect to any Removed Franchise and (ii) the Company shall no longer be permitted to include any of the assets of such Subsidiary in the Used Vehicle Borrowing Base.
     (f) Each Subsidiary that is or becomes a “New Vehicle Borrower” pursuant to this Section 2.19 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any New Vehicle Floorplan Loans made by the Lenders to any such New Vehicle Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by any Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to the Company and each New Vehicle Borrower.
     2.20 Cash Collateral and Other Credit Support.
     (a) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders (including the New Vehicle Swing Line Lender and the Used Vehicle Floorplan Lender), a security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than that required to eliminate the applicable Fronting Exposure, the Borrowers (jointly and severally) or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate the applicable Fronting Exposure.
     (b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral under any of this Section 2.20 or Sections 2.03 or 2.08 in respect of New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans shall be

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held and applied to the satisfaction of the specific New Vehicle Floorplan Swing Line Loans, Used Vehicle Floorplan Swing Line Loans or obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, interest accrued on such obligation) for which the Cash Collateral or other credit support was so provided, prior to any other application of such property as may be provided for herein.
     (c) Release. Cash Collateral provided pursuant to any of the Sections referred to in Section 2.20(b) shall be released (except (i) as may be agreed to among the parties posting, and the New Vehicle Floorplan Swing Line Lender or the Used Vehicle Floorplan Swing Line Lender benefitting from, such Cash Collateral and (ii) Cash Collateral provided by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default) promptly following the payment or satisfaction of the obligations giving rise to delivery of such Cash Collateral, or, as to Cash Collateral provided pursuant to Sections 2.03 or 2.08, such earlier date as (A) the status of the applicable Lender as a Defaulting Lender shall be terminated or (B) the Administrative Agent shall determine in good faith that there remain outstanding no actual or potential Defaulting Lender funding obligations as to which the benefitted New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender desires to maintain Cash Collateral.
     2.21 Defaulting Lenders. Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
     (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
     (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.08), shall be applied by the Administrative Agent as follows; first, as to any payment made in respect of principal of Loans, ratably to the principal amount of New Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Committed Loans, as applicable, of other Lenders as if such Defaulting Lender had no Loans outstanding, until such time as the Outstanding Amount of New Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Committed Loans of each Lender, as applicable, shall equal its pro rata share thereof based on its Applicable Percentage (without giving effect to Section 2.21(a)(iv)); second, to any amounts (including interest thereon) owed hereunder by such Defaulting Lender to the Administrative Agent; third, to any amounts (including interest thereon) owed hereunder by such Defaulting Lender to the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender (to the extent the Administrative Agent has received notice thereof), ratably to the Persons entitled thereto; fourth, to the posting of Cash Collateral (or funding of participations, as applicable) in respect of its Applicable Percentage (without giving effect to Section 2.21(a)(iv)) of New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans, (x) ratably to the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender in accordance with their respective applicable

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Fronting Exposures and (y) thereafter, to reduce ratably any reallocation of Applicable Percentages of other Lenders previously effected under Section 2.21(a)(iv); and fifth, to the Defaulting Lender or otherwise as required by applicable Law. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
     (iii) Certain Fees. Such Defaulting Lender (i) shall not be entitled to receive any commitment fee pursuant to Section 2.13(a) for any period during which such Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
     (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender as to which the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender (as applicable) has not received Cash Collateral pursuant to Section 2.03 or 2.08, then upon the request of the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender (as applicable) to the Administrative Agent, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans pursuant to Sections 2.03 and 2.08, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of such Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the initial date thereof, no Default or Event of Default shall have occurred and be continuing; (ii) in all cases, the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in New Vehicle Floorplan Swing Line Loans shall not exceed the positive difference, if any, between (1) the New Vehicle Floorplan Commitment of such non-Defaulting Lender and (2) the aggregate Outstanding Amount of the New Vehicle Floorplan Committed Loans of such Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all other New Vehicle Floorplan Swing Line Loans (prior to giving effect to such reallocation), (iii) in all cases, the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Used Vehicle Floorplan Swing Line Loans shall not exceed the positive difference, if any, between (1) the Used Vehicle Floorplan Commitment of such non-Defaulting Lender and (2) the aggregate Outstanding Amount of the Used Vehicle Floorplan Committed Loans of such Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all other Used Vehicle Floorplan Swing Line Loans (prior to giving effect to such reallocation).
     (b) Defaulting Lender Cure. If the Company, the Administrative Agent, the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender agree in writing in their reasonable discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the New Vehicle Floorplan

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Committed Loans, Used Vehicle Floorplan Committed Loans and funded and unfunded participations in New Vehicle Swing Line Loans and Used Vehicle Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.21(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender (and the Applicable Percentages of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
ARTICLE IIA
SECURITY
     2A.01 Security. As security for the full and timely payment and performance of all Obligations, each Borrower shall, and shall cause all other Loan Parties to, on or before the Closing Date, do or cause to be done all things reasonably necessary in the opinion of the Administrative Agent and its counsel to grant to the Revolving Administrative Agent for the benefit of the Secured Parties a duly perfected security interest in all Collateral subject to no prior Lien or other encumbrance except as expressly permitted hereunder or under the other Loan Documents and with the priority identified in the Security Instruments. Without limiting the foregoing, each Borrower shall deliver, and shall cause each other applicable Loan Party to deliver, to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, (a) the Security Agreement and the Master Intercreditor Agreement and (b) UCC financing statements in form, substance and number as requested by the Administrative Agent, reflecting the Lien in favor of the Revolving Administrative Agent for the benefit of the Secured Parties on the Collateral. In addition, and without limiting the foregoing, each Borrower shall take and cause each other Loan Party to take such further action, and deliver or cause to be delivered such further documents and instruments, as required by the Security Instruments or otherwise as the Administrative Agent may reasonably request to create, perfect and maintain the effectiveness and priority of the Liens contemplated by this Article IIA and each of the Security Instruments.
     2A.02 Further Assurances. At the request of the Administrative Agent from time to time, each Borrower will or will cause all other Loan Parties, as the case may be, to execute, by their respective Responsible Officers, alone or with the Administrative Agent, or the Revolving Administrative Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any certificate, instrument, statement or document or to take such other action (and pay all related costs) which the Administrative Agent reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Revolving Administrative Agent for the benefit of the Secured Parties contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by any Borrower or any other Loan Party after the Closing Date and all Collateral moved to or from time to time located at locations owned by third parties, including all leased locations, bailees, warehousemen and third party processors. Each of the

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Administrative Agent and the Revolving Administrative Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of any Borrower or any Loan Party appearing thereon, all UCC financing statements reflecting any Borrower or any other Loan Party as “debtor” and the Revolving Administrative Agent as “secured party”, and continuations thereof and amendments thereto, as the Administrative Agent or the Revolving Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.
     2A.03 Information Regarding Collateral. Each Borrower represents, warrants and covenants that Schedule 2A.03(a) contains a true and complete list of (i) the exact legal name, jurisdiction of formation and location of the chief executive office of each Borrower and each other Person providing Collateral pursuant to a Security Instrument on the Closing Date (such Persons, together with any other Persons that provide Collateral at any time pursuant to a Security Instrument, being referred to collectively as the “Grantors”), (ii) each trade name, trademark or other trade style used by such Grantor on the Closing Date, (iii) each location in which goods constituting Collateral having an aggregate value in excess of $100,000 are located as of the Closing Date, whether owned, leased or third-party locations, and (iv) with respect to each leased or third party location, the name of each owner of such location and a summary description of the relationship between the applicable Grantor and such Person. Each Borrower further covenants that it shall not change, and shall not permit any other Grantor to change, its name, type of entity, jurisdiction of formation (whether by reincorporation, merger or otherwise), or the location of its chief executive office, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than 15 days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at such Borrower’s or such other Grantor’s expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Revolving Administrative Agent for the benefit of the Secured Parties in Collateral.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
     3.01 Taxes.
     (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the Company or any other Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If applicable Laws require the Company, any other Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Company or such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii) If the Company, any other Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States

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Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Company or any such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
     (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Company and each other Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
     (c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Company and each other Borrower (jointly and severally) shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Company, any other Borrower or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Company and each other Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Company or any other Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
     (ii) Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Company, each other Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Company, any other Borrower or the Administrative Agent) incurred by or asserted against the Company, such Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Company, any Lender or the Administrative Agent pursuant to subsection (e). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative

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Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
     (d) Evidence of Payments. Upon request by the Company, any other Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Company, any other Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company or such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company or such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or such Borrower or the Administrative Agent, as the case may be.
     (e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Company and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Company or any other Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
(ii) Without limiting the generality of the foregoing, if the Company or any other Borrower is resident for tax purposes in the United States,
(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(B) each Foreign Lender that is entitled under the Code, any Law or any applicable treaty to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon

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the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II) executed originals of Internal Revenue Service Form W-8ECI,
(III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company or the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or
(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.
(iii) Each Lender shall promptly (A) notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Company or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
     (f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Company or any other Borrower or with respect to which the Company or any Borrower has paid additional amounts pursuant to this Section, it shall pay to the Company or such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company or such Borrower under

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this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company and each other Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Company or such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company, any other Borrower or any other Person.
     3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Company and each other Borrower (jointly and severally) shall, upon demand from such Lender (with a copy to the Administrative Agent), immediately prepay or, if applicable, convert all such Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate) immediately and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Company and each other Borrower (jointly and severally) shall also pay accrued interest on the amount so prepaid or converted.
     3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion thereto that (a) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Eurodollar Rate with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding

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such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of or conversion to Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into (i) in the case of a New Vehicle Floorplan Committed Loan, a request for a New Vehicle Floorplan Committed Borrowing of Base Rate Loans, (ii) in the case of a New Vehicle Floorplan Swing Line Loan, a request for a New Vehicle Floorplan Swing Line Borrowing of Base Rate Loans, (iii) in the case of Used Vehicle Floorplan Committed Loan, a request for a Used Vehicle Floorplan Committed Borrowing of Base Rate Loans, and (iv) in the case of a Used Vehicle Floorplan Swing Line Loan, a request for a Used Vehicle Floorplan Swing Line Borrowing of Base Rate Loans, in each case in the amount specified therein.
     3.04 Increased Costs.
     (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));
     (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Eurodollar Rate Loan made or participated in by it, or change the basis of taxation of payments to such Lender in respect thereof (except, in each case, for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
     (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made or participated in by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining or participating in any Loan the interest of which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make or participated in any such Loan), or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company and each other Borrower (jointly and severally) will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
     (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such

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Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Loans held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company and each other Borrower (jointly and severally) will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
     (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company and each other Borrower (jointly and severally) shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that neither the Company nor any other Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
     (e) Reserves on Eurodollar Rate Loans. The Company and each other Borrower, jointly and severally, shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
     3.05 Mitigation Obligations; Replacement of Lenders.
     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Company or any other Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or

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affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company and each other Borrower (jointly and severally) hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company or any other Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 10.13.
     3.06 Survival. All of the Company’s and each other Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01 Conditions of Initial Borrowing. The obligation of each Lender to make its initial Borrowing hereunder is subject to satisfaction or waiver of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
     (i) executed counterparts of (A) this Agreement, (B) the Security Agreement, (C) the Company Guaranty and (D) the Subsidiary Guaranty, in each case, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;
     (ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;
     (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
     (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business

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in the respective jurisdictions specified in Schedule 4.01, which includes each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
     (v) a favorable opinion of Parker Poe Adams & Bernstein LLP, counsel to the Loan Parties, addressed to the Administrative Agent, the Revolving Administrative Agent and each Lender, as to the matters set forth in Exhibit L (which shall include matters of Delaware, North Carolina, South Carolina and Federal Law) and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;
     (vi) a favorable opinion of local counsel to the Loan Parties in Florida, Texas, California, Alabama, and Tennessee, addressed to the Administrative Agent and each Lender in form and substance satisfactory to the Administrative Agent;
     (vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
     (viii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
     (ix) a certificate signed by the chief executive officer, chief financial officer, treasurer or chief accounting officer of each Loan Party certifying that each Loan Party is Solvent, after giving effect to this Agreement and the other Loan Documents and the Indebtedness pursuant hereto and thereto;
     (x) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended on September 30, 2009, signed by a Responsible Officer of the Company; provided that, Indebtedness outstanding as of September 30, 2009 under the 6.00% Senior Secured Convertible Notes issued by the Company pursuant to the Indenture dated as of May 7, 2009 between the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee, may be excluded from all calculations thereunder;
     (xi) a duly completed Used Vehicle Borrowing Base Certificate dated as of the Closing Date certifying as to the Used Vehicle Borrowing Base as of December 31, 2009, signed by a Responsible Officer of the Company;
     (xii) a copy of (A) each standard form of Franchise Agreement for each vehicle manufacturer or distributor and (B) each executed Framework Agreement;

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     (xiii) duly executed consents and waivers required pursuant to any Franchise Agreement or Framework Agreement;
     (xiv) executed counterparts of the Master Intercreditor Agreement, including all Silo Lender exhibits thereto;
     (xv) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Revolving Administrative Agent (on behalf of the Secured Parties) as an additional insured and loss payee, as the case may be, on all such insurance policies maintained with respect to properties of the Company or any Loan Party constituting part of the Collateral;
     (xvi) evidence that the Company and the New Vehicle Borrowers (as defined in the Existing Credit Agreement) have terminated the commitments under the New Vehicle Floorplan Facility and the Used Vehicle Floorplan Facility (each as defined in the Existing Credit Agreement) and all loans thereunder have been repaid in the amounts set forth in the floorplan paydown letter dated on or about the date hereof between the Administrative Agent and the Company (the “Existing Floorplan Paydown Letter”);
     (xvii) consolidating balance sheets (including a separate line item for Eligible Used Vehicle Inventory) for the Company and each Subsidiary as at the end of September 30, 2009, and the related consolidating statements of income or operations, all in reasonable detail prepared by management of the Company or such Subsidiary, in each case with subtotals for (a) each Subsidiary, (b) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries) and (c) all Silo Subsidiaries grouped by each Silo Lender, and in each case prior to intercompany eliminations;
     (xviii) forecasts (including assumptions) prepared by the management of the Company of consolidated balance sheets, income statements and cash flow statements of the Company and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent for each of the first three years following the Closing Date;
     (xix) if required by the Administrative Agent or the Revolving Administrative Agent, in their respective sole discretion, satisfactory results of audits of the Collateral, provided that, whether or not any such audit is performed, the Administrative Agent and the New Vehicle Swing Line Lender shall be entitled to rely on information provided by any existing lender of the Company or its Subsidiaries as to any Vehicles and existing new vehicle facilities being refinanced or paid down on the Closing Date;
     (xx) UCC financing statements or amendments to previously filed UCC financing statements for filing in all places required by applicable law to perfect the Liens of the Revolving Administrative Agent for the benefit of the Secured Parties under the Security Instruments as a valid and perfected Lien (with the priority described therein) as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Revolving Administrative

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Agent for the benefit of the Secured Parties under the Security Instruments as a valid and perfected Lien in and to such other Collateral as the Administrative Agent may require;
     (xxi) UCC search results with respect to the Borrowers showing only Liens acceptable to the Administrative Agent (or pursuant to which arrangements satisfactory to the Administrative Agent shall have been made to remove any unacceptable Liens promptly after the Closing Date);
     (xxii) such duly executed Landlord Waivers for locations of the Borrowers not already in effect pursuant to the Existing Credit Agreement, as may be requested by the Administrative Agent in its sole discretion;
     (xxiii) a certificate signed by a Responsible Officer of the Company certifying as to the status of the Unrestricted Subsidiaries;
     (xxiv) evidence that all floorplan financing arrangements among Chrysler Financial Services Americas LLC and any Subsidiary have been repaid and terminated and all Liens securing obligations thereunder have been released; and
     (xxv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender or the Required Lenders reasonably may require.
     (b) Any fees required to be paid on or before the Closing Date shall have been paid.
     (c) Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
     (d) The Revolving Credit Facility shall have been consummated substantially simultaneously with the consummation of this Agreement.
     Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     4.02 Conditions to all Borrowings. The obligation of each Lender to honor any Request for Borrowing (other than pursuant to (x) a New Vehicle Committed Loan Notice or a Used Vehicle Committed Loan Notice, in each case requesting only a conversion of New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans, as applicable, to the other Type, (y) a Payment Commitment, or (z) a Payoff Letter Commitment) is subject to the following conditions precedent:

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     (a) The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
     (b) (i) in the case of Used Vehicle Floorplan Borrowings, no Used Vehicle Default, Used Vehicle Event of Default or Revolving Event of Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof, (ii) in the case of New Vehicle Floorplan Borrowings, (A) no New Vehicle Event of Default shall exist, or would result from such proposed Borrowing or the application of the proceeds thereof, with respect to the New Vehicle Borrower that is requesting the Borrowing, (B) no New Vehicle Event of Default under Section 8.03(e) or (f) shall exist, (C) no New Vehicle Event of Default under Section 8.03(h) or (i) shall exist with respect to the Company and (D) no New Vehicle Event of Default under any other subsection of Section 8.03 has continued for thirty (30) days or more.
     (c) The Administrative Agent and, if applicable, the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender shall have received a Request for Borrowing in accordance with the requirements hereof; provided that, with respect to Used Vehicle Floorplan Swing Line Borrowings, for purposes of this Section 4.02(c) and the last sentence of Section 4.02, while an Autoborrow Agreement is in effect, the Company shall be deemed to have given a Used Vehicle Floorplan Swing Line Loan Notice (and reaffirmed the representations and warranties described herein and satisfied all other conditions to funding hereunder) as of each day on which an Autoborrow Advance is made.
     (d) In the case of any Used Vehicle Floorplan Borrowing, the Total Used Vehicle Floorplan Outstandings after giving effect to such Borrowing shall not exceed the Used Vehicle Borrowing Base on such date.
     (e) If the applicable Borrower is a New Vehicle Borrower, then the conditions of Section 2.19 to the designation of such Borrower as a New Vehicle Borrower shall have been met to the satisfaction of the Administrative Agent.
     Each Request for Borrowing (other than a New Vehicle Committed Loan Notice or a Used Vehicle Committed Loan Notice, in each case requesting only a conversion of New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans, as applicable, to the other Type) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), and (b) have been satisfied on and as of the date of the applicable Borrowing.
     4.03 Conditions to all New Vehicle Floorplan Borrowings pursuant to a Payment Commitment or a Payoff Letter Commitment. The obligation of the New Vehicle Floorplan Swing Line Lender to honor any request for a New Vehicle Floorplan Borrowing pursuant to a

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Payment Commitment or a Payoff Letter Commitment is subject to the following conditions precedent:
     (a) To the extent required pursuant to the terms of such Payment Commitment or Payoff Letter Commitment, as the case may be, the New Vehicle Floorplan Swing Line Lender shall have received a manufacturer/distributor invoice, cash draft, electronic record, depository transfer check, sight draft, or such other documentation as may be specified in such Payment Commitment or Payoff Letter Commitment, identifying the Vehicles delivered or to be delivered to the applicable New Vehicle Borrower; and
     (b) any other conditions precedent set forth in such Payment Commitment or Payoff Letter Commitment.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     Each of the Company and each New Vehicle Borrower represents and warrants to the Administrative Agent and the Lenders that:
     5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all franchises and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clauses (b) and (c), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental

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Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (other than (i) any such filing necessary or advisable to perfect in favor of the Revolving Administrative Agent, for the benefit of the Secured Parties, the Liens on the Collateral and (ii) any such approval, consent, exemption, authorization, other action, notice or filing that has been obtained, taken, given or made and is in full force and effect), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.
     5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event.
     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
     (b) The unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries dated September 30, 2009, and the related consolidated statements of income or operations, shareholders’ equity and cash flows, and consolidating statements of income or operations, in each case for the fiscal quarter ended on that date, and in each case prior to intercompany eliminations (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the consolidated financial condition of the Company and its Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries not included in such financial statements, including liabilities for taxes, material commitments and Indebtedness.
     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     (d) To the Company’s best knowledge, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (x)

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covenant compliance calculations provided hereunder or (y) the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis.
     5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect. Schedule 5.06 (as supplemented by any written notices provided by the Company after the Closing Date pursuant to Section 6.02(a)) sets forth all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of $5,000,000 or which if determined adversely, could reasonably be expected to have a Material Adverse Effect.
     5.07 No Default. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
     5.08 Ownership of Property; Liens. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
     5.09 Environmental Compliance. The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and any material claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     5.10 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as (i) are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates and (ii) satisfy the requirements of the Security Instruments.
     5.11 Taxes. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them

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or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.
     5.12 ERISA Compliance.
     (a) Each Plan, and to the knowledge of the Company, each Multiemployer Plan and Multiple Employer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code with respect to all plan document qualification requirements for which the applicable remedial amendment period has closed and that the trust related thereto has been determined to be exempt from federal income tax under Section 501(a) of the Code or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
     (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or to the knowledge of the Company, any Multiemployer Plan or Multiple Employer Plan that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has engaged in any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, Multiemployer Plan or Multiple Employer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) (i) No ERISA Event has occurred with respect to any Pension Plan, or to the knowledge of the Company, any Multiemployer Plan or Multiple Employer Plan, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances which would cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.
     5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and

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nonassessable and are owned by the Company or its Subsidiaries in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. The Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. All of the outstanding Equity Interests in the Company have been validly issued and are fully paid and nonassessable.
     5.14 Margin Regulations; Investment Company Act.
     (a) Neither the Company nor any New Vehicle Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
     (b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.15 Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     5.16 Compliance with Laws. Each of the Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     5.17 Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the

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Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     5.18 Books and Records. Each of the Company and each Subsidiary maintains proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied have been made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.
     5.19 Franchise Agreements and Framework Agreements. The Company has provided to the Administrative Agent true, correct and complete copies of (a) a standard form of Franchise Agreement for each vehicle manufacturer or distributor and (b) each Framework Agreement, in each case in effect as of the Closing Date. Except as set forth on Schedule 5.19 or with respect to any Franchise Agreement entered into after the Closing Date and delivered to the Administrative Agent and each Lender pursuant to Section 6.03(f), there is no material deviation in any Franchise Agreement from the standard form of Franchise Agreements for the applicable vehicle manufacturer or distributor delivered as of the Closing Date. Each Franchise Agreement and Framework Agreement is, other than as disclosed in writing to the Administrative Agent and the Lenders, in full force and effect and is enforceable by the applicable Loan Party in accordance with its terms. To the knowledge of the Company, (a) no party to any Franchise Agreement or Framework Agreement is in material breach of, or has failed to perform in any material respect or is in material default under, such Franchise Agreement or Framework Agreement and (b) no party to any Franchise Agreement or Framework Agreement has given or received any notice of any proposed or threatened termination of such Franchise Agreement or Framework Agreement (except any such notice that has been disclosed to the Administrative Agent and each Lender, as the case may be, pursuant to Section 6.03(f)).
     5.20 Collateral.
     (a) The provisions of each of the Security Instruments are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable, perfected security interest (with the priority described therein) in all right, title and interest of each applicable Loan Party in the Collateral described therein, except as otherwise permitted hereunder.
     (b) No Contractual Obligation to which any Loan Party is a party or by which the property of any Loan Party is bound prohibits the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on Collateral evidenced and created by any of the Loan Documents.
     5.21 Solvency. Both before and after giving effect to the Loans hereunder, each Loan Party is Solvent. On the Closing Date, both before and after giving effect to the Loans hereunder, each Loan Party is Solvent.
     5.22 Labor Matters. As of the date hereof, to the Company’s and its Subsidiaries’ knowledge, there are no material labor disputes to which the Company or any of its Subsidiaries

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may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons’ plants and other facilities.
     5.23 Acquisitions. As of the Closing Date and as of the date of each Permitted Acquisition, all material conditions precedent to, all consents from applicable Governmental Authorities, and all other material consents necessary to permit, such Permitted Acquisition will have been obtained, satisfied, or waived (except that (i) no conditions imposed by the Loan Documents are so waivable other than with the consent of the Required Lenders and (ii) no other conditions shall be waived if such waiver would materially adversely affect the benefits to be obtained by the Company or the Secured Parties from such Acquisition), as the case may be.
     5.24 Real Estate Indebtedness. The amount of any Indebtedness of the Company and its Subsidiaries secured by Liens on the real property and improvements financed thereby is no greater than eighty-five percent (85%) of the value of such real property and improvements as set forth in an appraisal of such real property and improvements prepared by an independent Member of the Appraisal Institute certified appraiser in connection with such Indebtedness (which appraisal shall be delivered to Administrative Agent upon its request).
     5.25 Permitted Service Loaner Indebtedness. All Indebtedness for the financing of Service Loaner Vehicles provided by Service Loaner Lenders which are not parties to the Master Intercreditor Agreement is secured solely by a Lien on said Service Loaner Vehicles so financed by the respective Service Loaner Lenders and the proceeds of such Vehicles.
ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:
     6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company (or if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a consolidated and consolidating balance sheet (including a separate line item for Eligible Used Vehicle Inventory) of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows and consolidating statements of income or operations, in each case for such fiscal year and with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender, and in each case prior to intercompany eliminations and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to

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the Required Lenders as to whether such financial statements are free of material misstatement, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement; and (ii) (A) management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of the end of such fiscal year of the Company as required in accordance with Item 308 of SEC Regulation S-K expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object, and (B) an attestation report of such Registered Public Accounting Firm on management’s assessment of, and the opinion of the Registered Public Accounting Firm independently assessing the effectiveness of, the Company’s internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2 and Section 404 of Sarbanes-Oxley and expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weakness as to which the Required Lenders do not object, and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries;
     (b) as soon as available, but in any event within thirty (30) days after the end of each of the calendar months (including December) of each fiscal year of the Company (or if earlier, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):
     (i) a consolidated balance sheet (including a separate line item for Eligible Used Vehicle Inventory) of the Company and its Subsidiaries as at the end of such calendar month, and the related month and year-to-date consolidated statements of income or operations, shareholders’ equity and cash flows, in each case for such calendar month and for the portion of the Company’s fiscal year then ended and with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender, and in each case prior to intercompany eliminations and setting forth in each case in comparative month and year-to-date form the figures for the corresponding calendar month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements referred to in this Section 6.01(b)(i) to be certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
     (ii) a consolidating balance sheet (including a separate line item for Eligible Used Vehicle Inventory) of the Company and its Subsidiaries as at the end of such calendar month, and the related year-to-date consolidating statements of income or operations, in each case for such calendar month and for the portion of the Company’s fiscal year then ended and with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and

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Dual Subsidiaries grouped by each Silo Lender, and in each case prior to intercompany eliminations and setting forth in each case in comparative year-to-date form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail, and such consolidating statements referred to in this Section 6.01(b)(ii) to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries.
     As to any information contained in materials furnished pursuant to Section 6.02(h), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
     6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (a) Concurrently with:
     (i) the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b) (with respect to the last month of each fiscal quarter), (A) a duly completed Compliance Certificate signed by a Responsible Officer of the Company, including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c) and the Consolidated Total Debt to EBITDA Ratio and (B) a schedule (which such schedule may be included in the Compliance Certificate delivered with respect to such period) describing all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of $5,000,000;
     (ii) the delivery of the financial statements referred to in Section 6.01(b) (with respect to each month other than the last month of a fiscal quarter), a duly completed Compliance Certificate signed by a Responsible Officer of the Company, but only including the calculation of the financial covenant set forth in Section 7.11(a);
     (iii) the delivery of the financial statements referred to in Section 6.01(a), financial projections for the 12 months succeeding the date of such financial statements, such projections to be prepared by management of the Company, in form satisfactory to the Administrative Agent; and
     (iv) any event described herein requiring Pro Forma Compliance, a duly completed Pro Forma Compliance Certificate (including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c) and the Consolidated Total Debt to EBITDA Ratio) or Pro Forma Used Vehicle Borrowing Base Certificate, as applicable, signed by a Responsible Officer of the Company;
     (b) within twenty (20) days after the end of each calendar month, a duly completed Used Vehicle Borrowing Base Certificate signed by a Responsible Officer of the Company as at

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the end of such calendar month; provided that, if any Event of Default shall have occurred and be continuing, the Company shall deliver such Used Vehicle Borrowing Base Certificates, each signed by a Responsible Officer of the Company, at any other time requested by the Administrative Agent;
     (c) in the event of any Disposition resulting in Net Cash Proceeds in an amount greater than $25,000,000 (excluding the value of New Vehicles sold in such Disposition) and concurrently with the delivery of a notice of Disposition required pursuant to Section 6.03(g), or any Removed Franchise, a duly completed Used Vehicle Borrowing Base Certificate giving pro forma effect to such Disposition or Removed Franchise, based on the prior month’s Used Vehicle Borrowing Base Certificate, and subtracting sold assets or removed assets, as applicable, but reflecting prepayments of Used Vehicle Floorplan Loans required pursuant to Section 2.09(e) in connection with such Disposition or Removed Franchise and delivery of such certificates;
     (d) in the event of any Acquisition, the certificates and information required by Section 7.12;
     (e) within a reasonable period of time after any request by the Administrative Agent, Vehicle Title Documentation and manufacturer/dealer statements;
     (f) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;
     (g) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (h) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
     (i) promptly after any request by the Administrative Agent, copies of any non-cancelable purchase and sale agreement referenced in the definition of “Consolidated Current Assets”; and
     (j) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

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     Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The Company hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agent, the Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

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     6.03 Notices. Promptly notify the Administrative Agent and each Lender:
     (a) of the occurrence of any Default;
     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any notice or correspondence from or on behalf of the applicable franchisor, distributor or manufacturer, the Company or any Subsidiary alleging that any such event has occurred with respect to any Franchise Agreement or Framework Agreement, (iii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority which such dispute, litigation, investigation, proceeding or suspension arising under this clause (iii) has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iv) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, where the result of such event arising under this clause (iv) has resulted or could reasonably be expected to result in a Material Adverse Effect;
     (c) of the occurrence of any ERISA Event with respect to a Pension Plan, and subject to notification to the Company, with respect to a Multiemployer Plan or Multiple Employer Plan;
     (d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary;
     (e) of the Registered Public Accounting Firm’s determination (in connection with its preparation of any report under Section 6.01(a)(ii)) or the Company’s determination at any time of the occurrence or existence of any Internal Control Event;
     (f) of (i) any Franchise Agreement entered into after the Closing Date (and a copy of such Franchise Agreement) which deviates in any material respect from the Franchise Agreements for the applicable vehicle manufacturer or distributor delivered as of the Closing Date, (ii) any Framework Agreement (and a copy of such Framework Agreement) entered into after the Closing Date (including the subject matter and term of such Framework Agreement), (iii) the termination or expiration of any Franchise Agreement or Framework Agreement, including the expiration of a Franchise Agreement which has expired as described in Section 8.01(l) and has not been renewed within 30 days; (iv) any amendment or other modification (and a copy of such amendment or modification) of any Framework Agreement, and (v) any material adverse change in the relationship between the Company or any Subsidiary and any vehicle manufacturer or distributor, including the written threat of loss of a new vehicle franchise or the written threat of termination of a Franchise Agreement or Framework Agreement;
     (g) of the occurrence of any Disposition of property or assets resulting in Net Cash Proceeds greater than $25,000,000 (such amount to exclude the value of New Vehicles sold in such Disposition), such notice pursuant to this clause (g) to be given on the date of such Disposition and to include (i) a statement of the date of the Disposition and the property or assets Disposed of, and (ii) an itemized calculation of the Net Cash Proceeds from such Disposition

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(including showing as a separate line item each category of payments, expenses or taxes that are deducted as part of such calculation; and
     (h) of the occurrence of any Silo Financing Commencement Date occurring during any month with respect to any Removed Franchise of a Subsidiary not later than the last Business Day of such month, stating (i) such Silo Financing Commencement Date, (ii) each applicable Removed Franchise, and (iii) the mandatory prepayments of New Vehicle Floorplan Committed Loans and New Vehicle Floorplan Swing Line Loans required in connection therewith by Section 2.11(a)(iii)(C).
     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, including Vehicles, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
     6.05 Preservation of Existence, Etc.; Maintenance of Vehicle Title Documentation. Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (d) if applicable, preserve and maintain, in accordance with its standard policies and procedures, all manufacturer statements of origin, certificates of origin, certificates of title or ownership and other customary vehicle title documentation (collectively, the “Vehicle Title Documentation”) necessary or desirable in the normal conduct of its business and maintain records evidencing which Vehicles are being used as Demonstrators and Rental Vehicles (each as defined in the Floorplan Credit Agreement).
     6.06 Maintenance of Properties; Repairs. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

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     6.07 Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and otherwise as required by the Security Instruments; (b) maintain general public liability insurance at all times with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, against liability on account of damage to persons and property; and (c) maintain insurance under all applicable workers’ compensation laws and against loss by reason of business interruption with such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverage than that maintained on the Closing Date, such insurance policies to be in form reasonably satisfactory to the Administrative Agent. Each of the policies described in this Section 6.07 shall provide that the insurer shall give the Administrative Agent and the Revolving Administrative Agent not less than thirty (30) days’ prior written notice before any material amendment to any such policy by endorsement or any lapse, termination or cancellation thereof, each such policy of liability insurance shall list the Revolving Administrative Agent as an additional insured, and each such policy of casualty insurance shall list the Revolving Administrative Agent as loss payee pursuant to a loss payee clause in form and substance satisfactory to the Administrative Agent and the Revolving Administrative Agent.
     6.08 Compliance with Laws and Contractual Obligations. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees and all Contractual Obligations applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be, including, if applicable, books and records specifying the year, make, model, cost, price, location and vehicle identification number of each Vehicle owned by the Company or such Subsidiary.
     6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties (including inspecting Vehicles and conducting random samples of the Net Book Value of the Used Vehicles), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company (except for access required in connection with a floorplan audit pursuant to Section 6.12, which will be permitted at any time during regular business hours (or at other times consistent with standard industry practice) and without advance notice); provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

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     6.11 Use of Proceeds. Use the proceeds of the Borrowings:
     (a) in the case of the New Vehicle Floorplan Facility (i) to finance the acquisition by the New Vehicle Borrowers of New Vehicle Inventory (including dealer trade, Demonstrators, Rental Vehicles and Fleet Vehicles) pursuant to New Vehicle Floorplan Committed Loan Notices, New Vehicle Floorplan Swing Line Loan Notices, Payment Commitments or Payoff Letter Commitments; provided that, no New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan shall be made to any New Vehicle Borrower to finance New Vehicles manufactured by a Restricted Manufacturer, and (ii) to refinance indebtedness outstanding under existing new vehicle floorplan facilities of the New Vehicle Borrowers, provided pursuant to the Existing Credit Agreement, in each case not in contravention of any Law or any Loan Document; and
     (b) in the case of the Used Vehicle Floorplan Facility (i) to finance the acquisition of Used Vehicle inventory, (ii) to refinance indebtedness outstanding under the used vehicle floorplan facility of the Company provided pursuant to the Existing Credit Agreement, and (iii) other working capital, capital expenditures and other lawful corporate purposes, in each case not in contravention of any Law or of any Loan Document;
provided that no proceeds of any Borrowing shall be paid to any Unrestricted Subsidiary.
     6.12 Floorplan Audits.
     (a) Entry on Premises. Each New Vehicle Borrower shall permit a duly authorized representative of the New Vehicle Swing Line Lender to enter upon such New Vehicle Borrower’s premises during regular business hours (or at other times consistent with standard industry practice) to perform audits of Vehicles constituting Collateral in a manner reasonably satisfactory to the New Vehicle Swing Line Lender on a quarterly basis or at other intervals as requested by the New Vehicle Swing Line Lender from time to time, but no less frequently than three times in any twelve (12) month period. Each New Vehicle Borrower shall assist the New Vehicle Swing Line Lender, and its representatives, in whatever way reasonably necessary to make the inspections and audits provided for herein.
     (b) Delivery of Audits. Within thirty (30) days after the end of each calendar month of the Company, the New Vehicle Swing Line Lender shall deliver to the Administrative Agent a summary of the audits of each of the New Vehicle Borrowers performed by the New Vehicle Swing Line Lender during the calendar month just ended, setting forth therein a spread sheet reflecting, for each New Vehicle Borrower, a summary of the results of each floorplan audit during the calendar month. The Administrative Agent shall promptly deliver a copy of such report to each Lender.
     6.13 Location of Vehicles. Keep the Vehicles only at the locations set forth on Schedule 6.13, as such schedule may be revised from time to time as set forth in the Compliance Certificate delivered pursuant to Section 6.02(a), except that Vehicles may, in the ordinary course of business, (i) be temporarily in transit to or between such locations or (ii) be temporarily removed from such locations (a) for repair, (b) when being test driven by potential customers or (c) in the case of Heavy Trucks, for conversion of any such Heavy Truck at a conversion facility,

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provided that, (1) if requested by the New Vehicle Swing Line Lender in its sole discretion during a floorplan audit, the Company or the applicable New Vehicle Borrower shall provide the New Vehicle Swing Line Lender with the name, location and contact information of the conversion facility or other information reasonably requested by the New Vehicle Swing Line Lender with respect to such Heavy Truck, and (2) if the applicable customer has purchased the applicable Heavy Truck, the conversion facility may transport such Heavy Truck directly to such customer.
     6.14 Additional Subsidiaries. (i) If the Company requests that New Vehicle Floorplan Loans be made available to a newly acquired or created Subsidiary (other than a Silo Subsidiary) which engages in the business of selling or leasing New Vehicles, or (ii) if any newly created or acquired Subsidiary has Eligible Used Vehicle Inventory included in the Used Vehicle Borrowing Base at any time, then as soon as practicable, but in any event within thirty (30) days after the acquisition or creation of any such Subsidiary (or, if later, by the date such Subsidiary first satisfies the condition in clause (i) or (ii) above) cause to be delivered to the Administrative Agent each of the following:
     (i) a Joinder Agreement duly executed by such Subsidiary with all schedules and information thereto appropriately completed with respect to becoming a “New Vehicle Borrower” or “Subsidiary Guarantor” (including appropriate indications if such Subsidiary is a Dual Subsidiary);
     (ii) UCC financing statements naming such Subsidiary as “Debtor” and naming the Revolving Administrative Agent for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its counsel to be filed in all UCC filing offices in which filing is necessary or advisable to perfect in favor of the Revolving Administrative Agent for the benefit of the Secured Parties the Liens on the Collateral conferred under such Joinder Agreement and other Security Instruments to the extent such Lien may be perfected by UCC filings;
     (iii) unless the Required Lenders expressly waive such requirement in accordance with Section 10.01, in the case of any single Acquisition or any related series of Acquisitions with an aggregate Cost of Acquisition of $25,000,000 or more, an opinion or opinions of counsel to such Subsidiary dated as of the date of delivery of such Joinder Agreements (and other Loan Documents) provided for in this Section 6.14 and addressed to the Administrative Agent, in form and substance acceptable to the Administrative Agent;
     (iv) the documents described in Sections 4.01(a)(iii), (iv), (vii), (xii), (xiii), (xxi), (xxii) and (xxiii) with respect to such Restricted Subsidiary; and
     (v) evidence satisfactory to the Administrative Agent that all taxes, filing fees, recording fees and other related transaction costs have been paid.
In addition, such Subsidiary shall also comply with Section 7.16 (in the case of a Silo Subsidiary), Section 7.17 (in the case of a Dual Subsidiary), and Section 7.20.

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     6.15 Further Assurances. Execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, including, without limitation, (i) causing any additions, substitutions, replacements, or equipment related to the Vehicles financed hereunder to be covered by and subject to the Liens created in the Loan Documents to which any New Vehicle Borrower is a party; and (ii) with respect to any Vehicles which are, or are required to be, subject to Liens under the Loan Documents, execute, acknowledge, endorse, deliver, procure, and record or file any document or instrument, including, without limitation, any financing statement or any Vehicle Title Documentation, deemed advisable by the Administrative Agent or the New Vehicle Swing Line Lender to protect the Liens granted in this Agreement or the Loan Documents against the rights or interests of third Persons, and the Company will pay all reasonable costs connected with any of the foregoing.
     6.16 Landlord Waivers. With respect to any real property leased by the Company or any Loan Party, where requested by the Administrative Agent, the Company and each Loan Party shall use commercially reasonable efforts (and shall deliver to the Administrative Agent satisfactory evidence of such efforts) to deliver a Landlord Waiver (to the extent not previously delivered to the Administrative Agent or the Revolving Administrative Agent) duly executed by the applicable landlord in form and substance reasonably satisfactory to the Administrative Agent.
     6.17 Notices regarding Indebtedness.
     (a) At the time the Company or any Loan Party enters into any Permitted Indenture Refinancing Indebtedness, the Company shall deliver to the Administrative Agent a certificate, in form and substance acceptable to the Administrative Agent, attaching copies of all material documentation relating to such Permitted Indenture Refinancing Indebtedness, stating the amount of such Permitted Indenture Refinancing Indebtedness and certifying that (i) such Permitted Indenture Refinancing Indebtedness complies with the requirements of Sections 7.15 and 7.09 and the definition of “Permitted Indenture Refinancing Indebtedness” and (ii) no Event of Default shall have occurred and be continuing or would occur as a result thereof.
     (b) At the time the Company or any Loan Party enters into any Additional Indebtedness, the Company shall deliver to the Administrative Agent a certificate, in form and substance acceptable to the Administrative Agent, attaching copies of all material documentation relating to such Additional Indebtedness, stating the amount of such Additional Indebtedness and certifying that (i) such Additional Indebtedness complies with the requirements of Sections 7.15 and 7.09 and the definition of “Additional Indebtedness” and (ii) no Event of Default shall have occurred and be continuing or would occur as a result thereof.
     6.18 Joinder of Additional Silo Lenders. To the extent not otherwise required to be delivered pursuant to Sections 7.16 or 7.17 and as soon as practicable but in any event within five (5) days following the initial incurrence of Permitted Silo Indebtedness by any New Vehicle Borrower or any other Subsidiary from a Silo Lender with respect to a particular franchise, cause to be delivered to the Administrative Agent a joinder agreement to the Master Intercreditor

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Agreement executed by the applicable Silo Lender, along with any applicable revised exhibits thereto.
     6.19 Deposit Accounts. Maintain with the Revolving Administrative Agent at all times the depository arrangements in existence with the Revolving Administrative Agent on the Closing Date (including the maintenance of all business, operating and administrative deposit accounts) unless otherwise approved by the Revolving Administrative Agent.
     6.20 Post-Closing Intercreditor Agreements. Within 30 days of the Closing Date, or such later date as determined by the Administrative Agent in its sole discretion, deliver intercreditor agreements executed by each Service Loaner Lender which, as of the Closing Date, provides Permitted Service Loaner Indebtedness but does not provide Permitted Silo Indebtedness and is not a party to the Master Intercreditor Agreement (which such intercreditor agreements shall meet the requirements set forth in the definition of “Permitted Service Loaner Indebtedness”).
ARTICLE VII.
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:
     7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
     (a) Liens pursuant to any Loan Document;
     (b) Liens existing on the date hereof and listed on Schedule 7.01 and any refunding, refinancing, renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any refunding, refinancing, renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);
     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
     (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

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     (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
     (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     (h) Liens securing judgments for the payment of money not constituting a Used Vehicle Event of Default under Section 8.01(h) or a New Vehicle Event of Default under Section 8.03(j);
     (i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
     (j) Liens securing Permitted Silo Indebtedness so long as the respective Silo Lender (and each other party to the Master Intercreditor Agreement) has executed and delivered the Master Intercreditor Agreement to the Administrative Agent and such Liens are subject to the Master Intercreditor Agreement; provided that, Permitted Silo Indebtedness provided by a Silo Lender may be cross-collateralized with other Permitted Silo Indebtedness provided by such Silo Lender;
     (k) Liens on Permitted Real Estate Indebtedness Collateral securing either Permitted Real Estate Indebtedness permitted by Section 7.03(l) or permitted Guarantees thereof;
     (l) Liens securing Permitted Service Loaner Indebtedness so long as (i) each Service Loaner Lender holding such Indebtedness (and each other party to the Master Intercreditor Agreement or other intercreditor agreement) has executed and delivered to the Administrative Agent the Master Intercreditor Agreement or (ii) the Company has used commercially reasonable efforts to obtain an intercreditor agreement meeting the requirements set forth in the definition of “Permitted Service Loaner Indebtedness”; provided that, Permitted Service Loaner Indebtedness provided by a Service Loaner Lender may be cross-collateralized with other Permitted Service Loaner Indebtedness provided by such Service Loaner Lender;
     (m) Liens securing the Revolving Credit Facility so long as the Revolving Administrative Agent (and each other party to the Master Intercreditor Agreement) has executed and delivered the Master Intercreditor Agreement to the Administrative Agent and such Liens are subject to the Master Intercreditor Agreement; and
     (n) Liens not otherwise permitted under this Section 7.01; provided that (i) at the time of the creation or incurrence of such Lien, no Default shall exist or would result from such Lien,

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(ii) no such Lien attaches to any Collateral, and (iii) the aggregate Indebtedness secured by (and the value of the assets subject to) all Liens created or incurred in reliance on this clause (n) shall not exceed $10,000,000 at any time.
     7.02 Investments. Make any Investments, except:
     (a) Investments held by the Company or such Subsidiary in the form of cash equivalents or short-term marketable securities;
     (b) advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
     (c) Investments of the Company in any Subsidiary Guarantor and Investments of any Subsidiary Guarantor in the Company or in another Subsidiary Guarantor;
     (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
     (e) Guarantees permitted by Section 7.03;
     (f) Acquisitions permitted by Section 7.12;
     (g) capital contributions (in order to meet capital requirements imposed by applicable Law) or insurance premium payments by any Loan Party to SRM Assurance, Ltd., which capital contributions and premium payments do not exceed $6,000,000 in the aggregate in any fiscal year of the Company;
     (h) Buyer Notes obtained by the Company or a Subsidiary in connection with a Disposition permitted by Section 7.05(g), provided, however, that the aggregate amount of all such Investments at any one time shall not exceed $5,000,000;
     (i) Investments made in connection with the Company’s supplemental executive retirement plan, as the same may be amended, so long as such Investments do not exceed (A) $5,000,000 in any given calendar year or (B) $10,000,000 in the aggregate; and
     (j) other Investments not exceeding $5,000,000 in the aggregate in any fiscal year of the Company.
     7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
     (a) Indebtedness under the Loan Documents;
     (b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension

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except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;
     (c) Guarantees of the Company or any Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company or any Subsidiary Guarantor;
     (d) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
     (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;
     (f) Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;
     (g) Permitted Silo Indebtedness so long as each Silo Lender holding such Indebtedness (and each other party to the Master Intercreditor Agreement) has executed and delivered the Master Intercreditor Agreement to the Administrative Agent;
     (h) 2002-4.25% Indenture Indebtedness and any Permitted Indenture Refinancing Indebtedness that has refinanced or replaced any 2002-4.25% Indenture Indebtedness; provided that (i) the aggregate amount of all such 2002-4.25% Indenture Indebtedness and such Permitted Indenture Refinancing Indebtedness at any one time outstanding shall not exceed the aggregate principal amount of such Indebtedness existing as of the Closing Date, less the aggregate principal amount of all 2002-4.25% Indenture Indebtedness that is prepaid as permitted hereunder, plus, to the extent permitted hereunder, the amount of payment-in-kind interest accrued on such 2002-4.25% Indenture Indebtedness, and (ii) both immediately prior to the issuance of such Permitted Indenture Refinancing Indebtedness and after giving effect to such Permitted Indenture Refinancing Indebtedness (A) no Default or Event of Default shall exist, and (B) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate;

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     (i) 2003-8.625% Indenture Indebtedness and any Permitted Indenture Refinancing Indebtedness that has refinanced or replaced any 2003-8.625% Indenture Indebtedness; provided that (i) the aggregate amount of all such 2003-8.625% Indenture Indebtedness and such Permitted Indenture Refinancing Indebtedness at any one time outstanding shall not exceed the aggregate principal amount of such Indebtedness existing as of the Closing Date, less the aggregate principal amount of all 2003-8.625% Indenture Indebtedness that is prepaid as permitted hereunder, plus, to the extent permitted hereunder, the amount of payment-in-kind interest accrued on such 2003-8.625% Indenture Indebtedness, and (ii) both immediately prior to the issuance of such Permitted Indenture Refinancing Indebtedness and after giving effect to such Permitted Indenture Refinancing Indebtedness (A) no Default or Event of Default shall exist, and (B) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate;
     (j) 2009-5.0% Indenture Indebtedness and any Permitted Indenture Refinancing Indebtedness that has refinanced or replaced any 2009-5.0% Indenture Indebtedness; provided that (i) the aggregate amount of all such 2009-5.0% Indenture Indebtedness and such Permitted Indenture Refinancing Indebtedness at any one time outstanding shall not exceed the aggregate principal amount of such Indebtedness existing as of the Closing Date, less the aggregate principal amount of all 2003-8.625% Indenture Indebtedness that is prepaid as permitted hereunder, plus, to the extent permitted hereunder, the amount of payment-in-kind interest accrued on such 2009-5.0% Indenture Indebtedness, and (ii) both immediately prior to the issuance of such Permitted Indenture Refinancing Indebtedness and after giving effect to such Permitted Indenture Refinancing Indebtedness (A) no Default or Event of Default shall exist, and (B) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate;
     (k) Additional Indebtedness in addition to the Indebtedness described in Sections 7.03(h), (i) and (j), if both immediately prior to the issuance of such Additional Indebtedness and after giving effect to such Additional Indebtedness (i) no Default or Event of Default shall exist, and (ii) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate;provided, however, that the aggregate amount of all such Additional Indebtedness at any one time outstanding shall not exceed $50,000,000;
     (l) Permitted Real Estate Indebtedness;
     (m) Permitted Service Loaner Indebtedness so long as (i) each Service Loaner Lender holding such Indebtedness (and each other party to the Master Intercreditor Agreement or other intercreditor agreement) has executed and delivered to the Administrative Agent the Master Intercreditor Agreement or (ii) the Company has used commercially reasonable efforts to obtain an intercreditor agreement meeting the requirements set forth in the definition of “Permitted Service Loaner Indebtedness”; provided further that the Indebtedness described in this clause (m) is in an aggregate principal amount not to exceed $2,500,000 at any time outstanding;
     (n) Indebtedness under the Revolving Credit Agreement so long as the Revolving Administrative Agent (and each other party to the Master Intercreditor Agreement) has executed and delivered the Master Intercreditor Agreement to the Administrative Agent; and

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     (o) Indebtedness under any Secured Cash Management Arrangement.
     7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
     (a) any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary Guarantor is merging with another Subsidiary, the Subsidiary Guarantor shall be the continuing or surviving Person;
     (b) subject to Section 6.14, any Subsidiary may merge into or consolidate with another Person in order to consummate an Acquisition permitted by Section 7.12;provided that (i) if the Company is a party to any such merger or consolidation, the Company is the survivor thereof, and (ii) except as described in clause (i) above, if a Subsidiary Guarantor is a party to any such merger or consolidation, a Subsidiary Guarantor is the survivor thereof;
     (c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Company or a Subsidiary Guarantor;
     (d) any Subsidiary may Dispose of all or substantially all of its assets to or in favor of any Person in one transaction or in a series of transactions, provided that such Disposition or Dispositions satisfy the requirements of Section 7.05(g) and in the case of a Disposition of a dealership Subsidiary, Section 7.19; and
     (e) any Subsidiary which has Disposed of all or substantially all of its assets in accordance with the terms of this Agreement (i) may be dissolved or have its entity status terminated and (ii) at the request of the Company, be released by the Administrative Agent and the Revolving Administrative Agent from its obligations under the Subsidiary Guaranty and the other Loan Documents, provided that, if at any time thereafter the Company requests that such Subsidiary be designated as a New Vehicle Borrower, the Company shall cause to be delivered to the Administrative Agent all documents required to be delivered by Section 6.14 with respect to such Subsidiary in the timeframes set forth therein.
     7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
     (b) Dispositions of inventory including Eligible Used Vehicle Inventory, in the ordinary course of business;
     (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the

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proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
     (d) Dispositions of property by any Subsidiary to the Company or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must either be the Company or a Subsidiary Guarantor;
     (e) Dispositions permitted by Section 7.04;
     (f) Dispositions by the Company and its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the book value of all property so Disposed of shall not exceed $50,000,000 in any fiscal year;
     (g) Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 7.05; provided that at the time of such Disposition, (i) no Default shall exist or would result from such Disposition and (ii) in the case of a Disposition of a dealership Subsidiary, the requirements of Section 7.19 have been satisfied;
provided, however, that any Disposition pursuant to clauses (a) through (g) shall be for fair market value.
     7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
     (a) each Subsidiary may make Restricted Payments to the Company and any Subsidiaries of the Company that are Subsidiary Guarantors;
     (b) the Company may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
     (c) any Loan Party may make “net share settlements” of vested restricted stock for tax withholding;
     (d) the Company may make any Restricted Payment permitted by Section 7.15 (including conversions of or similar payments made with respect to the Indenture Indebtedness, any Additional Indebtedness permitted by Section 7.03(k), or any convertible notes that refinance the Indenture Indebtedness or Additional Indebtedness permitted by Section 7.15); and
     (e) the Company may declare and make cash dividend or distribution payments, or purchase, redeem, retire, acquire, cancel or terminate capital stock, in an aggregate amount for all such Restricted Payments not to exceed $10,000,000 in any fiscal year; provided that, on the date of such Restricted Payment, the Company and its Subsidiaries are in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate.

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     7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.
     7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the Company and any Guarantor or between and among any Guarantors.
     7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Loan Party or to otherwise transfer property to the Company or any Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of the Company, or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that (x) clauses (i), (ii) and (iii) above shall not prohibit any such restriction on Restricted Payments, Guarantees or liens incurred or provided in favor of any Floorplan Secured Party under the Floorplan Loan Documents, and (y) clause (iii) above shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e), (g), (l) or (m) solely to the extent any such negative pledge relates to the property financed by or securing such Indebtedness, (y) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(i) solely to the extent any such negative pledge does not prohibit any current or future Lien of the Revolving Administrative Agent or the Administrative Agent (in each case for the benefit of the Secured Parties), on any property of any Loan Party, or (z) manufacturer limitations on dividends set forth in Franchise Agreements or Framework Agreements which limitations relate to minimum capitalization requirements for dealerships; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
     7.10 Use of Proceeds. Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
     7.11 Financial Covenants.
     (a) Consolidated Liquidity Ratio. Permit the Consolidated Liquidity Ratio as of the end of any calendar month ending during any period set forth below to be less than the ratio set forth below opposite such period:

Period	Ratio
Closing Date through and including March 30, 2011	1.00 to 1.00

March 31, 2011 through and including March 30, 2012	1.05 to 1.00

March 31, 2012 and thereafter	1.10 to 1.00

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     (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at any time to be less than the ratios and for the periods set forth below:

Period	Ratio
Closing Date through and including March 30, 2011	1.10 to 1.00

March 31, 2011 through and including March 30, 2012	1.15 to 1.00

March 31, 2012 and thereafter	1.20 to 1.00
     (c) Consolidated Total Senior Secured Debt to EBITDA Ratio. Permit the Consolidated Total Senior Secured Debt to EBITDA Ratio at any time to be greater than 2.25 to 1.00.
     7.12 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the material line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Company and its Subsidiaries, or substantially related or incidental thereto, (ii) no Default or Revolving Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, (iii) if the aggregate Cost of Acquisition of all Acquisitions (including such Acquisition) occurring in any fiscal year is in excess of $25,000,000, (w) the Required Lenders shall have consented to such Acquisition, (x) no Default would exist immediately after giving effect to such Acquisitions, (y) the Company shall have furnished to the Administrative Agent pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and all other Acquisitions consummated since such fiscal year end, and (z) the Company and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such Acquisition, as evidenced by a Pro Forma Compliance Certificate and a Pro Forma Revolving Borrowing Base Certificate, in each case delivered simultaneously with such pro forma historical financial statements, (iv) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Company or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Company or a wholly-owned Subsidiary), and (v) after the consummation of such Acquisition, the Company or any applicable Subsidiary shall have complied with the provisions of Section 6.14.
     7.13 Used Vehicle Borrowing Base.

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     (a) Permit at any time the sum of the Total Used Vehicle Floorplan Outstandings to exceed the Used Vehicle Borrowing Base, unless the Company shall have immediately complied with Section 2.09(e) with respect to such excess; or
     (b) substantially change the method of valuation of the Collateral with respect to the Used Vehicle Borrowing Base from that used by the Company and its Subsidiaries on the Closing Date.
     7.14 Amendments of Certain Indebtedness. Amend, modify or change in any manner any term or condition of any of the Indenture Indebtedness or any Additional Indebtedness permitted by Section 7.03(k) or refinance or replace any such Indebtedness so that the terms and conditions thereof are less favorable to the Administrative Agent and the Lenders than the terms and conditions of the relevant Indebtedness as of the later of the Closing Date or the date of incurrence thereof.
     7.15 Prepayments, etc. of Certain Indebtedness. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any of the Indenture Indebtedness or any Additional Indebtedness (such prepayments, redemptions, purchases, defeases or satisfactions referred to as “Indenture Prepayments”), except that, the Company may make such Indenture Prepayments if, both immediately prior to such Indenture Prepayments and after giving effect to such Indenture Prepayments (A) no Default or Event of Default shall exist, and (B) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate, or (ii) make any payment in violation of any subordination terms of any of the Indenture Indebtedness or any Additional Indebtedness.
     7.16 Silo Subsidiaries. Permit any Subsidiary to become a Silo Subsidiary unless (i) any Silo Lender providing Permitted Silo Indebtedness to such Subsidiary has delivered to the Administrative Agent a joinder agreement to the Master Intercreditor Agreement (or if applicable, a revised exhibit to the Master Intercreditor Agreement for such Silo Lender), (ii) such Subsidiary shall not be designated a New Vehicle Borrower or entitled to the proceeds of any New Vehicle Floorplan Loans, (ii) no New Vehicle Inventory of such Subsidiary shall be financed by any New Vehicle Floorplan Loans, and (iii) prior to the time of designation of such Subsidiary as a Silo Subsidiary, all outstanding New Vehicle Floorplan Loans with respect to such Subsidiary shall have been repaid.
     7.17 Dual Subsidiaries. Permit any Subsidiary to become a Dual Subsidiary unless (i) any Silo Lender providing Permitted Silo Indebtedness to such Subsidiary has delivered to the Administrative Agent a joinder agreement to the Master Intercreditor Agreement (or if applicable, a revised exhibit to the Master Intercreditor Agreement for such Silo Lender), (ii) in the event the New Vehicles of any such Dual Subsidiary are financed by both the New Vehicle Floorplan Facility and Permitted Silo Indebtedness (each, an “Applicable Vehicle Floorplan”), each separate brand of New Vehicles of any such Dual Subsidiary must be financed by the same Applicable Vehicle Floorplan, (iii) no Used Vehicles of any such Dual Subsidiary shall be financed by the Used Vehicle Floorplan Facility, and (iv) no Silo Lender may finance Used Vehicles at the applicable dealership unless it finances New Vehicles at such dealership, and (v) prior to the time of designation of such Subsidiary as a Dual Subsidiary, all outstanding New

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Vehicle Floorplan Loans with respect to such Subsidiary for New Vehicles of any dealerships which will be financed by such Permitted Silo Indebtedness shall have been repaid.
     7.18 [Intentionally Omitted.]
     7.19 Disposition of Subsidiary or Franchise. Sell to any Person other than the Company or any of its Subsidiaries, dissolve, or transfer back to the franchisor, any franchise (or Subsidiary that owns one or more franchises), unless any applicable Silo Lender with respect to any Permitted Silo Indebtedness of such franchise (or Subsidiary) has (a) taken any steps necessary so that any remaining assets of the Company and its remaining Subsidiaries no longer secure floorplan Indebtedness of such transferred franchise or Subsidiary and (b) delivered to the Administrative Agent a revised Master Intercreditor Agreement exhibit for such lender, deleting such franchise (or in the case of a sale of a Subsidiary, any franchise owned by such Subsidiary) from such exhibit or other evidence satisfactory to the Administrative Agent in its reasonable discretion that such Silo Lender will deliver such revised exhibit upon payment of amounts remaining under such transferred franchise or Subsidiary’s floorplan Indebtedness.
     7.20 Additional Credit Support Documentation. Permit any Subsidiary to Guarantee or grant any Lien in favor of any Silo Lender in respect of Permitted Silo Indebtedness except for such Guarantees by and Liens granted by Silo Subsidiaries and Dual Subsidiaries which receive Permitted Silo Indebtedness from such Silo Lender. Without limiting the foregoing and without limiting the generality of the Subsidiary Guaranty or Section 6.14, in the event any Silo Lender receives a Guarantee or Lien in violation of the previous sentence, the Company shall cause the applicable Subsidiaries to provide substantially similar Guarantees to the Administrative Agent and the Lenders or grant substantially similar Liens in favor of the Revolving Administrative Agent (for the benefit of the Secured Parties) to the same extent.
     7.21 Perfection of Deposit Accounts. Permit any Person (other than the Revolving Administrative Agent (on behalf of the Revolving Secured Parties) to obtain any deposit account control agreement (or otherwise perfect any Lien in) any deposit account of the Company or any of its Subsidiaries.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
     8.01 Used Vehicle Events of Default. Any of the following shall constitute a Used Vehicle Event of Default (each a “Used Vehicle Event of Default”):
     (a) Non-Payment. The Company or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Used Vehicle Floorplan Loan, or (ii) within five (5) days after the same becomes due, any interest on any Used Vehicle Floorplan Loan, or any fee due hereunder with respect to the Used Vehicle Floorplan Facility, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document with respect to the Used Vehicle Floorplan Facility; or

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     (b) Specific Covenants. The Company or any other Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a), (b), (c) or (d), 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or
     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (i) when made or deemed made or (ii) at the time a draft with respect to a Payment Commitment or a Payoff Letter Commitment is presented for payment; or
     (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts but including Permitted Silo Indebtedness) having a principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), either individually or in the aggregate for all Indebtedness for which a payment default then exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (each, an “Other Event”), the effect of which default or Other Event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness in excess of the Threshold Amount (either individually or in the aggregate for all Indebtedness for which a covenant default then exists) to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that, the mere fact that any Indebtedness is a “demand obligation” and payment thereof may be demanded at any time (whether or not any Person has defaulted thereunder) shall not, by itself, constitute an “Other Event,” but the demand for payment thereof shall constitute an “Other Event”; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or
     (f) Insolvency Proceedings, Etc. The Company, any Loan Party or any of their respective Subsidiaries institutes or consents to the institution of any proceeding under any

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Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
     (g) Inability to Pay Debts; Attachment. (i) The Company or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
     (h) Judgments. There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount, or in the case of the class action lawsuit regarding the APCO etch product, Case No. 02-12274 currently pending in the 13th Judicial Circuit, Hillsborough County, Florida, $20,000,000 (in each case, to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan, Multiemployer Plan or Multiple Employer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan, Multiple Employer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
     (j) Invalidity of Loan Documents. (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest with the priority provided therefor in such Security Instrument and as contemplated in the Master Intercreditor Agreement subject only to those Liens permitted by Section 7.01; or
     (k) Change of Control. There occurs any Change of Control; or

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     (l) Franchise Agreements and Framework Agreements. (i) Any Franchise Agreement or Framework Agreement is terminated or suspended or expires and a replacement for such Franchise Agreement or Framework Agreement is not entered into within 30 days of such termination, suspension or expiration, (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement or Framework Agreement which is not cured within any applicable cure period therein, or (iii) there occurs any change in any Franchise Agreement or Framework Agreement, except in each case referred to in clauses (i), (ii) and (iii) to the extent such termination, suspension, expiration, default or change (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided that, in the event a Franchise Agreement expires in accordance with its terms, if and for so long as the respective dealership Subsidiary and manufacturer or distributor are negotiating in good faith to renew such Franchise Agreement, and the respective manufacturer or distributor has not taken (and is not reasonably expected to take) any action to terminate such Franchise Agreement, such expiration shall not by itself be considered an Event of Default under this Section 8.01(l);
     (m) Out of Balance. An audit performed by the Administrative Agent or New Vehicle Swing Line Lender pursuant to the provisions of Section 6.10 reveals that any Vehicle of any Borrower securing the Obligations has, for a period of thirty (30) consecutive days, been Out of Balance, and such Out of Balance condition continues until the earlier of (i) three (3) days following knowledge thereof by an officer of the Company and (ii) three (3) days following notice to the Company thereof; or
     (n) New Vehicle Event of Default. A New Vehicle Event of Default shall occur and be continuing.
     (o) Revolving Event of Default. A Revolving Event of Default shall occur and be continuing.
     8.02 Remedies Upon Used Vehicle Event of Default.
     (a) If any Used Vehicle Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (i) declare the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans to be terminated, whereupon such commitments and obligation shall be terminated;
     (ii) declare the unpaid principal amount of all outstanding Used Vehicle Floorplan Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document with respect to the Used Vehicle Floorplan Facility to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

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     (iii) exercise on behalf of itself and the Used Vehicle Floorplan Lenders all rights and remedies available to it and the Used Vehicle Floorplan Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans shall automatically terminate and the unpaid principal amount of all outstanding Used Vehicle Floorplan Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Used Vehicle Floorplan Lender.
     (b) Notwithstanding the above, with respect to a Used Vehicle Event of Default described in Section 8.01(n), if such is caused solely by the occurrence of a single Event of Default occurring under Section 8.03(a), (g), (h), or (l) and affects only one New Vehicle Borrower and no other Event of Default has occurred and is continuing, the Administrative Agent shall not be entitled to accelerate the Used Vehicle Floorplan Facility for a period of thirty (30) days from the date of such Used Vehicle Event of Default.
     (c) In addition to the foregoing, if any Used Vehicle Event of Default, New Vehicle Event of Default or Revolving Event of Default occurs and is continuing, the Revolving Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders or the Required Revolving Lenders, take any or all of the following actions:
     (i) foreclose upon, take possession of, or otherwise exercise any remedies available to it under any Security Instrument with respect to, any of the Collateral, or
     (ii) take any action to perfect or preserve the rights of the Revolving Administrative Agent with respect to any Collateral, including filing any appropriate claim or document with respect to any Collateral in any proceeding under any Debtor Relief Law.
     8.03 New Vehicle Events of Default. Any of the following shall constitute a New Vehicle Event of Default in respect of any one or more Borrowers (each, a “New Vehicle Event of Default”):
     (a) Non-Payment. (i) Any Borrower or any other Loan Party fails to pay (A) when and as required to be paid herein, any amount of principal of any New Vehicle Floorplan Loan or any New Vehicle Floorplan Overdraft (except for any payment required by Section 2.11(a)(iii) which constitutes an Out of Balance condition (as to which reference is made to clause (ii) below)), or (B) within five (5) days after the same becomes due, any interest on any New Vehicle Floorplan Loan, or any fee due hereunder with respect to the New Vehicle Floorplan Facility, or (C) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document with respect to the New Vehicle Floorplan Facility, or (ii) the Company shall fail to cure any Out of Balance condition, which condition shall remain unremedied for a period of three days following notice thereof by the Administrative Agent or New Vehicle Swing Line Lender to the Company; or

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     (b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in Section 7.11.
     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (i) when made or deemed made or (ii) at the time a draft with respect to a Payment Commitment or a Payoff Letter Commitment is presented for payment; or
     (e) Revolving Event of Default. (i) A Revolving Event of Default which has not been cured or waived within thirty (30) days of the occurrence of such Revolving Event of Default, (ii) repayment of amounts outstanding under the Revolving Credit Facility shall be accelerated, or (iii) the Company shall fail to pay any principal, interest or fees due under the Revolving Credit Facility within thirty (30) days of the due date; or
     (f) Used Vehicle Event of Default. (i) A Used Vehicle Event of Default which has not been cured or waived within thirty (30) days of the occurrence of such Used Vehicle Event of Default, (ii) repayment of amounts outstanding under the Used Vehicle Floorplan Facility shall be accelerated, or (iii) the Company shall fail to pay any principal, interest or fees due under the Used Vehicle Floorplan Facility within thirty (30) days of the due date; or
     (g) Cross-Default. (i) The Company or any New Vehicle Borrower (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts but including Permitted Silo Indebtedness) having a principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), either individually or in the aggregate for all Indebtedness for which a payment default then exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (each, an “Other Event”), the effect of which default or Other Event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness in excess of the Threshold Amount (either individually or in the aggregate for all Indebtedness for which a covenant default then exists) to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that, the mere fact that any Indebtedness is a “demand obligation” and payment thereof may be demanded at any time (whether or not any Person has defaulted

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thereunder) shall not, by itself, constitute an “Other Event,” but the demand for payment thereof shall constitute an “Other Event”; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or such New Vehicle Borrower is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or such New Vehicle Borrower is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such New Vehicle Borrower as a result thereof is greater than the Threshold Amount; or
     (h) Insolvency Proceedings, Etc. The Company or any New Vehicle Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
     (i) Inability to Pay Debts; Attachment. (i) The Company or any New Vehicle Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
     (j) Judgments. There is entered against the Company or any New Vehicle Borrower (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount, or in the case of the class action lawsuit regarding the APCO etch product Case No. 02-12274 currently pending in the 13th Judicial Circuit, Hillsborough County, Florida, $20,000,000 (in each case, to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (k) Franchise Agreements and Framework Agreement. With respect to the Company or any New Vehicle Borrower, (i) any Franchise Agreement or Framework Agreement of the Company or such New Vehicle Borrower is terminated or suspended or expires and a replacement for such Franchise Agreement or Framework Agreement is not entered into within thirty (30) days of such termination, suspension or expiration; or (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement or Framework Agreement which is not cured within any applicable cure period therein, except in each case referred to in clauses (i) and (ii) to the extent such termination, suspension, expiration, or default

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(either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided that, in the event a Franchise Agreement expires in accordance with its terms, if and for so long as the respective dealership Subsidiary and manufacturer or distributor are negotiating in good faith to renew such Franchise Agreement, and the respective manufacturer or distributor has not taken (and is not reasonably expected to take) any action to terminate such Franchise Agreement, such expiration shall not by itself be considered an Event of Default under this Section 8.03(l); or
     (l) Invalidity of Loan Documents and Collateral. (i) Any Loan Document with respect to the Company or any New Vehicle Borrower, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to those Liens permitted by Section 7.01.
     8.04 Remedies Upon New Vehicle Event of Default.
     (a) Upon the occurrence and during the continuance of a New Vehicle Event of Default under Section 8.03(a), (b), (c), (d), (g), (h), (i), (j), (k) or (l) with respect to the Company or any New Vehicle Borrower, the Administrative Agent may, and at the direction of the Required Lenders, shall: (i) (A) make no further New Vehicle Floorplan Loans to such New Vehicle Borrower or (in the case of any New Vehicle Event of Default under Section 8.03(h) or (i) with respect to the Company) any New Vehicle Borrower during the continuance of such New Vehicle Event of Default and shall at the direction of the Required Lenders cause the Borrowers to terminate all “sweep”, “connectivity”, “automatic funding”, “zero balanced” account features and related transfer services in respect of automatic deposit accounts, and (B) the Administrative Agent and the New Vehicle Swing Line Lender, upon three (3) days prior notice to the Company before the first debit, may initiate automatic debits from all such accounts of the Company or such New Vehicle Borrower in order to pay sums due under any New Vehicle Floorplan Loans of the Company or such New Vehicle Borrower. Notwithstanding the foregoing, the Lenders shall continue to make New Vehicle Floorplan Loans available to the Company and all New Vehicle Borrowers with respect to which no New Vehicle Event of Default has occurred unless otherwise provided in Section 8.04(c) below.
     (b) Upon the occurrence and during the continuance of a New Vehicle Event of Default under Section 8.03(e) above, the Applicable Margin for all New Vehicle Floorplan Loans made to all New Vehicle Borrowers during the thirty (30) day period referred to therein shall increase by two percent (2%).
     (c) Immediately upon the occurrence of a New Vehicle Event of Default under Section 8.03(e) or (f), or thirty (30) days after the occurrence of any New Vehicle Event of Default under Section 8.03(a), (b), (c), (d), (g), (h), (i), (j), (k) or (l) that is continuing and immediately upon the occurrence of a second, concurrent New Vehicle Event of Default under Section 8.03(a), (b), (c), (d), (g), (h), (i), (j), (k) or (l) (unless otherwise permitted by the New Vehicle Swing Line Lender pursuant to Section 2.04) no further New Vehicle Floorplan Loans

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shall be made to any New Vehicle Borrower and the Administrative Agent may, and at the request of the Required Lenders shall, by written or facsimile notice to the Company, take any of the following actions at the same or different times: (w) declare the commitment of each Lender to make New Vehicle Floorplan Loans to be terminated, whereupon such commitments and obligation shall be terminated and any such termination shall automatically terminate the New Vehicle Floorplan Swing Line, (x) declare the unpaid principal amount of all outstanding New Vehicle Floorplan Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, (y) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and (ii) the New Vehicle Swing Line Lender in its sole discretion may suspend and terminate all Payment Commitments and Payoff Letter Commitments, (iii) to the extent the New Vehicle Swing Line Lender determines that such suspension and termination is permitted by the terms of such Payment Commitments and Payoff Letter Commitments) the New Vehicle Swing Line Lender shall, at the request of the Required Lenders, suspend and terminate any or all of the Payment Commitments and Payoff Letter Commitments, and (iv) the Administrative Agent shall have all remedies available to it at law or in equity or as contained in any of the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each New Vehicle Lender to make New Vehicle Floorplan Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender; and
provided further, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any New Vehicle Borrower under the Bankruptcy Code of the United States, the obligation of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans to such New Vehicle Borrower shall automatically terminate, the unpaid principal amount of all outstanding New Vehicle Floorplan Loans made to such New Vehicle Borrower and all interest and with respect thereto shall automatically become due and payable, in each case without further act of the Administrative Agent or any New Vehicle Floorplan Lender.
     (d) In addition to the foregoing, if any Used Vehicle Event of Default, New Vehicle Event of Default or Revolving Event of Default occurs and is continuing, the Revolving Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders or the Required Revolving Lenders, take any or all of the following actions:
     (i) foreclose upon, take possession of, or otherwise exercise any remedies available to it under any Security Instrument with respect to, any of the Collateral, or
     (ii) take any action to perfect or preserve the rights of the Revolving Administrative Agent with respect to any Collateral, including filing any appropriate claim or document with respect to any Collateral in any proceeding under any Debtor Relief Law.

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     8.05 Overdrawing of New Vehicle Floorplan Loans. If at any time the aggregate outstanding principal amount of all (i) New Vehicle Floorplan Loans (including New Vehicle Floorplan Swing Line Loans and any outstanding New Vehicle Floorplan Overdraft), plus (ii) Requests for Borrowings of New Vehicle Floorplan Loans (including requests pursuant to Payment Commitments), exceeds (a) 110% of the Aggregate New Vehicle Floorplan Commitments and such condition exists for five (5) consecutive days or (b) the Aggregate New Vehicle Floorplan Commitments by any amount for fifteen (15) days out of any 30-day period, then, in such event, the New Vehicle Swing Line Lender acting in its sole discretion may, and upon election of the Required New Vehicle Floorplan Lenders shall, (y) take any and all actions reasonably necessary to suspend and/or terminate Payment Commitments and Payoff Letter Commitments and (z) elect by written notice to the Company to terminate the Aggregate New Vehicle Floorplan Commitments and to deem such occurrence as constituting a New Vehicle Event of Default. Nothing contained in this Section 8.05 shall be deemed to reduce the obligation of the Company and the Borrowers to make the payments required pursuant to Section 2.11.
     8.06 Application of Funds. After the exercise of remedies provided for in this Article VIII (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02 or Section 8.04), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.20 and 2.21 (and unless the Administrative Agent determines in good faith that any such amount should be delivered to another Person pursuant to the Master Intercreditor Agreement), be applied by the Administrative Agent in the following order:
     First, to payment of (i) that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such and (ii) that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Revolving Administrative Agent) payable to the Revolving Administrative Agent in its capacity as collateral agent under the Loan Documents for the benefit of the Secured Parties;
     Second, to payment of that portion of the Obligations constituting outstanding New Vehicle Floorplan Overdrafts plus any accrued and unpaid interest thereon ratably among the New Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting outstanding principal of the New Vehicle Floorplan Swing Line Loans due to the New Vehicle Swing Line Lender plus any accrued and unpaid interest therein;
     Fourth, to payment of that portion of the Obligations constituting outstanding principal of the New Vehicle Floorplan Committed Loans plus any accrued and unpaid interest therein ratably among the New Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Fourth payable to them;

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     Fifth, to payment of that portion of the Obligations constituting outstanding principal of the Used Vehicle Facility Swing Line Loans due to the Used Vehicle Swing Line Lender plus any accrued and unpaid interest therein;
     Sixth, to payment of that portion of the Obligations constituting outstanding principal of the Used Vehicle Facility Committed Loans plus any accrued and unpaid interest therein ratably among the Used Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Seventh payable to them;
     Seventh, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Seventh payable to them;
     Eighth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
ARTICLE IX.
ADMINISTRATIVE AGENT
     9.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints (a) Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and (b) Bank of America (in its capacity as the Revolving Administrative Agent) to act on its behalf as the collateral agent hereunder and under the other Loan Documents, and authorizes the Administrative Agent and the Revolving Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Revolving Administrative Agent, respectively, by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Revolving Administrative Agent and the Lenders, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
     9.02 Rights as a Lender. The Person serving as the Administrative Agent or the collateral agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the collateral agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent and the Person serving as the collateral agent hereunder in their respective

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individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company, any other Borrower or any Subsidiary or other Affiliate of the Company or any other Borrower as if such Person were not the Administrative Agent or the collateral agent hereunder and without any duty to account therefor to the Lenders.
     9.03 Exculpatory Provisions. Neither the Administrative Agent nor the Revolving Administrative Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Revolving Administrative Agent:
     (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Revolving Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither the Administrative Agent nor the Revolving Administrative Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Revolving Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of the other Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or the collateral agent or any of their respective Affiliates in any capacity.
     Neither the Administrative Agent nor the Revolving Administrative Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or (under the circumstances described in Section 8.02(c) or 8.02(d)) either the Required Lenders or the Required Revolving Lenders) (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01, 8.02 and 8.04) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor the Revolving Administrative Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company or a Lender. Notice to the Administrative Agent shall not by itself constitute notice to the Revolving Administrative Agent, and notice to the Revolving Administrative Agent shall not by itself constitute notice to the Administrative Agent.
     Neither the Administrative Agent nor the Revolving Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in

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connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Revolving Administrative Agent, as applicable.
     9.04 Reliance by Administrative Agent and Revolving Administrative Agent. The Administrative Agent and the Revolving Administrative Agent shall each be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and the Revolving Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each of the Administrative Agent and the Revolving Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.05 Delegation of Duties. Each of the Administrative Agent and the Revolving Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or the Revolving Administrative Agent, as applicable. Each of the Administrative Agent and the Revolving Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent or the Revolving Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Revolving Administrative Agent, as applicable.
     9.06 Resignation of Administrative Agent. Each of the Administrative Agent and the Revolving Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or collateral agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent or collateral agent, as applicable, may on behalf of the Lenders, appoint a successor Administrative Agent or collateral agent, as applicable, meeting the qualifications set forth

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above; provided that if the Administrative Agent or the Revolving Administrative Agent, as applicable, shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent or collateral agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Revolving Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent or collateral agent, as applicable, shall continue to hold such collateral security until such time as a successor Administrative Agent or collateral agent, as applicable, is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent or collateral agent, as applicable, shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent or collateral agent, as applicable, as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent or collateral agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or collateral agent, as applicable, and the retiring Administrative Agent or collateral agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The foregoing notwithstanding, upon the discharge of the retiring Administrative Agent’s duties hereunder, neither the retiring Administrative Agent nor the successor Administrative Agent or any New Vehicle Swing Line Lender shall be required to honor any request by a vehicle manufacturer or distributor or financial institution for advance of a New Vehicle Swing Line Loan, unless and until (A) such successor Administrative Agent and such manufacturer or distributor or financial institution (and if required pursuant to the terms of such Payment Commitment or Payoff Letter Commitment, the applicable New Vehicle Borrower) have entered into a new Payment Commitment or Payoff Letter Commitment, and (B) any existing Payment Commitment between such manufacturer or distributor or Payoff Commitment Letter between such financial institution and the retiring Administrative Agent has been terminated. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s or collateral agent’s, as applicable, resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent or collateral agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or collateral agent, as applicable, was acting as Administrative Agent or collateral agent, as applicable.
     Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender and (b) the retiring New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents.

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     9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Revolving Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Revolving Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunner, the Arranger or any Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the collateral agent or a Lender hereunder.
     9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise.
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent and the Revolving Administrative Agent (in its capacity as collateral agent hereunder) (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and the Revolving Administrative Agent (in its capacity as collateral agent) and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent and the Revolving Administrative Agent (in its capacity as collateral agent) under Sections 2.13 and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Revolving Administrative Agent (in its capacity as collateral agent) to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Revolving Administrative Agent, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.13 and 10.04.

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     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
     9.10 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent and the Revolving Administrative Agent (on behalf of the Secured Parties), at their option and in their discretion,
     (a) to release any Lien on any property granted to or held by the Administrative Agent or the Revolving Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;
     (b) (i) to subordinate any Lien on any property granted to or held by the Administrative Agent or the Revolving Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or to the interests of any lessor or purchaser of accounts receivable in assets that are owned by such Person and not by any Loan Party, (ii) to enter into intercreditor arrangements with holders of Permitted Service Loaner Indebtedness as described in the definition thereof, (iii) to enter into intercreditor arrangements with holders of Permitted Real Estate Indebtedness for the purpose of releasing or subordinating any Lien of the Administrative Agent on property that constitutes Permitted Real Estate Indebtedness Collateral, and (iii) to enter into the Master Intercreditor Agreement (and execute, deliver and modify the exhibits described therein from time to time);
     (c) to release or subordinate any Lien on any property granted to or held by the Revolving Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(n), including without limitation, in connection with the termination of designation of a Subsidiary as a “New Vehicle Borrower” with respect to a Removed Franchise, as applicable, pursuant to Section 2.19(e);
     (d) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty (and to release any Lien on any property of such Subsidiary Guarantor) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and
     (e) to execute and deliver that certain letter agreement with the Ford Motor Company, substantially in the form attached hereto as Exhibit N.
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Revolving Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10

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     9.11 Collateral. The Administrative Agent and the Lenders further acknowledge that the Revolving Administrative Agent has duties and obligations under the Revolving Credit Agreement and other Revolving Loan Documents, and that the Revolving Administrative Agent is serving as collateral agent hereunder solely as a convenience to the Administrative Agent, the Lenders and the Revolving Lenders in the handling and disposition of collateral. Accordingly, the Administrative Agent and the Lender hereby consent to the performance by the Revolving Administrative Agent, in its discretion, of its duties, obligations and other actions under the Revolving Credit Agreement and other Revolving Loan Documents.
ARTICLE X.
MISCELLANEOUS
     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (such acknowledgement not to be unreasonably withheld or delayed), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
     (b) extend or increase the New Vehicle Floorplan Commitment or the Used Vehicle Floorplan Commitment of any Lender (or reinstate any New Vehicle Floorplan Commitment pursuant to Section 8.04 or Used Vehicle Floorplan Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the New Vehicle Floorplan Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate New Vehicle Floorplan Commitments hereunder or under any other Loan Document without the written consent of each New Vehicle Floorplan Lender directly affected thereby; provided, however, that only the consent of the Required New Vehicle Floorplan Lenders shall be required to postpone any date fixed for any mandatory prepayment of principal of any New Vehicle Floorplan Loan required pursuant to Section 2.11(a)(iii)(A) or interest accrued on any such principal amount;
     (d) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Used Vehicle Floorplan Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Used Vehicle Floorplan Commitments hereunder or under any other Loan Document without the written consent of each Used Vehicle Floorplan Lender directly affected thereby;
     (e) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender

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directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;
     (f) change Section 2.13 or Section 8.06 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
     (g) change any provision of this Section or the definition of “Required Lenders”, “Required New Vehicle Floorplan Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
     (h) release the Company from the Company Guaranty or release all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender;
     (i) release all or substantially all of the Collateral in any transaction or series of related transactions, except as specifically required by the Loan Documents, without the written consent of each Lender; or
     (j) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders, or the assignment rights of such Lenders, holding Loans of any Applicable Facility differently than those holding Loans of any other Applicable Facility, without the written consent of Lenders holding at least 66-2/3% in interest of the outstanding Loans and unused Commitments of each affected Applicable Facility (in addition to any consent required under any other clause of this Section);
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the New Vehicle Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the New Vehicle Swing Line Lender under this Agreement; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Used Vehicle Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Used Vehicle Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Revolving Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Revolving Administrative Agent (in its capacity as collateral agent) under any Loan Document; (v) the Bank of America Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (vi) no amendment, waiver or consent shall modify Section 8.02(c) or 8.04(d) or any voting requirement under this clause (vi) or clause (vii) below, in a manner adverse to any Revolving Lender or the Revolving Administrative Agent, unless in writing and signed by such Revolving Lender or Revolving Administrative Agent and, (vii) notwithstanding the foregoing, if the Security Agreement expressly states the signatures required for any amendment, consent or waiver thereto, then the terms of the Security

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Agreement shall govern the effectiveness of any such amendment, consent or waiver (subject to Section 10.01 of the Revolving Credit Agreement). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of all Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Company and the other Loan Parties (i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case subject to the limitations in Section 2.17, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or in a subordinated position to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to be included in any required vote or action required to be approved by the Required Lenders or by any other number or percentage of the Lenders hereunder.
     10.02 Notices; Effectiveness; Electronic Communication.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Company, a Borrower, any other Loan Party, the Administrative Agent, the Revolving Administrative Agent, the New Vehicle Swing Line Lender, or the Used Vehicle Swing Line Lender to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to any Borrower).

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     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Revolving Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Loan Party, any Lender or any other Person for

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indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of the Company (for itself and on behalf of the other Borrowers), the Administrative Agent, the Revolving Administrative Agent, the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
     (e) Reliance by Administrative Agent, Revolving Administrative Agent and Lenders. The Administrative Agent, the Revolving Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic New Vehicle Floorplan Committed Loan Notices, New Vehicle Floorplan Swing Line Loan Notices, Used Vehicle Floorplan Committed Loan Notices and Used Vehicle Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company and each Borrower shall indemnify the Administrative Agent, the Revolving Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company or any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the Administrative Agent or the Revolving Administrative Agent (on behalf of the Secured Parties) to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     10.04 Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Company and each Borrower (jointly and severally) shall pay (i) all reasonable out-of-pocket expenses incurred by each of the Administrative Agent and the Revolving Administrative Agent and each of their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Revolving Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this

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Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Revolving Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Revolving Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, the Revolving Administrative Agent or any Lender, in connection with the enforcement or protection of its rights, including any audit fees incurred when conducting any audit of any Loan Party or any Collateral during the continuance of any Event of Default (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
     (b) Indemnification by the Company and the Borrowers. The Company and each Borrower (jointly and severally) shall indemnify the Administrative Agent (and any sub-agent thereof), the Revolving Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and the Revolving Administrative Agent (and any sub-agent thereof) and their respective Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company, any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Company, any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

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     (c) Reimbursement by Lenders. To the extent that the Company or any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent or the Revolving Administrative Agent (or any of their sub-agents), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent or the Revolving Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Revolving Administrative Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for the Administrative Agent or the Revolving Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.16(d) and (e).
     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither the Company nor any Borrower shall assert, and each of the Company and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the resignation of the Revolving Administrative (as collateral agent), the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Company or any Borrower is made to the Administrative Agent, the Revolving Administrative Agent (as collateral agent), the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender or any other Lender, or the Administrative Agent, the Revolving Administrative Agent (as collateral agent), the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender or any other Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Revolving Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment

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had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent or the Revolving Administrative Agent, as applicable, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Revolving Administrative Agent, as applicable, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     10.06 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Revolving Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement, or its New Vehicle Floorplan Commitment and the New Vehicle Floorplan Loans (including for purposes of this subsection (b), participations in New Vehicle Floorplan Swing Line Loans) at the time owing to it, or its Used Vehicle Floorplan Commitment and the Used Vehicle Floorplan Loans (including for purposes of this subsection (b), participations in Used Vehicle Floorplan Swing Line Loans) at the time owing to it (such Lender’s portion of Loans, Commitments and risk participations with respect to an Applicable Facility being referred to in this Section 10.06 as its “Applicable Share”); provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under each Applicable Facility and the Loans at the time owing to it under each Applicable Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

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     (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Applicable Share (which for this purpose includes Loans outstanding thereunder) with respect to each Applicable Facility, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,500,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Applicable Facility;
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
     (A) the consent of the Company (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
     (C) the consent of the New Vehicle Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the New Vehicle Floorplan Facility; and
     (D) the consent of the Used Vehicle Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Used Vehicle Floorplan Facility.
     (iv) Assignment and Assumption. The parties to each permitted assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500, provided however, that the Administrative Agent may, in its sole discretion, elect to waive such

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processing and recordation fees in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or any of the Subsidiaries of any Loan Party, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
     (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
     Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the

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Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each of the Borrowers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company, any Borrower, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in New Vehicle Floorplan Swing Line Loans and/or Used Vehicle Floorplan Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, each of the Company and each Borrower agree that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17 as though it were a Lender.
     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

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     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under any of its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     (h) Resignation as New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Company, resign as New Vehicle Swing Line Lender and/or (ii) upon 30 days notice to the Company, resign as Used Vehicle Swing Line Lender. In the event of any such resignation as New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, as the case may be. If Bank of America resigns as New Vehicle Swing Line Lender, it shall retain all the rights of the New Vehicle Swing Line Lender provided for hereunder with respect to New Vehicle Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the New Vehicle Floorplan Lenders to make Eurodollar Rate Committed Loans or fund risk participations in outstanding New Vehicle Swing Line Loans pursuant to Section 2.03(e). If Bank of America resigns as Used Vehicle Swing Line Lender, it shall retain all the rights of the Used Vehicle Swing Line Lender provided for hereunder with respect to Used Vehicle Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Used Vehicle Floorplan Lenders to make Eurodollar Rate Committed Loans or fund risk participations in outstanding Used Vehicle Swing Line Loans pursuant to Section 2.08(c). Upon the appointment of a successor New Vehicle Swing Line Lender and/or Used Vehicle Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, as the case may be.
     10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Revolving Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom

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such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Revolving Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.
     For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Revolving Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Administrative Agent, the Revolving Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
     10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or any Borrower, as applicable, now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any

139

Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     10.10 Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement and the other Loan Documents shall become effective when they shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Documents.
     10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Revolving Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent, the

140

Revolving Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Revolving Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
     10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
     10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
     (b) such Lender shall have received payment of an amount equal to not less than 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable Laws.
     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

141

     10.14 Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.
     (b) SUBMISSION TO JURISDICTION. THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NORTH CAROLINA SITTING IN MECKLENBURG COUNTY AND OF THE UNITED STATES FOR THE WESTERN DISTRICT, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NORTH CAROLINA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE REVOLVING ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT

142

IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company and the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company and the Borrowers, which information includes the name and address of the Company and the Borrowers and other information that will allow such Lender, the Administrative Agent, or the Revolving Administrative Agent, as applicable, to identify the Company and each Borrower in accordance with the Act.
     10.17 Designated Senior Indebtedness. Each party acknowledges and agrees that the Indebtedness under the Loan Documents is “Designated Senior Indebtedness” (or any similar term) under, and as defined in, the Indenture Indebtedness or any Additional Indebtedness.
[Signature pages follow.]

143

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

COMPANY: SONIC AUTOMOTIVE, INC., as a Borrower and as a Guarantor

By:	/s/ DAVID P. COSPER
	Name:	David P. Cosper
	Title:	Vice Chairman and Chief Financial Officer

NEW VEHICLE BORROWERS:
FAA CONCORD H, INC.
FAA LAS VEGAS H, INC.
FAA POWAY H, INC.
FAA SANTA MONICA V, INC.
FAA SERRAMONTE H, INC.
FAA SERRAMONTE, INC.
FAA STEVENS CREEK, INC.
FRANCISCAN MOTORS, INC.
KRAMER MOTORS INCORPORATED
SAI COLUMBUS MOTORS, LLC
SAI COLUMBUS VWK, LLC
SAI FORT MYERS H, LLC
SAI FORT MYERS VW, LLC
SAI IRONDALE IMPORTS, LLC
SAI MONTGOMERY CH, LLC
SAI NASHVILLE H, LLC
SAI NASHVILLE MOTORS, LLC
SAI OKLAHOMA CITY H, LLC
SAI TULSA N, LLC
SANTA CLARA IMPORTED CARS, INC.
SONIC – 2185 CHAPMAN RD., CHATTANOOGA, LLC
SONIC – HARBOR CITY H, INC.
SONIC – SHOTTENKIRK, INC.
SONIC AUTOMOTIVE — 9103 E. INDEPENDENCE,
NC, LLC
By:	/s/ DAVID P. COSPER
	Name:	David P. Cosper
	Title:	Vice President and Treasurer

SYNDICATED NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT
Signature Page

SONIC AUTOMOTIVE 5260 PEACHTREE
INDUSTRIAL BLVD., LLC
SONIC FREMONT, INC.
SONIC TYSONS CORNER H, INC.
SONIC TYSONS CORNER INFINITI, INC.
SONIC-BUENA PARK H, INC.
SONIC-CALABASAS A, INC.
SONIC-CAPITOL IMPORTS, INC.
SONIC-VOLVO LV, LLC
WINDWARD, INC.

By:	/s/ DAVID P. COSPER
	Name:	David P. Cosper
	Title:	Vice President and Treasurer

PHILPOTT MOTORS, LTD.
SONIC – HOUSTON V, L.P.
SONIC – LUTE RILEY, L.P.
SONIC ADVANTAGE PA, L.P.
SONIC HOUSTON JLR, LP
SONIC HOUSTON LR, L.P.
SONIC MOMENTUM JVP, L.P.
SONIC MOMENTUM VWA, L.P.
SONIC–CLEAR LAKE VOLKSWAGEN, L.P.
SONIC–JERSEY VILLAGE VOLKSWAGEN, L.P.

By: SONIC OF TEXAS, INC.,
as Sole General Partner

By:	/s/ DAVID P. COSPER
	Name:	David P. Cosper
	Title:	Vice President and Treasurer

SYNDICATED NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT
Signature Page

BANK OF AMERICA, N.A., as Administrative Agent and as Revolving Administrative Agent (in its capacity as collateral agent for the Secured Parties under the Loan Documents)

By:	/s/ ANGELO M. MARTORANA
	Name:	Angelo M. Martorana
	Title:	Assistant Vice President

SYNDICATED NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT
Signature Page

LENDERS: BANK OF AMERICA, N.A., as a Lender, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender

By:	/s/ M. PATRICIA KAY
	Name:	M. Patricia Kay
	Title:	Senior Vice President

SYNDICATED NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT
Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ JEFFREY G. CALDER
	Name:	Jeffrey G. Calder
	Title:	Vice President

SYNDICATED NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT
Signature Page

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ MICHAEL R. BURKITT
	Name:	Michael R. Burkitt
	Title:	Senior Vice President

SYNDICATED NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT
Signature Page

COMERICA BANK, as a Lender

By:	/s/ DAVID M. GARBARZ
	Name:	David M. Garbarz
	Title:	Senior Vice President

SYNDICATED NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT
Signature Page

SCHEDULE 1.01A
SILO SUBSIDIARIES

1.	Arngar, Inc.
2.	Autobahn, Inc.
3.	FAA Beverly Hills, Inc.
4.	FAA Concord T, Inc.
5.	FAA San Bruno, Inc.
6.	FAA Serramonte L, Inc.
7.	FAA Torrance CPJ, Inc.
8.	Fort Mill Ford, Inc.
9.	Marcus David Corporation
10.	Massey Cadillac, Inc.
11.	Ontario L, LLC
12.	SAI Atlanta B, LLC
13.	SAI Broken Arrow C, LLC
14.	SAI Clearwater T, LLC
15.	SAI Columbus T, LLC
16.	SAI Fort Myers B, LLC
17.	SAI Fort Myers M, LLC
18.	SAI Irondale L, LLC
19.	SAI Long Beach B, Inc.
20.	SAI Monrovia B, Inc.
21.	SAI Montgomery B, LLC
22.	SAI Montgomery BCH, LLC
23.	SAI Nashville CSH, LLC
24.	SAI Nashville M, LLC
25.	SAI Oklahoma City C, LLC
26.	SAI Oklahoma City T, LLC
27.	SAI Orlando CS, LLC
28.	SAI Riverside C, LLC
29.	SAI Rockville Imports, LLC
30.	SAI Rockville L, LLC
31.	SAI Tulsa T, LLC
32.	Sonic Automotive – 1720 Mason Ave., DB, LLC
33.	Sonic Automotive 2752 Laurens Rd., Greenville, Inc.
34.	Sonic Automotive – 3401 N. Main, TX, L.P.
35.	Sonic Automotive – 4701 I-10 East, TX, L.P.
36.	Sonic Automotive of Chattanooga, LLC
37.	Sonic Automotive of Nashville, LLC
38.	Sonic Automotive of Texas, L.P.
39.	Sonic – Cadillac D, L.P.
40.	Sonic – Calabasas M, Inc.
41.	Sonic–Capitol Cadillac, Inc.
42.	Sonic – Coast Cadillac, Inc.
SYNDICATED NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT
Signature Page

43.	Sonic – Denver T, Inc.
44.	Sonic – Fort Worth T, L.P.
45.	Sonic – Frank Parra Autoplex, L.P.
46.	Sonic – Las Vegas C East, LLC
47.	Sonic – Las Vegas C West, LLC
48.	Sonic – Lone Tree Cadillac, Inc.
49.	Sonic – LS Chevrolet, L.P.
50.	Sonic – Manhattan Fairfax, Inc.
51.	Sonic Momentum B, L.P.
52.	Sonic – Newsome Chevrolet World, Inc.
53.	Sonic–Plymouth Cadillac, Inc.
54.	Sonic – Richardson F, L.P.
55.	Sonic – Sanford Cadillac, Inc.
56.	Sonic Santa Monica M, Inc.
57.	Sonic – Stevens Creek B, Inc.
58.	Sonic – Stone Mountain T, L.P.
59.	Sonic Walnut Creek M, Inc.
60.	Stevens Creek Cadillac, Inc.
61.	Town and Country Ford, Incorporated
SYNDICATED NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT
Signature Page

SCHEDULE 1.01B
DUAL SUBSIDIARIES

1.	Philpott Motors, Ltd.
2.	SAI Ann Arbor Imports, LLC
3.	SAI Montgomery CH, LLC
4.	Sonic – Newsome of Florence, Inc.
5.	SAI Irondale Imports, LLC

Schedule 1.01B — Page 1

SCHEDULE 1.01C
CERTAIN ERISA INFORMATION
Seven dealership subsidiaries of Sonic Automotive, Inc. located in Northern California are contributing employers to the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001 (the “Plan”), a “Multiemployer Plan” (as defined in the Agreement) the participants and beneficiaries of which are primarily union member employees or retirees of the International Association of Machinists and Aerospace Workers District Lodge 190 in Northern California (the “IAM Local 190”), with numerous participating contributing employers primarily located in the State of California.
The federal Pension Protection Act of 2006 (the “Act”) requires multiemployer defined benefit pension plans to engage an actuary to annually evaluate the particular pension plan’s funding status, and to determine the extent to which the particular plan is projected to meet its obligations. A determination by the actuary that the particular plan is in “critical status” pursuant to the Act triggers requirements for the particular plan to adopt a rehabilitation plan designed to improve the plan’s financial condition over time and improve the plan’s ability to meet pension obligations in the future. The Board of Trustees of the Automotive Industries Pension Trust Fund has formally notified participants, beneficiaries, contributing employers and the IAM Local 190 that the Plan’s actuary certified the Plan to be in critical status pursuant to the Act. The Board has also adopted a Rehabilitation Plan to address such status pursuant to the requirements of the Act, including suspension or elimination of certain benefits to beneficiaries under the Plan and requirements to increase contributing employer contributions beginning in the 2013 calendar year.

Schedule 1.01C — Page 1

SCHEDULE 2.01
COMMITMENTS AND
APPLICABLE PERCENTAGES
New Vehicle Floorplan Commitments

		Applicable
Lender	Commitment	Percentage
Bank of America, N.A.	$126,000,000.00	39.252336449%
JPMorgan Chase Bank, N.A.	$97,000,000.00	30.218068536%
Wachovia Bank, National Association	$61,000,000.00	19.003115265%
Comerica Bank	$37,000,000.00	11.526479751%

Total	$321,000,000.00	100.000000000%

Used Vehicle Floorplan Commitments

		Applicable
Lender	Commitment	Percentage
Bank of America, N.A.	$9,000,000.00	18.000000000%
JPMorgan Chase Bank, N.A.	$20,000,000.00	40.000000000%
Wachovia Bank, National Association	$14,000,000.00	28.000000000%
Comerica Bank	$7,000,000.00	14.000000000%

Total	$50,000,000.00	100.000000000%

Schedule 2.01 — Page 1

SCHEDULE 2.01B
RESTRICTED MANUFACTURERS
Chrysler LLC
General Motors Corporation
Ford Motor Corporation
Any Affiliates of any of the foregoing

Schedule 2.01B — Page 1

SCHEDULE 2A.03(a)
INFORMATION REGARDING COLLATERAL

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic Automotive, Inc.	Delaware Corporation 2714319	The chief executive office for all entities is 6415 Idlewild Rd., Suite 109, Charlotte, NC		6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Arngar, Inc.	North Carolina Corporation 0005612		Arnold Palmer Cadillac	10725 Pineville Rd. Pineville, NC	CAR SON MAS, L.P.	All Owners of Collateral Locations (if other than Grantor) are unrelated lessors, except where noted.

Autobahn, Inc.	California Corporation C1548941		Autobahn Motors Main Facility Airspace Lease Remnant Parcel	700 Island Pkwy. Belmont, CA Beneath Island Pkwy. north of Ralston Ave. Belmont, CA East of Island Pkwy. and north of Ralston Ave. Belmont, CA	Lucas Trust Properties, LLC City of Belmont, CA Lucas Trust Properties, LLC

Schedule 2A.03(a) — Page 2

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Autobahn, Inc. (continued)	Autobahn Motors-Service / Storage Autobahn Motors Vehicle Storage/Detailing	500-510 Harbor Blvd. Belmont, CA 1315 Elmer St. Belmont, CA	David S. Lake Trust

George W. Williams, Co-Trustee, George W. Williams III G.S. Trust

George W. Williams and Borel Bank, Co-Trustees, Hortense Williams Trust

Lois Hortense Rosebrook Trust

Katherine B. Woodlard, Robert P. Berryman and Mark A. Berryman

Avalon Ford, Inc.	Delaware Corporation 0896102			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Cornerstone Acceptance Corporation	Florida Corporation P98000064003			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) — Page 3

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and "d/b/a"	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
FAA Auto Factory, Inc.	California Corporation C2058910			3737 First St. Livermore, CA	Cordiroli Ford Company

FAA Beverly Hills, Inc.	California Corporation C2069519	Beverly Hills BMW — Service & CPO Facility

Beverly Hills BMW — Sales Facility

Beverly Hills BMW — Rental Parking (Bubble Building)

Beverly Hills BMW — Storage (Avis Lot Fee)

8850 Wilshire Blvd. (BMW Beverly Hills — Storage and Service Overflow

8844 Wilshire Blvd. (BMW Beverly Hills Storage & Service Overflow)

Storage Lot

Garage

Storage Lot
8833 Wilshire Blvd.
Beverly Hills, CA

8825 Wilshire Blvd.
Beverly Hills, CA

8840 Wilshire Blvd.
Beverly Hills, CA

8931 Wilshire Blvd.
Beverly Hills, CA

8850 Wilshire Blvd.
Beverly Hills, CA

8844 Wilshire Blvd.
Beverly Hills, CA

8500 Burton Way
Los Angeles, CA

99 N. La Cienega Blvd.
Beverly Hills, CA

8900 Wilshire Blvd.
Beverly Hills, CA	Dusenberg Investments

8825 Wilshire, LLC

Bubble Real Estate

Fortress Holdings L.P.

Illoulian Properties

Illoulian Properties

Century Investments, Inc.

99 North La Cienega, L.P.

Global Five Management, Inc.

Schedule 2A.03(a) — Page 4

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
FAA Beverly Hills, Inc. (continued)			Parking — Storage Lot Service Facility Relocations Site Parking Facility	8909 Wilshire Blvd. Beverly Hills, CA 9000-9001 Olympic Blvd. Beverly Hills, CA 9100 Wilshire Blvd. Beverly Hills, CA	8909 Wilshire Beverly, LLC Landmark Group, LLC Douglas Emmett Management, LLC

FAA Capitol N, Inc.	California Corporation C2054429			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

FAA Concord H, Inc.	California Corporation C2004304		Concord Honda	1300 Concord Ave. Concord, CA 2241 Commerce Ave. Concord, CA	Rosewood Village Associates Stan Gaunt

FAA Concord T, Inc.	California Corporation C0613543		Concord Toyota Concord Scion	1090 Concord Ave. Concord, CA	1090 Concord Associates, LLC

FAA Dublin N, Inc.	California Corporation C2007600			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) — Page 5

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
FAA Dublin VWD, Inc.	California Corporation C2007571			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

FAA Holding Corp.	California Corporation C2174202			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

FAA Las Vegas H, Inc.	Nevada Corporation C13186-1999		Honda West	7615 W. Sahara Ave. Las Vegas, NV	CARS CNI-2 L.P.

FAA Poway H, Inc.	California Corporation C2006230		Poway Honda	13747 Poway Rd. Poway, CA	Bay Automotive Properties, LLC

FAA Poway T, Inc.	California Corporation C2006232			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	Chartown is indirectly owned by O. Bruton Smith

FAA San Bruno, Inc.	California Corporation C2004303		Melody Toyota Melody Scion (Main Facility) (Service and Parts Facility)	750 El Camino Real San Bruno, CA 222 E. San Bruno Ave. San Bruno, CA	Bill & Sylvia Wilson L & P Kaplan

Schedule 2A.03(a) — Page 6

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
FAA San Bruno, Inc. (continued)	(Parking Lot — New and Used) (Main Facility) (Used Car Facility) (Parking — Used Cars) (Used Cars) (Parking Lot)	732 El Camino Real
San Bruno, CA

750 El Camino Real
San Bruno, CA

650 El Camino Real
San Bruno, CA

650 and 660 El Camino Real
San Bruno, CA

650 and 660 El Camino Real
San Bruno, CA

692 El Camino Real
San Bruno, CA

Linden Ave. and Angus Ave.
San Bruno, CA	Peter J. Mandell and Susan Gootnick

Thomas Chapman Trust

Martha E. Bishop, Helen J.
Carey, The Mary Colter McDonald Trust

Bill Malkason

Sonic Development, LLC

Larry Mobley and Larry Malasoma

G. W. Williams, Co.
Subsidiary of Sonic Automotive, Inc

Schedule 2A.03(a) — Page 7

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
FAA Santa Monica V, Inc.	California Corporation C2165877		Volvo of Santa Monica	1719 Santa Monica Blvd. Santa Monica, CA 1801 Santa Monica Blvd. Santa Monica, CA 1455 18th St. Santa Monica, CA 1447 18th St. Santa Monica, CA	CARS-DB4, LP Sully Three SM, LLC Don Kidson Layn Smith

FAA Serramonte, Inc.	California Corporation C2004221		Serramonte Auto Plaza Serramonte Mitsubishi Serramonte Auto Plaza (Mitsubishi Service and Parts) Serramonte Nissan Serramonte PDI Center	1500 Collins Ave. Colma, CA 445 Serramonte Blvd. Colma, CA 650 Serramonte Blvd. Colma, CA 900 Collins Ave. Colma, CA	Price Trust Price Trust Cypress Abbey Company Portola Properties

FAA Serramonte H, Inc.	California Corporation C2069465		Honda of Serramonte	485 Serramonte Blvd. Colma, CA	Price Trust

Schedule 2A.03(a) — Page 8

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
FAA Serramonte L, Inc.	California Corporation C2004222		Lexus of Serramonte Lexus of Marin	700 Serramonte Blvd. Colma, CA 513 Francisco Blvd. E. San Rafael, CA	Price Trust CAR FAA II LLC

FAA Stevens Creek, Inc.	California Corporation C2004216		Stevens Creek Nissan Stevens Creek Nissan — Offsite Vehicle Storage Stevens Creek Nissan — Used Car Lot Stevens Creek Nissan — Detail and Service Center	4855 & 4875 Stevens Creek Blvd. Santa Jose, CA 1507 South 10th St. San Jose, CA 4795 Stevens Creek Blvd. San Jose, CA 4885 Stevens Creek Blvd. San Jose, CA	Rosewood Village Associates 10th Street Land Management Donald S. & Mary S. Abinante Edmiston & Hock Enterprises, Inc.

FAA Torrance CPJ, Inc.	California Corporation C2165823		South Bay Chrysler Jeep Dodge Main Facility CJ Storage Lot	20900 Hawthorne Blvd. Torrance, CA 20433 Hawthorne Blvd. Torrance, CA 20465 Hawthorne Blvd. Torrance, CA	Miletich-Jones Land Co. Del Thorne LLC Marvin Lazar

Schedule 2A.03(a) — Page 9

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
FirstAmerica Automotive, Inc.	Delaware Corporation 2761294			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Fort Mill Ford, Inc.	South Carolina Corporation			801 Gold Hill Rd. Fort Mill, SC	SRE South Carolina-1, LLC

Fort Myers Collision Center, LLC	Florida Limited Liability Company L00000004315			12490 Metro Pkwy. Fort Myers, FL	S&T Collision Center

Franciscan Motors, Inc.	California Corporation C1532758		Acura of Serramonte	465/475 Serramonte Blvd. Colma, CA	Price Trust

Frontier Oldsmobile- Cadillac, Inc.	North Carolina Corporation 0233650			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) — Page 10

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Kramer Motors Incorporated	California Corporation C0392185	Honda of Santa Monica Honda of Santa Monica Honda of Santa Monica (other) Honda of Santa Monica (storage)	1720 Santa Monica Blvd.
Santa Monica, CA

1801 Santa Monica Blvd. and 1347 - 18th St.
Santa Monica CA

1411 — 17th St.
Santa Monica, CA

1819 Santa Monica Blvd.
Santa Monica, CA

1718 Santa Monica Blvd.
				Santa Monica, CA	CARS-DB4, LP Sully Three SM, LLC Sully Three SM, LLC Sully Three SM, LLC Michael N. Amir, Trustee

L Dealership Group, Inc.	Texas Corporation 151278900			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Marcus David Corporation	North Carolina Corporation 0272880		Town and Country Toyota Certified Used Cars Lot CPO and Truck Sales Town and Country Toyota-Scion Town and Country Toyota	9900 South Blvd. Charlotte, NC 1300 Cressida Dr. Charlotte, NC 9101 South Blvd. Charlotte, NC	Jessco Ltd. Properties National Retail Properties, LP MMR Holdings, LLC

Schedule 2A.03(a) — Page 11

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Massey Cadillac, Inc.	Tennessee Corporation 0230052		Massey Cadillac	24600 Grand River Ave. Detroit, MI	CAR SON MAS, L.P.

Ontario L, LLC	California Limited Liability Company 200330110050		Crown Lexus	1125 Kettering Dr. Ontario, CA	M.F. Salta Co., Inc.

Philpott Motors, Ltd.	Texas Limited Partnership 12223010		Philpott Motors Hyundai (Hangar Lease) Philpott Ford Philpott Toyota Philpott Ford-Toyota (Fleet/Body Shop)	1900 U.S. Hwy. 69 Nederland, TX 4605 Third St. Airport Beaumont, TX 1400 U.S. Hwy. 69 Nederland, TX 2727 Nall St. Port Neches, TX	Rustin B. Penland Jefferson County, Texas Philpott Properties, Ltd. Philpott Properties, Ltd.

SAI AL HC1, Inc.	Alabama Corporation D/C 206-272			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI AL HC2, Inc.	Alabama Corporation D/C 199-217		Tom Williams Collision Center	1874 Grants Mill Rd. Irondale, AL	SRE Alabama — 2, LLC	Indirect Subsidiary of Sonic Automotive, Inc.

Schedule 2A.03(a) — Page 12

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SAI Ann Arbor Imports, LLC	Michigan Limited Liability Company E15303		Mercedes-Benz of Ann Arbor BMW of Ann Arbor	570 Auto Mall Dr. Ann Arbor, MI 501 Auto Mall Dr. Ann Arbor, MI	SRE Michigan-1, LLC c/o CARS SRE Michigan-2 LLC c/o CARS

SAI Atlanta B, LLC	Georgia Limited Liability Company 08083814		Global Imports [BMW] Global Imports MINI	500 Interstate North Pkwy. SE Atlanta, GA	MMR Holdings, LLC c/o Capital Automotive REIT McLean, VA 22102 Attn: Portfolio Manager

SAI Broken Arrow C, LLC	Oklahoma Limited Liability Company 3512215667		Speedway Chevrolet	2301 N. Aspen Ave. Broken Arrow, OK	Miller Family Real Estate, LLC

SAI Charlotte M, LLC	North Carolina Limited Liability Company 0433486			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI Clearwater T, LLC	Florida Limited Liability Company L08000116713		Clearwater Toyota Clearwater Scion	21799 U.S. Hwy. 19 N. Clearwater, FL	CARS-DB4, LP

Schedule 2A.03(a) — Page 13

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SAI Columbus Motors, LLC	Ohio Limited Liability Company CP13127		Hatfield Subaru Hatfield Hyundai Hatfield Isuzu	1400 Auto Mall Dr. Columbus, OH	MMR Holdings, LLC

SAI Columbus T, LLC	Ohio Limited Liability Company CP13128		Toyota West Scion West Hatfield Automall	1500 Automall Dr. Columbus, OH	MMR Holdings, LLC

SAI Columbus VWK, LLC	Ohio Limited Liability Company CP13130		Hatfield Kia Hatfield Volkswagen	1495 Auto Mall Dr. Columbus, OH	MMR Holdings, LLC

SAI FL HC2, Inc.	Florida Corporation P98000016038		N/A	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

SAI FL HC3, Inc.	Florida Corporation P98000064012		N/A	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

SAI FL HC4, Inc.	Florida Corporation P98000064009		N/A	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

Schedule 2A.03(a) — Page 14

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SAI FL HC6, Inc.	Florida Corporation P99000004218		N/A	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI FL HC7, Inc.	Florida Corporation F86660		N/A	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI Fort Myers B, LLC	Florida Limited Liability Company L08000116712		BMW of Fort Myers MINI of Fort Myers	15421 S. Tamiami Tr. Fort Myers, FL 13880 S. Tamiami Tr. Fort Myers, FL	SRE Florida — 1, LLC CARS (SON-064)	Indirect subsidiary of Sonic Automotive, Inc.

SAI Fort Myers H, LLC	Florida Limited Liability Company L08000116710		Honda of Fort Myers	14020 S. Tamiami Tr. Fort Myers, FL	CAR SONFREE, LLC (also tenant for VW of Fort Myers)

SAI Fort Myers M, LLC	Florida Limited Liability Company L98000002089		Mercedes-Benz of Fort Myers	15461 S. Tamiami Tr. Fort Myers, FL	SRE Florida — 1, LLC	Indirect subsidiary of Sonic Automotive, Inc.

Schedule 2A.03(a) — Page 15

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SAI Fort Myers VW, LLC	Florida Limited Liability Company L08000116709		Volkswagen of Fort Myers	14060 S. Tamiami Tr. Fort Myers, FL	CAR SONFREE, LLC

SAI GA HC1, LP	Georgia Limited Partnership 0224680		N/A	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI Georgia, LLC	Georgia Limited Liability Company 08094603		N/A	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SAI Irondale Imports, LLC	Alabama Limited Liability Company 428-744		Tom Williams Imports (BMW) Tom Williams Audi Tom Williams Porsche Land Rover Birmingham MINI of Birmingham	1000 Tom Williams Way Irondale, AL 3001 Tom Williams Way Irondale, AL 3000 Tom Williams Way Irondale, AL 2001 Tom Williams Way Irondale, AL	SRE Alabama — 2, LLC SRE Alabama — 2, LLC SRE Alabama — 2, LLC SRE Alabama — 2, LLC	Indirect Subsidiary of Sonic Automotive, Inc.

SAI Irondale L, LLC	Alabama Corporation DLL 662-073		Tom Williams Lexus	1001 Tom Williams Way Irondale, AL	SRE Alabama — 2, LLC

Schedule 2A.03(a) — Page 16

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SAI Long Beach B, Inc.	California Corporation C2998588		Long Beach BMW Long Beach MINI	2998 Cherry Ave. Signal Hill, CA 90755 2725 Temple Ave. Signal Hill, CA 90755	Velma M. Robinett, Trustee of the Alda C. Jones Trust c/o Signal Hill Redevelopment Agency 2175 Cherry Ave. Signal Hill, CA 90806 FU Lyons Signal Hill, LLC 15125 Garfield Ave. Paramount, CA 90723

SAI MD HC1, Inc.	Maryland Corporation D05310776		N/A	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

SAI Monrovia B, Inc.	California Corporation C2979304		BMW of Monrovia MINI of Monrovia	1425-1451 South Mountain Ave. Monrovia, CA 1875 South Mountain Ave. Monrovia, CA	Assael Family Trust c/o Dennis D. and Charyl A. Assael, Trustees 222 Heliotrope Ave. Corona del Mar, CA 92625 SRE California — 4, LLC	SRE California — 4, LLC is an indirect subsidiary of Sonic Automotive, Inc.

Schedule 2A.03(a) — Page 17

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SAI Montgomery B, LLC	Alabama Limited Liability Company 428-746		BMW of Montgomery	190 Eastern Blvd. Montgomery, AL	CC&I LLC

SAI Montgomery BCH, LLC	Alabama Limited Liability Company 428-745		Classic Cadillac Buick Classic Cadillac Classic Hummer	833 Eastern Blvd. Montgomery, AL	James L. Rouse & Reese H. Bricken

SAI Montgomery CH, LLC	Alabama Limited Liability Company 428-747		Capitol Chevrolet Capitol Hyundai	711 Eastern Blvd. Montgomery, AL 2820 Eastern Blvd. Montgomery, AL	SRE Alabama-1, LLC CAR BSC L.L.C.

SAI Nashville CSH, LLC	Tennessee Limited Liability Company 0336183		Crest Cadillac Crest Hummer Crest Saab	2121 Rosa L. Parks Blvd. Nashville, TN	CAR SON MAS TN L.L.C.

SAI Nashville H, LLC	Tennessee Limited Liability Company 0336180		Crest Honda	2215 Rosa L. Parks Blvd. Nashville, TN	CAR SON MAS TN L.L.C.

Schedule 2A.03(a) — Page 18

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SAI Nashville M, LLC	Tennessee Limited Liability Company 0336182		Mercedes-Benz of Nashville	630 Bakers Bridge Ave. Franklin, TN	BKB Properties LLC

SAI Nashville Motors, LLC	Tennessee Limited Liability Company 0566970		Audi Nashville Jaguar Nashville Porsche of Nashville	2350 Franklin Pike Nashville, TN 725 Melpark Dr. Nashville, TN	SRE Tennessee — 4, LLC 6415 Idlewild Rd. Suite 109 Charlotte, NC SRE Tennessee — 4, LLC 6415 Idlewild Rd. Suite 109 Charlotte, NC

SAI OK HC1, Inc.	Oklahoma Corporation 1900632183		N/A	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

SAI Oklahoma City C, LLC	Oklahoma Limited Liability Company 3512215668		City Chevrolet	5000 W. Reno Oklahoma City, OK	CARS CNI-2 L.P.

Schedule 2A.03(a) — Page 19

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SAI Oklahoma City H, LLC	Oklahoma Limited Liability Company 3512215666		Steve Bailey Pre-Owned Super Center Steve Bailey Honda	8700 NW Expressway Oklahoma City, OK	Heitzinger Associates

SAI Oklahoma City T, LLC	Oklahoma Limited Liability Company 3512215664		Dub Richardson Toyota Dub Richardson Scion (Body Shop)	8401 NW Expressway Oklahoma City, OK 9038 NW Expressway Oklahoma City, OK	Heitzinger Associates and Geary Plaza Associates Heitzinger Associates

SAI Orlando CS, LLC	Florida Limited Liability Company L08000116711		Massey Cadillac Massey Saab of Orlando Massey Cadillac South (side street access; possible vehicle storage)	4241 N. John Young Pkwy. Orlando, FL 8819 S. Orange Blossom Tr. Orlando, FL 1851 Landstreet Rd. Orlando, FL	CAR SON MAS, L.P. CAR SON MAS, L.P. Sonic Development, LLC	Sonic Development, LLC is a direct subsidiary of Sonic Automotive, Inc.

SAI Riverside C, LLC	Oklahoma Limited Liability Company 3512215685		Riverside Chevrolet (Main Facility) (Reconditioning Facility)	707 W. 51st St. Tulsa, OK 2002 W. Skelly Dr. Tulsa, OK	Hudiburg Trusts Partnership Union Limited Liability Company

Schedule 2A.03(a) — Page 20

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SAI Rockville Imports, LLC	Maryland Limited Liability Company W12791083		Rockville Audi Rockville Porsche-Audi Porsche of Rockville	1125 Rockville Pike Rockville, MD 20852	SRE-Virginia 1, LLC c/o Sonic Automotive, Inc. 6415 Idlewild Rd., Suite 109 Charlotte, NC	Indirect Subsidiary of Sonic Automotive, Inc.

SAI Rockville L, LLC	Maryland Limited Liability Company W12796074	Lexus of Rockville	15501 & 15515 Frederick Rd. Rockville, MD 711 East Gude Dr. Rockville, MD 15814-A and B Paramount Dr. Rockville, MD	Royco, Inc.
8121 Georgia Ave.
Suite 500
Silver Spring, MD 20910

The Cotler Properties
c/o The Jaffe Group
5454 Wisconsin Ave.
Suite 1265
Chevy Chase, MD 20815

Beltway Cable Services Inc.
15815 Paramount Dr.
Rockville, MD 20855

SAI TN HC1, LLC	Tennessee Corporation 0336184		N/A	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

SAI TN HC2, LLC	Tennessee Limited Liability Company 0336185		N/A	N/A	N/A	N/A

Schedule 2A.03(a) — Page 21

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SAI TN HC3, LLC	Tennessee Corporation 0336181		N/A	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith.

SAI Tulsa N, LLC	Oklahoma Limited Liability Company 3512215684		Riverside Nissan	8190 E. Skelly Dr. Tulsa, OK	Hudiburg Properties

SAI Tulsa T, LLC	Oklahoma Limited Liability Company 3512215671		Riverside Toyota Riverside Scion	6868 East B.A. Frontage Rd. Tulsa, OK	CAR SON OK TOY L.L.C.

Santa Clara Imported Cars, Inc.	California Corporation C0587296		Honda of Stevens Creek Stevens Creek Used Cars Stevens Creek Honda — Offsite Vehicle Storage	4590 Stevens Creek Blvd. San Jose, CA 1507 South 10th St. San Jose, CA	Lucas Trust Properties, LLC 10th Street Land Management

Sonic — 2185 Chapman Rd., Chattanooga, LLC	Tennessee Limited Liability Company 0366281		Economy Honda Superstore	2135 Chapman Rd. Chattanooga, TN	Standefer Investment Company

Schedule 2A.03(a) — Page 22

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic Advantage PA, L.P.	Texas Limited Partnership 800235623		Porsche of West Houston Audi West Houston Performance Auto Leasing	11890 Katy Fwy. Houston, TX 11850 and 11890 Katy Fwy., Houston, TX 19550 Northwest Fwy. Houston, TX	SRE Texas — 2, L.P. SRE Texas - 2, L.P. CARS 2 MDMLP	SRE Texas — 2, L.P. is an indirect subsidiary of Sonic Automotive, Inc.

Sonic Agency, Inc.	Michigan Corporation 35010C			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive — 1720 Mason Ave., DB, Inc.	Florida Corporation P98000064005			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive — 1720 Mason Ave., DB, LLC	Florida Limited Liability Company L98000001576		Mercedes-Benz of Daytona Beach	1720 Mason Ave. Daytona Beach, FL	MMR Holdings, LLC

Schedule 2A.03(a) — Page 23

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	South Carolina Corporation		Century BMW Century MINI (Parking Lot)	2750 Laurens Rd. Greenville, SC 17 Duvall and 2758 Laurens Rd. Greenville, SC	MMR Holdings, LLC Brockman Real Estate, LLC

Sonic Automotive — 3401 N. Main, TX, L.P.	Texas Limited Partnership 11376510		Ron Craft Chevrolet Cadillac Baytown Auto Collision Center	4114 Hwy. 10 E. Baytown, TX	CAR SON BAY, L.P.

Sonic Automotive-3700 West Broad Street, Columbus, Inc.	Ohio Corporation CP13131			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive-4000 West Broad Street, Columbus, Inc.	Ohio Corporation CP13126			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive — 4701 I-10 East, TX, L.P.	Texas Limited Partnership 11345010		Baytown Ford	4110 Hwy. 10 E. Baytown, TX	CAR SON BAY, L.P.

Schedule 2A.03(a) — Page 24

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	Georgia Limited Liability Company K734665		Dyer and Dyer Volvo	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive — 6008 N. Dale Mabry, FL, Inc.	Florida Corporation P98000084876			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive — 9103 E. Independence, NC, LLC	North Carolina Limited Liability Company 0470751		Infiniti of Charlotte Infiniti of Charlotte Parking Lot	9103 E. Independence Blvd. Matthews, NC 9032 Scenic Dr. Matthews, NC	MMR Holdings, LLC CAR SON CHAR L.L.C.

Sonic Automotive F&I, LLC	Nevada Limited Liability Company LLC8620-1999			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV

Sonic Automotive of Chattanooga, LLC	Tennessee Limited Liability Company 0336188		BMW of Chattanooga	6806 E. Brainerd Rd. Chattanooga, TN	75 Pointe Centre Partners, LLC

Schedule 2A.03(a) — Page 25

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic Automotive of Nashville, LLC	Tennessee Limited Liability Company 0336186		BMW of Nashville MINI of Nashville Sonic Automotive Body Shop	4040 Armory Oaks Dr. Nashville, TN	H.G. Hill Realty Company, Inc.

Sonic Automotive of Nevada, Inc.	Nevada Corporation C18014-1997			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Automotive of Texas, L.P.	Texas Limited Partnership 11324210		Lone Star Ford	8477 North Fwy. Houston, TX	MMR Viking Investment Associates, LP

Sonic Automotive Support, LLC	Nevada Limited Liability Company LLC19412-2003			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV

Sonic Automotive West, LLC	Nevada Limited Liability Company LLC9139-1999			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV

Schedule 2A.03(a) — Page 26

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic-Buena Park H, Inc.	California Corporation C2356456		Buena Park Honda - Employee Parking Buena Park Honda — Main Buena Park Honda — Storage	7697 Beach Blvd. Buena Park, CA 6411 Beach Blvd. Buena Park, CA 6192 & 6222 Manchester Ave. and Western Ave.	Abbott Investments Slata Lamacchia Land Company Morgan Adams

Sonic — Cadillac D, L.P.	Texas Limited Partnership 800061917		Massey Cadillac	11675 LBJ Fwy. Dallas, TX	CAR SON MAS GAR, L.P.

Sonic-Calabasas A, Inc.	California Corporation C2413759		Acura 101 West	24650 Calabasas Rd. Calabasas, CA	CARS CNI-2 L.P.

Sonic Calabasas M, Inc.	California Corporation C2975101	Mercedes-Benz of Calabasas	24181 Calabasas Rd. Calabasas, CA 91302 Parking lot north of and abutting above address containing 20,036 square feet, more or less	Arthur D’Egidio and Assunta D’Egidio, as Trustees of the D’Egidio Trust dated May 13, 1985 and Maria A. D’Egidio, as Trustee of the D’Egidio Trust dated April 29, 1985
17401 Gresham St.
Northridge, CA 91325

City of Calabasas, California
26135 Mureau Rd.
Calabasas, CA 91302
Attn: City Manager

Schedule 2A.03(a) — Page 27

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic — Calabasas V, Inc.	California Corporation C2501983			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Camp Ford, L.P.	Texas Limited Partnership 12312610			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic-Capitol Cadillac, Inc.	Michigan Corporation 26619C		Capitol Cadillac Capitol Hummer	5901 S. Pennsylvania Ave. Lansing, MI	CAR SON MAS, L.P.

Sonic-Capitol Imports, Inc.	South Carolina Corporation		Capitol Imports Capitol Hyundai	101 Newland Rd. Columbia, SC	CAR SON NEWSOME II L.L.C.

Sonic — Carrollton V, L.P.	Texas Limited Partnership 13894610			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Carson F, Inc.	California Corporation C2375909			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) — Page 28

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic-Carson LM, Inc.	California Corporation C2375100			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic-Clear Lake Volkswagen, L.P.	Texas Limited Partnership 800207889		Clear Lake Volkswagen	15100 Gulf Fwy. Houston, TX	CARS-DB4, LP

Sonic — Coast Cadillac, Inc.	California Corporation C2124569		Coast Cadillac	3399 E. Willow St. Long Beach, CA	Bixby Land Company

Sonic — Denver T, Inc.	Colorado Corporation 20021350687		Mountain States Toyota and Scion	201 W. 70th Ave. Denver, CO	SRE Colorado — 1, LLC	Indirect subsidiary of Sonic Automotive, Inc.

Sonic Development, LLC	North Carolina Limited Liability Company 0483658		Mountain States Toyota	6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by Bruton O. Smith

Sonic Divisional Operations, LLC	Nevada Limited Liability Company LLC26157-2004			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV	Nevada Speedway, LLC

Schedule 2A.03(a) — Page 29

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic — Downey Cadillac, Inc.	California Corporation C2375896			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Fort Worth T, L.P.	Texas Limited Partnership 13920710		Toyota of Fort Worth Scion of Fort Worth	9001 Camp Bowie W. Fort Worth, TX	SON MCKNY II, L.P.

Sonic — Frank Parra Autoplex, L.P.	Texas Limited Partnership 800079059		Frank Parra Chevrolet Frank Parra Chrysler Jeep Frank Parra Chrysler Jeep Dodge	1000 E. Airport Fwy. Irving, TX 700 E. Airport Fwy. Irving, TX	CAR SON PARR L.P. CAR SON PARR L.P.

Sonic Fremont, Inc.	California Corporation C2935225		Jaguar Fremont Land Rover Fremont Volvo Fremont	5601 and 5701 Cushing Pkwy. Fremont, CA	NICPA of Fremont, Ltd. c/o NICPA Interest, Inc., its general partner Attention: Ricardo M. Weitz, President 9896 Bissonnet, 5th Floor Houston, Texas 77036

Sonic — Harbor City H, Inc.	California Corporation C2356454		Carson Honda	1435 E. 223rd St. Carson, CA	ENRI 2, LLC

Schedule 2A.03(a) — Page 30

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic Houston JLR, LP	Texas Limited Partnership 800735509		Jaguar Houston North Land Rover Houston North	18205 Interstate 45 N Houston, TX	NICPA Holdings, Ltd.

Sonic Houston LR, L.P.	Texas Limited Partnership 800236309		Land Rover Houston Central Jaguar Houston Central	7019 Old Katy Rd. Houston, TX 7025 Old Katy Rd. Houston, TX	Capital Automotive, LP SRE Texas — 7, L.P.	SRE Texas — 7, L.P. is an indirect subsidiary of Sonic Automotive, Inc.

Sonic — Houston V, L.P.	Texas Limited Partnership 15286810		Volvo of Houston (Body Shop)	11950 Old Katy Rd. Houston, TX 1321 Sherwood Forest Dr. Houston, TX	CAR SON NSV II, L.P. CAR SON NSV II, L.P.

Sonic-Jersey Village Volkswagen, L.P.	Texas Limited Partnership 800207902		Momentum Volkswagen of Jersey Village	19550 Northwest Fwy. Houston, TX	CAR 2 MOM, LP Elcon Properties, Ltd.

Sonic — Las Vegas C East, LLC	Nevada Limited Liability Company LLC7435-2000		Cadillac of Las Vegas	2711 E. Sahara Ave. Las Vegas, NV	GIHM, LLC

Sonic — Las Vegas C West, LLC	Nevada Limited Liability Company LLC7434-2000		Cadillac of Las Vegas — West	5185 W. Sahara Ave. Las Vegas, NV	TAS Holding Limited Partnership

Schedule 2A.03(a) — Page 31

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic — Lloyd Nissan, Inc.	Florida Corporation P99000014918			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Lloyd Pontiac - Cadillac, Inc.	Florida Corporation P99000014911			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Lone Tree Cadillac, Inc.	Colorado Corporation 20021021609		Don Massey Cadillac Don Massey Collision Center	8201 Parkway Dr. Lone Tree, CO 6208 E. County Line Rd. Littleton, CO	County Line, LLC Argonaut Holdings, LLC Sunrise Real Estate Services Colorado LLC

Sonic — LS Chevrolet, L.P.	Texas Limited Partnership 11958210		Lone Star Chevrolet Lone Star Chevrolet Parking Lot	18800 North Fwy. Houston, TX 18990 Northwest Fwy. Houston, TX	CARS-DB4, L.P. CAR SON STAR, L.P.

Sonic — LS, LLC	Delaware Limited Liability Company 3440418			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) — Page 32

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic — Lute Riley, L.P.	Texas Limited Partnership 11869810		Lute Riley Honda (Body Shop)	1331 N. Central Expy. Richardson, TX 13561 Goldmark Dr. Richardson, TX	MMR Viking Investment Associates, LP CARS (SON-105)

Sonic — Manhattan Fairfax, Inc.	Virginia Corporation 0521177-6		BMW of Fairfax (Parking Facility)	8427 Lee Hwy. Fairfax, VA 8435 Lee Hwy. Fairfax, VA	MMR Holdings, LLC Cockrill Carr, LLC

Sonic — Massey Chevrolet, Inc.	California Corporation C2375359			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic — Mesquite Hyundai, L.P.	Texas Limited Partnership 800087803			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) — Page 33

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic Momentum B, L.P.	Texas Limited Partnership 800235477		Momentum BMW Momentum MINI Momentum BMW (West) (Momentu Body Shop)	10002 Southwest Fwy. Houston, TX 15865 Katy Fwy. Houston, TX 9911 Centre Pkwy. Houston, TX	CARS CNI—2, LP RMC AutoSonic BMWN, L.P. CARS CNI—2, L.P.

Sonic Momentum JVP, L.P.	Texas Limited Partnership 800235475		Jaguar Southwest Houston Land Rover Southwest Houston Momentum Volvo Momentum Porsche	10150 Southwest Fwy. Houston, TX 10155 Southwest Fwy. Houston, TX	CARS CNI—2, LP SRE Texas — 3, L.P.	SRE Texas — 3, L.P. is an indirect subsidiary of Sonic Automotive, Inc.

Schedule 2A.03(a) — Page 34

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic Momentum VWA, L.P.	Texas Limited Partnership 800207910		Momentum Volkswagen Momentum Audi Certified Pre-Owned Sales Momentum Audi Momentum Audi Back Lot (Storage) Momentum Audi — Parking	2405 Richmond Ave. Houston, TX 2309 Richmond Ave. Houston, TX 2315 Richmond Ave. Houston, TX 3717-3725 Revere St. Houston, TX 2401 Portsmouth Houston, TX	RMC Auto Sonic VWA, LP RMC Auto Sonic VWA, LP CAR 2 MOM, LP La Mesa Properties Limited La Mesa Properties Limited

Sonic — Newsome Chevrolet World, Inc.	South Carolina Corporation		Capitol Chevrolet	111 Newland Rd. Columbia, SC	CAR SON NEWSOME II L.L.C.

Sonic — Newsome of Florence, Inc.	South Carolina Corporation		Newsome Automotive (Mercedes) Imports of Florence (BMW) Newsome Chevrolet	2199 David McLeod Blvd. Florence, SC	MMR Holdings, LLC

Sonic of Texas, Inc.	Texas Corporation 150782300			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) — Page 35

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic Peachtree Industrial Blvd., L.P.	Georgia Limited Partnership K739239			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic—Plymouth Cadillac, Inc.	Michigan Corporation 26618C		Don Massey Cadillac	40475 Ann Arbor Rd. Plymouth, MI	CAR SON MAS, L.P.

Sonic Resources, Inc.	Nevada Corporation C24652-2001			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV

Sonic — Richardson F, L.P.	Texas Limited Partnership 14037410		North Central Ford	1819 N. Central Expy. Richardson, TX	Baillargeon Family LP

Sonic — Sanford Cadillac, Inc.	Florida Corporation P02000010148		Massey Cadillac of Sanford	3700 S. Hwy. 17-92 Sanford, FL	CAR SON MAS, L.P.

Schedule 2A.03(a) — Page 36

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic Santa Monica M, Inc.	California Corporation C2727452	W.I. Simonson (Service) (Parking)	1626 Wilshire Blvd. Santa Monica, CA 1330 Colorado Ave. Santa Monica, CA 1215 — 17th St. Santa Monica, CA 1415 Euclid & 1308 Santa Monica Blvd. Santa Monica, CA	17th & Wilshire Partnership

Investment Co. of Santa Monica

7R Apartments

Frances M. Rehwald, Trustee, Frances M. Rehwald Family Trust

Judith A. Richards, Trustee, Judity a. Richards Separate Property Trust

William J.S. Rehwald, Trustee, William J.S. Rehwald Separate Property Trust

Frances M. Rehwald, Judith a. Richards, William J.S. Rehwald, Trustees, Mary F. Rehwald Separate Property Trust

Sonic Santa Monica S, Inc.	California Corporation C2788444			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic—Saturn of Silicon Valley, Inc.	California Corporation C2547838			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	Chartown d/b/a Independence Office Park

Sonic — Shottenkirk, Inc.	Florida Corporation P99000043291		Pensacola Honda	5600 Pensacola Blvd. Pensacola, FL	MMR Holdings, LLC

Schedule 2A.03(a) — Page 37

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic — Stevens Creek B, Inc.	California Corporation C0723787		Stevens Creek BMW Stevens Creek BMW — Offsite Vehicle Storage	4343 Stevens Creek Blvd. San Jose, CA 4333 Stevens Creek Blvd. San Jose, CA 1507 S. 10th St. San Jose, CA	Lucas Trust Properties, LLC Lucas Trust Properties, LLC 10th Street Land Management

Sonic — Stone Mountain T, L.P.	Georgia Limited Partnership 0342795		Stone Mountain Toyota Stone Mountain Scion	5065 U.S. Hwy. 78 Stone Mountain, GA	Stone Mountain Real Estate Holdings, LLC

Sonic Tysons Corner H, Inc.	Virginia Corporation 0645231-2		Honda of Tysons Corner (Body Shop) (Storage Lot) (Storage Lot)	1580 Spring Hill Rd. Vienna, VA 1548 Spring Hill Rd. Vienna, VA Two acres adjacent to 1592 Spring Hill Rd. One acre lot on Tyco Rd. at corner of Spring Hill Rd. 8521 Leesburg Pike Vienna, VA	CARS-DB1, LLC CARS (ROS-006) CARS (ROS-001) Robert Rosenthal Brandywine Realty Trust

Sonic Tysons Corner Infiniti, Inc.	Virginia Corporation 0645232-0		Infiniti of Tysons Corner	8527 Leesburg Pike Vienna, VA	Capital Automotive, L.P.

Schedule 2A.03(a) — Page 38

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic — University Park A, L.P.	Texas Limited Partnership 13748310			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic—Volvo LV, LLC	Nevada Limited Liability Company LLC6829-1999		Volvo of Las Vegas	7705 W. Sahara Ave. Las Vegas, NV	Berberian Properties, LLC

Sonic Walnut Creek M, Inc.	California Corporation C2508517		Mercedes-Benz of Walnut Creek (Parking) (Jensen Lease) (Storage)	1301 Parkside Dr. Walnut Creek, CA 1268 Pine St. Walnut Creek, CA 1360 Pine St. Walnut Creek, CA 1413 Carlback Ave. Walnut Creek, CA	Stead Leasing, Inc. Janet Murray Peter C. Jensen, Trustee of the Peter Cole Jensen and Sharon A. Jensen Living Trust dated December 23, 1986 JoAnn Bertino

Sonic—West Covina T, Inc.	California Corporation C2356455			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) — Page 39

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Sonic – Williams Cadillac, Inc.	Alabama Corporation D/C 199-219			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Sonic Wilshire Cadillac, Inc.	California Corporation C2882071			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

SRE Alabama – 2, LLC	Alabama Limited Liability Company 670-275		N/A	N/A	N/A	N/A

SRE Alabama-5, LLC	Alabama Limited Liability Company DLL 691-622		N/A	N/A	N/A	N/A

SRE California – 1, LLC	California Limited Liability Company 200202910110		N/A	N/A	N/A	N/A

Schedule 2A.03(a) — Page 40

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SRE California-2, LLC	California Limited Liability Company 200202910111		N/A	N/A	N/A	N/A

SRE California - 4, LLC	California Limited Liability Company 200202810144		N/A	N/A	N/A	N/A

SRE Colorado - 1, LLC	Colorado Limited Liability Company 20021330518		N/A	N/A	N/A	N/A

SRE Florida - 1, LLC	Florida Limited Liability Company L00000006050		N/A	N/A	N/A	N/A

SRE Florida - 2, LLC	Florida Limited Liability Company L00000006045		N/A	N/A	N/A	N/A

SRE Holding, LLC	North Carolina Corporation 0551475		N/A	N/A	N/A	N/A

Schedule 2A.03(a) — Page 41

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SRE North Carolina - 2, LLC	North Carolina Limited Liability Company 0682830		N/A	N/A	N/A	N/A

SRE Oklahoma-1, LLC	Oklahoma Limited Liability Company 3500697104		N/A	N/A	N/A	N/A

SRE Oklahoma -2, LLC	Oklahoma Limited Liability Company 3500697105		N/A	N/A	N/A	N/A

SRE Oklahoma-5, LLC	Oklahoma Limited Liability Company 3500697108		N/A	N/A	N/A	N/A

SRE South Carolina-3, LLC	South Carolina Limited Liability Company N/A		N/A	N/A	N/A	N/A

Schedule 2A.03(a) — Page 42

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SRE South Carolina - 4, LLC	South Carolina Limited Liability Company N/A		N/A	N/A	N/A	N/A

SRE Tennessee-4, LLC	Tennessee Limited Liability Company 0450279		N/A	N/A	N/A	N/A

SRE Texas - 1, L.P.	Texas Limited Partnership 00135233-10		N/A	N/A	N/A	N/A

SRE Texas - 2, L.P.	Texas Limited Partnership 00135234-10		N/A	N/A	N/A	N/A

SRE Texas - 3, L.P.	Texas Limited Partnership 00135235-10		N/A	N/A	N/A	N/A

SRE Texas - 4, L.P.	Texas Limited Partnership 800048705		N/A	N/A	N/A	N/A

SRE Texas - 5, L.P.	Texas Limited Partnership 800048740		N/A	N/A	N/A	N/A

Schedule 2A.03(a) — Page 43

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
SRE Texas - 6, L.P.	Texas Limited Partnership 800048741		N/A	N/A	N/A	N/A

SRE Texas - 7, L.P.	Texas Limited Partnership 800048742		N/A	N/A	N/A	N/A

SRE Texas - 8, L.P.	Texas Limited Partnership 800048743		N/A	N/A	N/A	N/A

SRE Virginia - 1, LLC	Virginia Limited Liability Company 5050246-0		N/A	N/A	N/A	N/A

SRealEstate Arizona - 2, LLC	Arizona Limited Liability Company L-0951252-2		N/A	N/A	N/A	N/A

SRealEstate Arizona - 3, LLC	Arizona Limited Liability Company L-0951282-8		N/A	N/A	N/A	N/A

Schedule 2A.03(a) — Page 44

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Stevens Creek Cadillac, Inc.	California Corporation C1293380		St. Claire Cadillac St. Claire Cadillac — Offsite Vehicle Storage	3737 Stevens Creek Blvd. Santa Jose, CA 1507 South 10th St., San Jose, CA	Lucas Trust Properties, LLC 10th Street Land Management

Town and Country Ford, Incorporated	North Carolina Corporation 0148959			5401 E. Independence Blvd. Charlotte, NC	MMR Holdings, LLC

Village Imported Cars, Inc.	Maryland Corporation D00308593			6415 Idlewild Rd. Suite 109 Charlotte, NC	Chartown d/b/a Independence Office Park	A portion of Chartown is indirectly owned by O. Bruton Smith

Schedule 2A.03(a) — Page 45

	II.					VII.
	Jurisdiction of	III.			VI.	Relationship of
	Formation/	Address of	IV.		Name and address of	Persons listed in
	Form of	Chief	Trade Names, Trade Styles,		Owner of Collateral	VI to Grantor
I.	Equity/I.D.	Executive	Fictitious Names and “d/b/a”	V.	Location	(e.g., lessor,
Name	Number	Office	Names	Collateral Locations	(if other than Grantor)	warehousemen)
Windward, Inc.	Hawaii Corporation 41788D1		Honda of Hayward (Service) Ground Lease (Sales) (Vehicle Display) (Vehicle Storage) Ground Lease (Sales)	24895 Mission Blvd. Hayward, CA 24947-24975 Mission Blvd. Hayward, CA 24919 Mission Blvd. Hayward, CA Fletcher Ln. Hayward, CA 24933 Mission Blvd. Hayward, CA	Lucas Trust Properties, LLC Barbara Harrison SRE California — 2, LLC SRE California — 2, LLC Paul Y. Fong	SRE California — 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.

Schedule 2A.03(a) — Page 46

SCHEDULE 4.01
GOOD STANDING JURISDICTIONS
AND FOREIGN QUALIFICATIONS

Name of Entity	Domestic State	Foreign State(s) Authorized
Sonic Automotive, Inc.	Delaware	North Carolina

Arngar, Inc.	North Carolina

Autobahn, Inc.	California

Avalon Ford, Inc.	Delaware	California

Cornerstone Acceptance Corporation	Florida	Michigan, North Carolina, Ohio, Tennessee, Texas

FAA Auto Factory, Inc.	California

FAA Beverly Hills, Inc.	California

FAA Capitol N, Inc.	California

FAA Concord H, Inc.	California

FAA Concord T, Inc.	California

FAA Dublin N, Inc.	California

FAA Dublin VWD, Inc.	California

FAA Holding Corp.	California

FAA Las Vegas H, Inc.	Nevada

FAA Poway H, Inc.	California

FAA Poway T, Inc.	California

FAA San Bruno, Inc.	California

FAA Santa Monica V, Inc.	California

FAA Serramonte H, Inc.	California

FAA Serramonte L, Inc.	California

FAA Serramonte, Inc.	California

FAA Stevens Creek, Inc.	California
Schedule 4.01 — Page 1

Name of Entity	Domestic State	Foreign State(s) Authorized
FAA Torrance CPJ, Inc.	California

FirstAmerica Automotive, Inc.	Delaware	California

Fort Mill Ford, Inc.	South Carolina

Fort Myers Collision Center, LLC	Florida

Franciscan Motors, Inc.	California

Frontier OldsmobileCadillac, Inc.	North Carolina

Kramer Motors Incorporated	California

L Dealership Group, Inc.	Texas	California

Marcus David Corporation	North Carolina

Massey Cadillac, Inc.	Tennessee	Michigan

Ontario L, LLC	California

Philpott Motors, Ltd.	Texas

SAI AL HC1, Inc.	Alabama

SAI AL HC2, Inc.	Alabama

SAI Ann Arbor Imports, LLC	Michigan

SAI Atlanta B, LLC	Georgia

SAI Broken Arrow C, LLC	Oklahoma

SAI Charlotte M, LLC	North Carolina

SAI Clearwater T, LLC	Florida

SAI Columbus Motors, LLC	Ohio

SAI Columbus T, LLC	Ohio

SAI Columbus VWK, LLC	Ohio

SAI FL HC2, Inc.	Florida

SAI FL HC3, Inc.	Florida

SAI FL HC4, Inc.	Florida
Schedule 4.01 — Page 2

Name of Entity	Domestic State	Foreign State(s) Authorized
SAI FL HC6, Inc.	Florida

SAI FL HC7, Inc.	Florida

SAI Fort Myers B, LLC	Florida

SAI Fort Myers H, LLC	Florida

SAI Fort Myers M, LLC	Florida

SAI Fort Myers VW, LLC	Florida

SAI GA HC1, LP	Georgia

SAI Georgia, LLC	Georgia

SAI Irondale Imports, LLC	Alabama

SAI Irondale L, LLC	Alabama

SAI Long Beach B, Inc.	California

SAI MD HC1, Inc.	Maryland

SAI Monrovia B, Inc.	California

SAI Montgomery B, LLC	Alabama

SAI Montgomery BCH, LLC	Alabama

SAI Montgomery CH, LLC	Alabama

SAI Nashville CSH, LLC	Tennessee

SAI Nashville H, LLC	Tennessee

SAI Nashville M, LLC	Tennessee

SAI Nashville Motors, LLC	Tennessee

SAI OK HC1, Inc.	Oklahoma

SAI Oklahoma City C, LLC	Oklahoma

SAI Oklahoma City H, LLC	Oklahoma

SAI Oklahoma City T, LLC	Oklahoma

SAI Orlando CS, LLC	Florida
Schedule 4.01 — Page 3

Name of Entity	Domestic State	Foreign State(s) Authorized
SAI Riverside C, LLC	Oklahoma

SAI Rockville Imports, LLC	Maryland

SAI Rockville L, LLC	Maryland

SAI TN HC1, LLC	Tennessee

SAI TN HC2, LLC	Tennessee

SAI TN HC3, LLC	Tennessee

SAI Tulsa N, LLC	Oklahoma

SAI Tulsa T, LLC	Oklahoma

Santa Clara Imported Cars, Inc.	California

Sonic — Cadillac D, L.P.	Texas

Sonic — Calabasas V, Inc.	California

Sonic — Camp Ford, L.P.	Texas

Sonic — Carrollton V, L.P.	Texas

Sonic — Carson F, Inc.	California

Sonic — Denver T, Inc.	Colorado

Sonic — Downey Cadillac, Inc.	California

Sonic — Fort Worth T, L.P.	Texas

Sonic — Frank Parra Autoplex, L.P.	Texas

Sonic — Harbor City H, Inc.	California

Sonic — Houston V, L.P.	Texas

Sonic — Las Vegas C East, LLC	Nevada

Sonic — Las Vegas C West, LLC	Nevada

Sonic — Lloyd Nissan, Inc.	Florida

Sonic — Lloyd Pontiac Cadillac, Inc.	Florida

Sonic — Lone Tree Cadillac, Inc.	Colorado
Schedule 4.01 — Page 4

Name of Entity	Domestic State	Foreign State(s) Authorized
Sonic — LS Chevrolet, L.P.	Texas

Sonic — LS, LLC	Delaware	Texas

Sonic — Lute Riley, L.P.	Texas

Sonic — Manhattan Fairfax, Inc.	Virginia

Sonic — Massey Chevrolet, Inc.	California

Sonic — Mesquite Hyundai, L.P.	Texas

Sonic — Newsome Chevrolet World, Inc.	South Carolina

Sonic — Newsome of Florence, Inc.	South Carolina

Sonic — Richardson F, L.P.	Texas

Sonic — Sanford Cadillac, Inc.	Florida

Sonic — Shottenkirk, Inc.	Florida

Sonic — Stevens Creek B, Inc.	California

Sonic — Stone Mountain T, L.P.	Georgia

Sonic — University Park A, L.P.	Texas

Sonic — Williams Cadillac, Inc.	Alabama

Sonic 2185 Chapman Rd., Chattanooga, LLC	Tennessee

Sonic Advantage PA, L.P.	Texas

Sonic Agency, Inc.	Michigan

Sonic Automotive — 1720 Mason Ave., DB, Inc.	Florida

Sonic Automotive — 1720 Mason Ave., DB, LLC	Florida

Sonic Automotive — 3401 N. Main, TX, L.P.	Texas

Sonic Automotive — 4701 I10 East, TX, L.P.	Texas

Sonic Automotive — 6008 Dale Mabry, FL, Inc.	Florida

Sonic Automotive — 9103 E. Independence, NC, LLC	North Carolina

Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	South Carolina
Schedule 4.01 — Page 5

Name of Entity	Domestic State	Foreign State(s) Authorized
Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	Georgia

Sonic Automotive F&I, LLC	Nevada

Sonic Automotive of Chattanooga, LLC	Tennessee

Sonic Automotive of Nashville, LLC	Tennessee

Sonic Automotive of Nevada, Inc.	Nevada

Sonic Automotive of Texas, L.P.	Texas

Sonic Automotive Support, LLC	Nevada

Sonic Automotive West, LLC	Nevada

Sonic Automotive-3700 West Broad Street, Columbus, Inc.	Ohio

Sonic Automotive-4000 West Broad Street, Columbus, Inc.	Ohio

Sonic Calabasas M, Inc.	California

Sonic Coast Cadillac, Inc.	California

Sonic Development, LLC	North Carolina	Alabama, California, Colorado, Florida, Georgia, Maryland, Michigan, Nevada, Ohio, Oklahoma, South Carolina, Tennessee, Texas, Virginia

Sonic Divisional Operations, LLC	Nevada	Alabama, California, Colorado, Florida, Georgia, Maryland, Michigan, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas, Virginia

Sonic Financial Corporation	North Carolina

Sonic Fremont, Inc.	California

Sonic Houston JLR, LP	Texas

Sonic Houston LR, L.P.	Texas

Sonic Momentum B, L.P.	Texas

Sonic Momentum JVP, L.P.	Texas

Sonic Momentum VWA, L.P.	Texas
Schedule 4.01 — Page 6

Name of Entity	Domestic State	Foreign State(s) Authorized
Sonic of Texas, Inc.	Texas

Sonic Peachtree Industrial Blvd., L.P.	Georgia

Sonic Resources, Inc.	Nevada

Sonic Santa Monica M, Inc.	California

Sonic Santa Monica S, Inc.	California

Sonic Tysons Corner H, Inc.	Virginia

Sonic Tysons Corner Infiniti, Inc.	Virginia

Sonic Walnut Creek M, Inc.	California

Sonic Wilshire Cadillac, Inc.	California

Sonic-Buena Park H, Inc.	California

SonicCalabasas A, Inc.	California

SonicCapitol Cadillac, Inc.	Michigan

Sonic-Capitol Imports, Inc.	South Carolina

Sonic-Carson LM, Inc.	California

Sonic-Clear Lake Volkswagen, L.P.	Texas

Sonic-Jersey Village Volkswagen, L.P.	Texas

Sonic-Plymouth Cadillac, Inc.	Michigan

Sonic-Saturn of Silicon Valley, Inc.	California

Sonic-Volvo LV, LLC	Nevada

Sonic-West Covina T, Inc.	California

SRE Alabama -2, LLC	Alabama

SRE Alabama-5, LLC	Alabama

SRE California-1, LLC	California

SRE California-4, LLC	California

SRE California-2, LLC	California
Schedule 4.01 — Page 7

Name of Entity	Domestic State	Foreign State(s) Authorized
SRE Colorado — 1, LLC	Colorado

SRE Florida — 1, LLC	Florida

SRE Florida — 2, LLC	Florida

SRE Holding, LLC	North Carolina	Alabama, Arizona, Colorado, Texas

SRE North Carolina — 2, LLC	North Carolina

SRE Oklahoma-1, LLC	Oklahoma

SRE Oklahoma-2, LLC	Oklahoma

SRE Oklahoma-5, LLC	Oklahoma

SRE South Carolina — 3, LLC	South Carolina

SRE South Carolina — 4, LLC	South Carolina

SRE Tennessee — 4, LLC	Tennessee

SRE Texas — 1, L.P.	Texas

SRE Texas — 2, L.P.	Texas

SRE Texas — 3, L.P.	Texas

SRE Texas — 4, L.P.	Texas

SRE Texas — 5, L.P.	Texas

SRE Texas — 6, L.P.	Texas

SRE Texas — 7, L.P.	Texas

SRE Texas — 8, L.P.	Texas

SRE Virginia — 1, LLC	Virginia	Maryland

SRealEstate Arizona — 2, LLC	Arizona	Oklahoma

SRealEstate Arizona — 3, LLC	Arizona	Oklahoma

Stevens Creek Cadillac, Inc.	California

Town and Country Ford, Incorporated	North Carolina

Village Imported Cars, Inc.	Maryland
Schedule 4.01 — Page 8

Name of Entity	Domestic State	Foreign State(s) Authorized
Windward, Inc.	Hawaii	California
Schedule 4.01 — Page 9

SCHEDULE 5.05
MATERIAL INDEBTEDNESS AND OTHER LIABILITIES
None.
Schedule 5.05 — Page 1

SCHEDULE 5.06
LITIGATION
Actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of $5,000,000 or which, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
CALIFORNIA
Grewal, Baljinder v. Mercedes-Benz of Calabasas, et al.
Plaintiff purchased a 2006 Mercedes-Benz S430 from a non-Sonic dealership. The car was serviced at Mercedes-Benz of Calabasas before and after Sonic purchased the dealership. On January 23, 2008 Plaintiff was involved in a single car accident where the vehicle struck a highway guardrail during a rainstorm. The guardrail pierced through the passenger compartment of the vehicle, severely cutting both of Plaintiff’s legs. Ultimately both legs were amputated. Plaintiff contends the servicing dealerships failed to adequately service the vehicle, including failing to advise that the wheels needed replacement. A Motion for Summary Judgment is pending on behalf of the Sonic dealership. Trial is scheduled for March 15, 2010. Certain insurance is available with a $750,000 deductible.
Zamani v. Serramonte Auto Plaza, Sonic Automotive, Inc., et al.
Lawsuit filed by former sales associate at one of Sonic’s California dealerships alleging that he was not paid proper commissions for every used vehicle that he sold during his employment from June 2006 to September 2006. The lawsuit purports to be a class action on behalf of all sales associates at all dealerships owned by Sonic in the State of California relating to used vehicle sales. The case has been ordered to Arbitration, and no ruling has occurred to date on class certification.
Hall v. Sonic Automotive, Inc., et al.
Lawsuit filed by consumer alleging that one of Sonic’s California dealerships improperly recorded telephone conversations with customers without providing advance warnings or notice required by applicable law. The lawsuit purports to be a class action on behalf of allegedly similarly affected consumers against all of Sonic’s California dealerships. No ruling has occurred to date on class certification.
Phillips v. FAA Torrance CPJ, Inc. and Sonic Automotive, Inc.
Lawsuit filed by sales associate at one of Sonic’s California dealerships alleging failure to provide rest and meal time breaks and other wage-hour claims. The lawsuit purports to be a class action for two separate classes of employees: (1) on behalf of all sales associates at all
Schedule 5.06 — Page 1

dealerships owned by Sonic in the State of California who were classified as non-exempt employees, and (2) all associates of Sonic’s California dealerships where the itemized wage statements merely identified the d/b/a of the employer rather than the employer’s formal legal entity name. No ruling has occurred to date on class certification.
Carson CJ, LLC and Kenneth Phillips v. DaimlerChrysler Motors Company, Chrysler Corporation, Inc., Sonic Automotive, Inc., et al.
Lawsuit filed in 2009 by company and individual owner that purchased the Don Kott Chrysler Jeep and Don Kott Kia dealership assets from Sonic in 2005. The plaintiff company had its Chrysler and Jeep franchises terminated by Chrysler Corporation during Chrysler’s bankruptcy proceeding in June 2009. Plaintiffs’ claims against Sonic allege that Sonic made intentional misrepresentations to the Plaintiffs in conjunction with the 2005 purchase of the dealership assets. Sonic will be moving to compel arbitration of this matter in accordance with the asset purchase agreement.
FLORIDA
Galura, Kimbrell, McNaughton, et al. v. Sonic Automotive, Inc.
Class action of all customers who purchased or leased a vehicle from one of the Company’s Florida dealerships after December 31, 1998, where the purchase or lease included an APCO etch product as part of the transaction. Complaint alleges violations of Florida’s Unfair Trade Practice Act, Retail Installment Sales Act, etc. relating to the improper disclosure of etch sales. DaimlerChrysler Insurance Company (“DCIC”) was providing partial defense costs under a reservation of rights, but their coverage has now been exhausted. The Sonic Defendants still have Motions for Summary Judgment pending. Currently the case is set for trial on March 8, 2010, though that date is very likely to be postponed.
Fecitt, David v BMW of Fort Myers, et al.
Plaintiff purchased a 1999 BMW 323IA from a non-Sonic dealership. BMW of Fort Myers performed some service work on the vehicle and sent some of its wheels to a third party vendor for servicing. Plaintiff was involved in a single car accident after experiencing a tire tread separation. Plaintiff is now a quadriplegic who occasionally needs to breathe with a ventilator. Defendants include the tire manufacturer, the service shop who performed the work at BMW of Fort Myers’ request, the garage that sold and installed two tires for Plaintiff, an insurance company and a salvaged vehicle storage company. Discovery is continuing. Certain insurance is available with a $750,000 deductible.
NORTH CAROLINA
Robert Price et al. v. APCO et al.
This lawsuit has been filed as a purported class action against Automobile Protection Corporation (“APCO”), Sonic Automotive, Inc., and three South Carolina dealership subsidiaries
Schedule 5.05 — Page 2

of Sonic. Plaintiffs contend that the dealerships violated the North Carolina deceptive trade practices act in the manner in which Etch was sold, and that Etch was sold as an unlicensed insurance product. The complaint seeks the certification of alternative classes. One class, the “North Carolina Class” purports to be a class of all North Carolina residents who purchased a vehicle from a Sonic dealership in which the purchase included Etch. The “Nationwide class” purports to be a class of all customers who “purchased or leased a vehicle through a Sonic dealer in any state, with the exception of New York, Florida, and Hawaii (or any other state in which APCO and/or the Company are properly licensed to sell the Etch product)” in which the purchase included Etch.
The parties have agreed to submit this matter to arbitration. This matter has been consolidated with the Owens (below, South Carolina) case and heard by the same arbitrator. The arbitrator is currently considering Plaintiffs’ Motion for Class Certification, although no ruling on class certification has been made to date.
SOUTH CAROLINA
Herron, et al. v. Century BMW, et al.
Adams, et al. v. Action Ford, et al.
Herron was the first case filed by six individuals, asserting claims against almost every automotive dealership in South Carolina. Plaintiffs allege all South Carolina automotive dealers conspired together in a common scheme to deceive all car buyers by presenting car prices in a manner designed to mislead. The claim is that charging customers an administrative fee was improper and that the amount of the administrative fees was excessive. Plaintiffs dismissed all but six dealerships in Herron. Century BMW, a Sonic dealership, is one of the remaining Defendants. Sonic’s dealership moved to compel arbitration in Herron and the court denied the motion. We have appealed and the matter is currently set to be argued before the SC Supreme Court on January 20, 2010.
Adams was a subsequent filing by the same attorneys, and in that action there is a unique Plaintiff for each Defendant. It asserts the same claims, and several of Sonic’s South Carolina dealerships have been named in this case. As to the Sonic dealerships, the case has been stayed pending the outcome of the appeal on the issue of arbitration in Herron.
Owens, Misty, et al. vs. Sonic Automotive, Inc., et al.
Purported class action complaint wherein Plaintiffs allege that Sonic-owned dealerships deceptively marketed and sold the Etch product as a “warranty”, and “stuffed” or “packed” the product into vehicle sales transactions at exorbitant and unconscionable prices without informing the consumer they were paying for Etch. Plaintiffs allege breach of contract, unjust enrichment, and civil conspiracy. The matter has been consolidated with the Price (above, North Carolina) case and is being heard by the same arbitrator. The arbitrator is currently considering Plaintiffs’ Motion for Class Certification, although no ruling on class certification has been made to date.
Schedule 5.06 — Page 3

SCHEDULE 5.13
SUBSIDIARIES;
OTHER EQUITY INVESTMENTS
Part (a). Subsidiaries.

Name of Entity	Ownership
1. Sonic Automotive, Inc.

2. ADI of the Southeast, LLC	Member: Sonic — Newsome Chevrolet World, Inc. — 100%

3. AnTrev, LLC	Member: SRE Holding, LLC — 100%

4. Arngar, Inc.	Sonic Automotive, Inc. — 100%, 1,333 shares

5. Autobahn, Inc.	L Dealership Group, Inc. — 100%, 400,000 shares

6. Avalon Ford, Inc.	Sonic Automotive, Inc. — 100%, 4,164 shares

7. Casa Ford of Houston, Inc.	Sonic Automotive — 4701 I-10 East, TX, L.P. — 100%,

8. Cornerstone Acceptance Corporation	Sonic Automotive, Inc. — 100%, 100 shares

9. FAA Auto Factory, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

10. FAA Beverly Hills, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

11. FAA Capitol F, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

12. FAA Capitol N, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

13. FAA Concord H, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

14. FAA Concord N, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

15. FAA Concord T, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

16. FAA Dublin N, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

17. FAA Dublin VWD, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

18. FAA Holding Corp.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

19. FAA Las Vegas H, Inc.	FAA Holding Corp. — 100%, 10,000 shares
Schedule 5.13 — Page 1

Name of Entity	Ownership
20. FAA Marin F, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

21. FAA Marin LR, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

22. FAA Poway G, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

23. FAA Poway H, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

24. FAA Poway T, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

25. FAA San Bruno, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

26. FAA Santa Monica V, Inc.	FirstAmerica Automotive, Inc.. — 100%, 10,000 shares

27. FAA Serramonte H, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

28. FAA Serramonte L, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

29. FAA Serramonte, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

30. FAA Stevens Creek, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

31. FAA Torrance CPJ, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

32. FirstAmerica Automotive, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

33. Fort Mill Ford, Inc.	Sonic Automotive, Inc. — 100%, 2,700 shares

34. Fort Myers Collision Center, LLC	Member: Sonic Automotive, Inc. — 100%

35. Franciscan Motors, Inc.	L Dealership Group, Inc. — 100%, 700,000 shares

36. Frank Parra Autoplex, Inc.	Sonic Automotive, Inc. — 100% Class A 152 Class B 116,796

37. Fremont JLRV, LLC	Members: Sonic Automotive, Inc. 90% Ricardo Weitz 10%

38. Frontier Oldsmobile-Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 200 shares

39. HMC Finance Alabama, Inc.	Cornerstone Acceptance Corporation — 100%, 100 shares

40. Kramer Motors Incorporated	FAA Holding Corp. — 100%, 250 shares
Schedule 5.13 — Page 2

Name of Entity	Ownership
41. L Dealership Group, Inc.	FAA Holding Corp. — 100%, 1,046,545 shares

42. Marcus David Corporation	Sonic Automotive, Inc. — 100%, 579,000 shares

43. Massey Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

44. Massey Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 1,000 shares

45. Mountain States Motors Co., Inc.	Z Management, Inc. — 100%, 30,000 shares

46. Ontario L, LLC	Member: Sonic Automotive, Inc. 100%

47. Philpott Motors, Ltd.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

48. Royal Motor Company, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

49. SAI AL HC1, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

50. SAI AL HC2, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

51. SAI Ann Arbor Imports, LLC	Member: Sonic Automotive, Inc. 100%

52. SAI Atlanta B, LLC	Member: SAI OK HC1, Inc. 100%

53. SAI Broken Arrow C, LLC	Member:: SAI OK HC1, Inc. 100%

54. SAI Charlotte M, LLC	Member: Sonic Automotive, Inc. 100%

55. SAI Clearwater T, LLC	Member: SAI FL HC2, Inc. 100%

56. SAI Columbus Motors, LLC	Member: Sonic Automotive, Inc. 100%

57. SAI Columbus T, LLC	Member: Sonic Automotive, Inc. 100%

58. SAI Columbus VWK, LLC	Member: Sonic Automotive, Inc. 100%

59. SAI FL HC1, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

60. SAI FL HC2, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

61. SAI FL HC3, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

62. SAI FL HC4, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

63. SAI FL HC5, Inc.	Sonic Automotive, Inc. — 100%, 100 shares
Schedule 5.13 — Page 3

Name of Entity	Ownership

64. SAI FL HC6, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

65. SAI FL HC7, Inc.	Sonic Automotive, Inc. — 100%, 500 shares

66. SAI Fort Myers B, LLC	Member: SAI FL HC2, Inc. 100%

67. SAI Fort Myers H, LLC	Member: SAI FL HC4, Inc. 100%

68. SAI Fort Myers M, LLC	Member: SAI FL HC7, Inc. 100%

69. SAI Fort Myers VW, LLC	Member: SAI FL HC4, Inc. 100%

70. SAI GA HC1, LP	Partners: SAI Georgia, LLC, general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

71. SAI Georgia LLC	Member: Sonic Automotive of Nevada, Inc. 100%

72. SAI Irondale Imports, LLC	Member: SAI AL HC2, Inc. 100%

73. SAI Irondale L, LLC	Member: SAI AL HC2, Inc. 100%

74. SAI Lansing CH, LLC	Member: Sonic Automotive, Inc. 100%

75. SAI Long Beach B, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

76. SAI MD HC1, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

77. SAI Monrovia B, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

78. SAI Montgomery B, LLC	Member: SAI AL HC1, Inc. 100%

79. SAI Montgomery BCH, LLC	Member: SAI AL HC1, Inc. 100%

80. SAI Montgomery CH, LLC	Member: SAI AL HC1, Inc. 100%

81. SAI Nashville CSH, LLC	Member: SAI TN HC1, LLC 100%

82. SAI Nashville H, LLC	Member: SAI TN HC3, LLC 100%

83. SAI Nashville M, LLC	Member: SAI TN HC1, LLC 100%

84. SAI Nashville Motors, LLC	Member: SAI TN HC2, LLC 100%

85. SAI NC HC2, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

86. SAI OH HC1, Inc.	Sonic Automotive, Inc. 500 shares
Schedule 5.13 — Page 4

Name of Entity	Ownership
87. SAI OK HC1, Inc.	Sonic Automotive, Inc. — 25%, 100 shares Sonic Automotive of Nevada, Inc. — 74.25%, 297 shares SAI Georgia, LLC 0.75%, 3 shares

88. SAI Oklahoma City C, LLC	Member: SAI OK HC1, Inc. 100%

89. SAI Oklahoma City H, LLC	Member: SAI OK HC1, Inc. 100%

90. SAI Oklahoma City T, LLC	Member: SAI OK HC1, Inc. 100%

91. SAI Orlando CS, LLC	Member: SAI FL HC3, Inc. 100%

92. SAI Peachtree, LLC	Member: SAI GA HC1, LP 100%

93. SAI Plymouth C, LLC	Member: Sonic Automotive, Inc. 100%

94. SAI Riverside C, LLC	Member: SAI OK HC1, Inc. 100%

95. SAI Rockville Imports, LLC	Member: SAI MD HC1, Inc. 100%

96. SAI Rockville L, LLC	Member: SAI MD HC1, Inc. 100%

97. SAI Stone Mountain T, LLC	Member: SAI GA HC1, LP 100%

98. SAI TN HC1, LLC	Member: Sonic Automotive of Nevada, Inc. 100%

99. SAI TN HC2, LLC	Member: Sonic Automotive of Nevada, Inc. 100%

100. SAI TN HC3, LLC	Member: Sonic Automotive of Nevada, Inc. 100%

101. SAI Tulsa N, LLC	Member: SAI OK HC1, Inc. 100%

102. SAI Tulsa T, LLC	Member: SAI OK HC1, Inc. 100%

103. SAI VA HC1, Inc.	Sonic Automotive, Inc.— 100%, 100 shares

104. Santa Clara Imported Cars, Inc.	L Dealership Group, Inc. — 100%, 1,082 shares

105. Sonic — 2185 Chapman Rd., Chattanooga, LLC	Members: Sonic Automotive of Nevada, Inc. 1 Class A Unit Sonic Automotive of Nevada, Inc. 99 Class B Units

106. Sonic — Cadillac D, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

107. Sonic — Calabasas M, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

Schedule 5.13 — Page 5

Name of Entity	Ownership
108. Sonic — Calabasas V, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

109. Sonic — Camp Ford, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

110. Sonic — Carrollton V, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

111. Sonic — Carson F, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

112. Sonic — Coast Cadillac, Inc.	FirstAmerica Automotive, Inc. — 100%, 10,000 shares

113. Sonic — Denver T, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

114. Sonic — Denver Volkswagen, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

115. Sonic — Downey Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

116. Sonic — Englewood M, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

117. Sonic — Fort Mill Chrysler Jeep, Inc.	Sonic Automotive, Inc. — 100%, 1,000 shares

118. Sonic — Fort Mill Dodge, Inc.	Sonic Automotive, Inc. — 100%, 1,000 shares

119. Sonic — Fort Worth T, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

120. Sonic — Frank Parra Autoplex, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

121. Sonic — Harbor City H, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

122. Sonic — Houston V, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

123. Sonic — Integrity Dodge LV, LLC	Member: Sonic Automotive, Inc. 100%

124. Sonic — Lake Norman Chrysler Jeep, LLC	Member: Sonic Automotive, Inc. 100%

125. Sonic — Las Vegas C East, LLC	Member: Sonic Automotive, Inc. 100%

Schedule 5.13 — Page 6

Name of Entity	Ownership
126. Sonic — Las Vegas C West, LLC	Member: Sonic Automotive, Inc. 100%

127. Sonic — Lloyd Nissan, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

128. Sonic — Lloyd Pontiac — Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

129. Sonic — Lone Tree Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

130. Sonic — LS Chevrolet, L.P.	Partners: Sonic — LS, LLC, general partner .1% Sonic Automotive West, LLC, limited partner 99.9%

131. Sonic — LS, LLC	Member: Sonic of Texas, Inc. 100%

132. Sonic — Lute Riley, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

133. Sonic — Manhattan Fairfax, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

134. Sonic — Massey Cadillac, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

135. Sonic — Massey Chevrolet, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

136. Sonic — Massey Pontiac Buick GMC, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

137. Sonic — Mesquite Hyundai, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

138. Sonic — Newsome Chevrolet World, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

139. Sonic — Newsome of Florence, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

140. Sonic — North Charleston Dodge, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

141. Sonic — North Charleston, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

142. Sonic — Reading, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

Schedule 5.13 — Page 7

Name of Entity	Ownership
143. Sonic — Richardson F, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

144. Sonic — Sam White Nissan, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

145. Sonic — Sanford Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

146. Sonic — Shottenkirk, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

147. Sonic — South Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

148. Sonic — Stevens Creek B, Inc.	L Dealership Group, Inc. — 100%, 300,000 shares

149. Sonic — Stone Mountain T, L.P.	Partners: SAI Georgia, LLC, general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

150. Sonic — University Park A, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

151. Sonic — Williams Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

152. Sonic Advantage PA, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

153. Sonic Agency, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

154. Sonic Automotive — 1720 Mason Ave., DB, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

155. Sonic Automotive — 1720 Mason Ave., DB, LLC	Member: Sonic Automotive — 1720 Mason Ave., DB, Inc. 100%

156. Sonic Automotive — 2490 South Lee Highway, LLC	Members: Sonic Automotive of Nevada, Inc. 1 Class A Unit Sonic Automotive of Nevada, Inc. 99 Class B Units

157. Sonic Automotive — 3401 N. Main, TX, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

Schedule 5.13 — Page 8

Name of Entity	Ownership
158. Sonic Automotive — 4701 I-10 East, TX, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

159. Sonic Automotive — 5221 I-10 East, TX, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

160. Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	Member: Sonic Peachtree Industrial Blvd., L.P. 100% (100 Units)

161. Sonic Automotive — 6008 N. Dale Mabry, FL, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

162. Sonic Automotive — 9103 E. Independence, NC, LLC	Member: Sonic Automotive, Inc. 100%

163. Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

164. Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

165. Sonic Automotive F&I, LLC	Member: Sonic Automotive, Inc. 100%

166. Sonic Automotive of Chattanooga, LLC	Members: Sonic Automotive of Nevada, Inc. 1 Class A Unit Sonic Automotive of Nevada, Inc. 99 Class B Units

167. Sonic Automotive of Nashville, LLC	Members: Sonic Automotive of Nevada, Inc. 1 Class A Unit Sonic Automotive of Nevada, Inc. 99 Class B Units

168. Sonic Automotive of Nevada, Inc.	Sonic Automotive, Inc. — 100%, 1,000 shares

169. Sonic Automotive of Texas, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

170. Sonic Automotive Support, LLC	Member: Sonic Automotive, Inc. 100%

171. Sonic Automotive West, LLC	Member: Sonic Automotive, Inc. 100%

172. Sonic Automotive-1495 Automall Drive, Columbus, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

173. Sonic Automotive-3700 West Broad Street, Columbus, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

Schedule 5.13 — Page 9

Name of Entity	Ownership
174. Sonic Automotive-4000 West Broad Street, Columbus, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

175. Sonic Clear Lake N, L.P.	Partners:
Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

176. Sonic Development, LLC	Member: Sonic Automotive, Inc. 100%

177. Sonic Divisional Operations, LLC	Member: Sonic Automotive, Inc. 100%

178. Sonic eStore, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

179. Sonic FFC 1, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

180. Sonic FFC 2, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

181. Sonic FFC 3, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

182. Sonic Fremont, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

183. Sonic Houston JLR, LP	Partners:
Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

184. Sonic Houston LR, L.P.	Partners:
Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

185. Sonic Momentum B, L.P.	Partners:
Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

186. Sonic Momentum JVP, L.P.	Partners:
Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

187. Sonic Momentum VWA, L.P.	Partners:
Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

188. Sonic of Texas, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

189. Sonic Okemos Imports, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

190. Sonic Peachtree Industrial Blvd., L.P.	Partners:
SAI Georgia, LLC, general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

Schedule 5.13 - Page10

Name of Entity	Ownership
191. Sonic Resources, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

192. Sonic Santa Monica M, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

193. Sonic Santa Monica S, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

194. Sonic Tysons Corner H, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

195. Sonic Tysons Corner Infiniti, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

196. Sonic Walnut Creek M, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

197. Sonic Wilshire Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

198. Sonic-Buena Park H, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

199. Sonic-Calabasas A, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

200. Sonic-Capitol Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

201. Sonic-Capitol Imports, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

202. Sonic-Carson LM, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

203. Sonic-Chattanooga D East, LLC	Member: Sonic Automotive, Inc. 100%

204. Sonic-Clear Lake Volkswagen, L.P.	Partners:
Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

205. Sonic-Jersey Village Volkswagen, L.P.	Partners:
Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

206. Sonic-Plymouth Cadillac, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

207. Sonic-Riverside Auto Factory, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

208. Sonic-Saturn of Silicon Valley, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

209. Sonic-Serramonte I, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

210. Sonic-Volvo LV, LLC	Member: Sonic Automotive, Inc. 100%

211. Sonic-West Covina T, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

212. SRE Alabama — 2, LLC	Member: SRE Holding, LLC 100%

Schedule 5.13 - Page11

Name of Entity	Ownership
213. SRE Alabama — 3, LLC	Member: SRE Holding, LLC 100%

214. SRE Alabama — 4, LLC	Member: SRE Holding, LLC 100%

215. SRE Alabama — 5, LLC	Member: SRE Holding, LLC 100%

216. SRE California — 1, LLC	Member: SRE Holding LLC 100%

217. SRE California — 2, LLC	Member: SRE Holding LLC 100%

218. SRE California — 3, LLC	Member: SRE Holding LLC 100%

219. SRE California — 4, LLC	Member: SRE Holding LLC 100%

220. SRE California — 5, LLC	Member: SRE Holding LLC 100%

221. SRE California — 6, LLC	Member: SRE Holding LLC 100%

222. SRE Colorado — 1, LLC	Member: SRE Holding LLC 100%

223. SRE Colorado — 2, LLC	Member: SRE Holding LLC 100%

224. SRE Colorado — 3, LLC	Member: SRE Holding LLC 100%

225. SRE Florida — 1, LLC	Member: SRE Holding LLC 100%

226. SRE Florida — 2, LLC	Member: SRE Holding LLC 100%

227. SRE Florida — 3, LLC	Member: SRE Holding LLC 100%

228. SRE Georgia — 1, LP	Partners:
Sonic of SAI Georgia, LLC, general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

229. SRE Georgia — 2, LP	Partners:
Sonic of SAI Georgia, LLC, general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

230. SRE Georgia — 3, LP	Partners:
Sonic of SAI Georgia, LLC, general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%

231. SRE Holding, LLC	Member: Sonic Automotive, Inc. 100%

232. SRE Maryland — 1, LLC	Member: SRE Holding LLC 100%

233. SRE Maryland — 2, LLC	Member: SRE Holding LLC 100%

Schedule 5.13 - Page12

Name of Entity	Ownership
234. SRE Michigan — 3, LLC	Member: SRE Holding LLC 100%

235. SRE Nevada — 1, LLC	Member: SRE Holding LLC 100%

236. SRE Nevada — 2, LLC	Member: SRE Holding LLC 100%

237. SRE Nevada — 3, LLC	Member: SRE Holding LLC 100%

238. SRE Nevada — 4, LLC	Member: SRE Holding LLC 100%

239. SRE Nevada — 5, LLC	Member: SRE Holding LLC 100%

240. SRE North Carolina — 1, LLC	Member: SRE Holding LLC 100%

241. SRE North Carolina — 2, LLC	Member: SRE Holding LLC 100%

242. SRE North Carolina — 3, LLC	Member: SRE Holding LLC 100%

243. SRE Oklahoma — 1, LLC	Member: SRE Holding LLC 100%

244. SRE Oklahoma — 2, LLC	Member: SRE Holding LLC 100%

245. SRE Oklahoma — 3, LLC	Member: SRE Holding LLC 100%

246. SRE Oklahoma — 4, LLC	Member: SRE Holding LLC 100%

247. SRE Oklahoma — 5, LLC	Member: SRE Holding LLC 100%

248. SRE South Carolina — 2, LLC	Member: SRE Holding LLC 100%

249. SRE South Carolina — 3, LLC	Member: SRE Holding LLC 100%

250. SRE South Carolina — 4, LLC	Member: SRE Holding LLC 100%

251. SRE Tennessee — 1, LLC	Member: SRE Holding LLC 100%

252. SRE Tennessee — 2, LLC	Member: SRE Holding LLC 100%

253. SRE Tennessee — 3, LLC	Member: SRE Holding LLC 100%

254. SRE Tennessee — 4, LLC	Member: SRE Holding LLC 100%

255. SRE Tennessee — 5, LLC	Member: SRE Holding LLC 100%

256. SRE Tennessee — 6, LLC	Member: SRE Holding LLC 100%

Schedule 5.13 - Page13

Name of Entity	Ownership
257. SRE Tennessee — 7, LLC	Member: SRE Holding LLC 100%

258. SRE Tennessee — 8, LLC	Member: SRE Holding LLC 100%

259. SRE Tennessee — 9, LLC	Member: SRE Holding LLC 100%

260. SRE Texas — 1, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

261. SRE Texas — 2, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

262. SRE Texas — 3, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

263. SRE Texas — 4, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

264. SRE Texas — 5, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

265. SRE Texas — 6, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

266. SRE Texas — 7, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

267. SRE Texas — 8, L.P.	Partners:
Sonic of Texas, Inc., general partner 1%
Sonic Automotive of Nevada, Inc., limited partner 99%

268. SRE Virginia — 1, LLC	Member: SRE Holding LLC 100%

269. SRE Virginia — 2, LLC	Member: SRE Holding LLC 100%

270. SRealEstate Arizona — 1, LLC	Member: SRE Holding LLC 100%

271. SRealEstate Arizona — 2, LLC	Member: SRE Holding LLC 100%

272. SRealEstate Arizona — 3, LLC	Member: SRE Holding LLC 100%

Schedule 5.13 — Page 14

Name of Entity	Ownership
273. SRealEstate Arizona — 4, LLC	Member: SRE Holding LLC 100%

274. SRealEstate Arizona — 5, LLC	Member: SRE Holding LLC 100%

275. SRealEstate Arizona — 6, LLC	Member: SRE Holding LLC 100%

276. SRealEstate Arizona — 7, LLC	Member: SRE Holding LLC 100%

277. SRM Assurance, Ltd.	Sonic Automotive, Inc. — 100%, 5,000 shares

278. Stevens Creek Cadillac, Inc.	L Dealership Group, Inc. — 100%, 230,000 shares

279. Town and Country Ford, Incorporated	Sonic Automotive, Inc. — 100%, 471.25 shares

280. Village Imported Cars, Inc.	Sonic Automotive, Inc. — 100%, 100 shares

281. Windward, Inc.	L Dealership Group, Inc. — 100%, 140,500 shares

282. Z Management, Inc.	Sonic Automotive, Inc. — 100%, 30,000 shares
Part(b). Other Equity Investments.
None.

Schedule 5.13 — Page 15

SCHEDULE 5.19
FRANCHISE AND FRAMEWORK AGREEMENT MATTERS
None.

Schedule 5.19 — Page 1

SCHEDULE 6.13
LOCATION OF COLLATERAL

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
1. Sonic Automotive, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

2. Arngar, Inc.	Arnold Palmer Cadillac	10725 Pineville Rd.
Pineville, NC

3. Autobahn, Inc.	Autobahn Motors	700 Island Pkwy.
	Main Facility	Belmont, CA

	Airspace Lease	Beneath Island Pkwy. north of
Ralston Ave.
Belmont, CA

	Remnant Parcel	East of Island Pkwy. and north
of Ralston Ave.
Belmont, CA

	Autobahn Motors-Service / Storage	500-510 Harbor Blvd.
Belmont, CA

	Autobahn Motors Vehicle	1315 Elmer St.
	Storage/Detailing	Belmont, CA

4. Avalon Ford, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

5. Cornerstone Acceptance		6415 Idlewild Rd.
Corporation		Suite 109
Charlotte, NC

6. FAA Auto Factory, Inc.		3737 First St.
Livermore, CA

7. FAA Beverly Hills, Inc.	Beverly Hills BMW — Service &	8833 Wilshire Blvd.
	CPO Facility	Beverly Hills, CA

	Beverly Hills BMW — Sales Facility	8825 Wilshire Blvd.
Beverly Hills, CA

Beverly Hills BMW — Rental
Schedule 6.13 — Page 1

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
	Parking (Bubble Building)	8840 Wilshire Blvd.
Beverly Hills, CA
	Beverly Hills BMW — Storage	8931 Wilshire Blvd.
	(Avis Lot Fee)	Beverly Hills, CA

	8850 Wilshire Blvd. (BMW Beverly	8850 Wilshire Blvd.
	Hills — Storage and Service Overflow	Beverly Hills, CA

	8844 Wilshire Blvd. (BMW Beverly	8844 Wilshire Blvd.
FAA Beverly Hills, Inc.	Hills Storage & Service Overflow)	Beverly Hills, CA
(continued)

	Storage Lot	8500 Burton Way
Los Angeles, CA

	Garage	99 N. La Cienega Blvd.
Beverly Hills, CA

	Storage Lot	8900 Wilshire Blvd.
Beverly Hills, CA

	Parking — Storage Lot	8909 Wilshire Blvd.
Beverly Hills, CA

	Service Facility Relocations Site	9000-9001 Olympic Blvd.
Beverly Hills, CA

	Parking Facility	9100 Wilshire Blvd.
Beverly Hills, CA

8. FAA Capitol N, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

9. FAA Concord H, Inc.	Concord Honda	1300 Concord Ave.
Concord, CA

2241 Commerce Ave.
Concord, CA

10. FAA Concord T, Inc.	Concord Toyota	1090 Concord Ave.
	Concord Scion	Concord, CA

11. FAA Dublin N, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC
Schedule 6.13 — Page 2

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
12. FAA Dublin VWD, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

13. FAA Holding Corp.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

14. FAA Las Vegas H, Inc.	Honda West	7615 W. Sahara Ave.
Las Vegas, NV

15. FAA Poway H, Inc.	Poway Honda	13747 Poway Rd.
Poway, CA

16. FAA Poway T, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

17. FAA San Bruno, Inc.	Melody Toyota	750 El Camino Real
	Melody Scion (Main Facility)	San Bruno, CA

	(Service and Parts Facility)	222 E. San Bruno Ave.
San Bruno, CA

	(Parking Lot — New and Used)	732 El Camino Real
San Bruno, CA

	(Main Facility)	750 El Camino Real
San Bruno, CA

	(Used Car Facility)	650 El Camino Real
San Bruno, CA

	(Parking — Used Cars)	650 and 660 El Camino Real
San Bruno, CA

	(Used Cars)	650 and 660 El Camino Real
San Bruno, CA

	(Parking Lot)	692 El Camino Real
San Bruno, CA

Linden Ave. and Angus Ave.
San Bruno, CA
Schedule 6.13 — Page 3

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
18. FAA Santa Monica V, Inc.	Volvo of Santa Monica	1719 Santa Monica Blvd. Santa Monica, CA

1801 Santa Monica Blvd.
Santa Monica, CA

1455 18th St.
Santa Monica, CA

1447 18th St.
Santa Monica, CA

19. FAA Serramonte, Inc.	Serramonte Auto Plaza	1500 Collins Ave.
	Serramonte Mitsubishi	Colma, CA

	Serramonte Auto Plaza	445 Serramonte Blvd.
	(Mitsubishi Service and Parts)	Colma, CA

650 Serramonte Blvd.
	Serramonte Nissan	Colma, CA

	Serramonte PDI Center	900 Collins Ave.
Colma, CA

20. FAA Serramonte H, Inc.	Honda of Serramonte	485 Serramonte Blvd.
Colma, CA

21. FAA Serramonte L, Inc.	Lexus of Serramonte	700 Serramonte Blvd.
	Lexus of Marin	Colma, CA

513 Francisco Blvd. E.
San Rafael, CA

22. FAA Stevens Creek, Inc.	Stevens Creek Nissan	4855 & 4875 Stevens Creek Blvd. Santa Jose, CA

	Stevens Creek Nissan —	1507 South 10th St.
	Offsite Vehicle Storage	San Jose, CA

	Stevens Creek Nissan — Used	4795 Stevens Creek Blvd.
	Car Lot	San Jose, CA

	Stevens Creek Nissan —	4885 Stevens Creek Blvd.
	Detail and Service Center	San Jose, CA
Schedule 6.13 — Page 4

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
23. FAA Torrance CPJ, Inc.	South Bay Chrysler Jeep Dodge	20900 Hawthorne Blvd.
	Main Facility	Torrance, CA

20433 Hawthorne Blvd.
Torrance, CA

	CJ Storage Lot	20465 Hawthorne Blvd.
Torrance, CA

24. FirstAmerica Automotive, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

25. Fort Mill Ford, Inc.		801 Gold Hill Rd.
Fort Mill, SC

26. Fort Myers Collision Center, LLC		12490 Metro Pkwy.
Fort Myers, FL

27. Franciscan Motors, Inc.	Acura of Serramonte	465/475 Serramonte Blvd.
Colma, CA

28. Frontier Oldsmobile-Cadillac, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

29. Kramer Motors Incorporated	Honda of Santa Monica	1720 Santa Monica Blvd.
Santa Monica, CA

	Honda of Santa Monica	1801 Santa Monica Blvd. and 1347 — 18th St.
Santa Monica CA

	Honda of Santa Monica (other)	1411 — 17th St.
Santa Monica, CA

	Honda of Santa Monica (storage)	1819 Santa Monica Blvd.
Santa Monica, CA

1718 Santa Monica Blvd.
Santa Monica, CA

30. L Dealership Group, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC
Schedule 6.13 — Page 5

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
31. Marcus David Corporation	Town and Country Toyota	9900 South Blvd.
	Certified Used Cars Lot	Charlotte, NC

	CPO and Truck Sales	1300 Cressida Dr.
Charlotte, NC

	Town and Country Toyota-Scion	9101 South Blvd.
	Town and Country Toyota	Charlotte, NC

32. Massey Cadillac, Inc.	Massey Cadillac	24600 Grand River Ave.
Detroit, MI

33. Ontario L, LLC	Crown Lexus	1125 Kettering Dr.
Ontario, CA

34. Philpott Motors, Ltd.	Philpott Motors Hyundai	1900 U.S. Hwy. 69 Nederland, TX

	(Hangar Lease)	4605 Third St. Airport
Beaumont, TX

	Philpott Ford	1400 U.S. Hwy. 69
	Philpott Toyota	Nederland, TX

	Philpott Ford-Toyota (Fleet/Body Shop)	2727 Nall St. Port Neches, TX

35. SAI AL HC1, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

36. SAI AL HC2, Inc.	Tom Williams Collision Center	1874 Grants Mill Rd.
Irondale, AL

37. SAI Ann Arbor Imports, LLC	Mercedes-Benz of Ann Arbor	570 Auto Mall Dr. Ann Arbor, MI

	BMW of Ann Arbor	501 Auto Mall Dr.
Ann Arbor, MI

38. SAI Atlanta B, LLC	Global Imports [BMW]	500 Interstate North Pkwy. SE
	Global Imports MINI	Atlanta, GA

39. SAI Broken Arrow C, LLC	Speedway Chevrolet	2301 N. Aspen Ave. Broken Arrow, OK
Schedule 6.13 — Page 6

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
40. SAI Charlotte M, LLC		6415 Idlewild Rd. Suite 109 Charlotte, NC

41. SAI Clearwater T, LLC	Clearwater Toyota	21799 U.S. Hwy. 19 N.
	Clearwater Scion	Clearwater, FL

42. SAI Columbus Motors, LLC	Hatfield Subaru	1400 Auto Mall Dr.
	Hatfield Hyundai	Columbus, OH
Hatfield Isuzu

43. SAI Columbus T, LLC	Toyota West	1500 Automall Dr.
	Scion West	Columbus, OH
Hatfield Automall

44. SAI Columbus VWK, LLC	Hatfield Kia	1495 Auto Mall Dr.
	Hatfield Volkswagen	Columbus, OH

45. SAI FL HC2, Inc.	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

46. SAI FL HC3, Inc.	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

47. SAI FL HC4, Inc.	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

48. SAI FL HC6, Inc.	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

49. SAI FL HC7, Inc.	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

50. SAI Fort Myers B, LLC	BMW of Fort Myers	15421 S. Tamiami Tr.
Fort Myers, FL

	MINI of Fort Myers	13880 S. Tamiami Tr. Fort Myers, FL
Schedule 6.13 — Page 7

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
51. SAI Fort Myers H, LLC	Honda of Fort Myers	14020 S. Tamiami Tr.
Fort Myers, FL

52. SAI Fort Myers M, LLC	Mercedes-Benz of Fort Myers	15461 S. Tamiami Tr.
Fort Myers, FL

53. SAI Fort Myers VW, LLC	Volkswagen of Fort Myers	14060 S. Tamiami Tr.
Fort Myers, FL

54. SAI GA HC1, LP	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

55. SAI Georgia, LLC	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

56. SAI Irondale Imports, LLC	Tom Williams Imports (BMW)	1000 Tom Williams Way Irondale, AL

	Tom Williams Audi Tom Williams Porsche	3001 Tom Williams Way Irondale, AL

	Land Rover Birmingham	3000 Tom Williams Way
Irondale, AL

	MINI of Birmingham	2001 Tom Williams Way
Irondale, AL

57. SAI Irondale L, LLC	Tom Williams Lexus	1001 Tom Williams Way
Irondale, AL

58. SAI Long Beach B, Inc.	Long Beach BMW	2998 Cherry Ave.
	Long Beach MINI	Signal Hill, CA 90755
2725 Temple Ave.
Signal Hill, CA 90755

59. SAI MD HC1, Inc.	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

60. SAI Monrovia B, Inc.	BMW of Monrovia	1425-1451 South Mountain Ave.
Monrovia, CA

	MINI of Monrovia	1875 South Mountain Ave.
Monrovia, CA
Schedule 6.13 — Page 8

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
61. SAI Montgomery B, LLC	BMW of Montgomery	190 Eastern Blvd.
Montgomery, AL

62. SAI Montgomery BCH, LLC	Classic Cadillac Buick	833 Eastern Blvd.
	Classic Cadillac	Montgomery, AL
Classic Hummer

63. SAI Montgomery CH, LLC	Capitol Chevrolet	711 Eastern Blvd.
Montgomery, AL

	Capitol Hyundai	2820 Eastern Blvd.
Montgomery, AL

64. SAI Nashville CSH, LLC	Crest Cadillac	2121 Rosa L. Parks Blvd.
	Crest Hummer	Nashville, TN
Crest Saab

65. SAI Nashville H, LLC	Crest Honda	2215 Rosa L. Parks Blvd.
Nashville, TN

66. SAI Nashville M, LLC	Mercedes-Benz of Nashville	630 Bakers Bridge Ave.
Franklin, TN

67. SAI Nashville Motors, LLC	Audi Nashville	2350 Franklin Pike
	Jaguar Nashville	Nashville, TN

	Porsche of Nashville	725 Melpark Dr.
Nashville, TN

68. SAI OK HC1, Inc.	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

69. SAI Oklahoma City C, LLC	City Chevrolet	5000 W. Reno
Oklahoma City, OK

70. SAI Oklahoma City H, LLC	Steve Bailey Pre-Owned Super	8700 NW Expressway
	Center	Oklahoma City, OK
Steve Bailey Honda

71. SAI Oklahoma City T, LLC	Dub Richardson Toyota	8401 NW Expressway
	Dub Richardson Scion	Oklahoma City, OK

	(Body Shop)	9038 NW Expressway Oklahoma City, OK
Schedule 6.13 — Page 9

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
72. SAI Orlando CS, LLC	Massey Cadillac	4241 N. John Young Pkwy.
	Massey Saab of Orlando	Orlando, FL

	Massey Cadillac South	8819 S. Orange Blossom Tr.
Orlando, FL

	(side street access; possible vehicle storage)	1851 Landstreet Rd.
Orlando, FL

73. SAI Riverside C, LLC	Riverside Chevrolet	707 W. 51st St.
	(Main Facility)	Tulsa, OK

	(Reconditioning Facility)	2002 W. Skelly Dr.
Tulsa, OK

74. SAI Rockville Imports,LLC	Rockville Audi	1125 Rockville Pike
	Rockville Porsche-Audi	Rockville, MD 20852
Porsche of Rockville

75. SAI Rockville L, LLC	Lexus of Rockville	15501 & 15515 Frederick Rd.
Rockville, MD

711 East Gude Dr.
Rockville, MD

15814-A and B Paramount Dr.
Rockville, MD

76. SAI TN HC1, LLC	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

77. SAI TN HC2, LLC	N/A	N/A

78. SAI TN HC3, LLC	N/A	6415 Idlewild Rd.
Suite 109
Charlotte, NC

79. SAI Tulsa N, LLC	Riverside Nissan	8190 E. Skelly Dr.
Tulsa, OK

80. SAI Tulsa T, LLC	Riverside Toyota	6868 East B.A. Frontage Rd.
	Riverside Scion	Tulsa, OK
Schedule 6.13 — Page 10

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
81. Santa Clara Imported Cars, Inc.	Honda of Stevens Creek	4590 Stevens Creek Blvd.
	Stevens Creek Used Cars	San Jose, CA

	Stevens Creek Honda —	1507 South 10th St.
	Offsite Vehicle Storage	San Jose, CA

82. Sonic — 2185 Chapman Rd., Chattanooga, LLC	Economy Honda Superstore	2135 Chapman Rd. Chattanooga, TN

83. Sonic Advantage PA,L.P.	Porsche of West Houston	11890 Katy Fwy.
Houston, TX

	Audi West Houston	11850 and 11890 Katy Fwy.,

Houston, TX
	Performance Auto Leasing	19550 Northwest Fwy.
Houston, TX

84. Sonic Agency, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

85. Sonic Automotive - 1720 Mason Ave., DB, Inc.		6415 Idlewild Rd. Suite 109
Charlotte, NC

86. Sonic Automotive - 1720 Mason Ave., DB, LLC	Mercedes-Benz of Daytona Beach	1720 Mason Ave. Daytona Beach, FL

87. Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	Century BMW Century MINI	2750 Laurens Rd. Greenville, SC

	(Parking Lot)	17 Duvall and 2758 Laurens Rd.
Greenville, SC

88. Sonic Automotive - 3401 N. Main, TX, L.P.	Ron Craft Chevrolet Cadillac Baytown Auto Collision Center	4114 Hwy. 10 E. Baytown, TX

89. Sonic Automotive-3700 West Broad Street, Columbus, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

90. Sonic Automotive-4000 West Broad Street, Columbus, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC
Schedule 6.13 — Page 11

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
91. Sonic Automotive — 4701	Baytown Ford	4110 Hwy. 10 E.
I-10 East, TX, L.P.		Baytown, TX

92. Sonic Automotive 5260	Dyer and Dyer Volvo	6415 Idlewild Rd.
Peachtree Industrial Blvd.,		Suite 109
LLC		Charlotte, NC

93. Sonic Automotive — 6008		6415 Idlewild Rd.
N. Dale Mabry, FL, Inc.		Suite 109
Charlotte, NC

94. Sonic Automotive — 9103	Infiniti of Charlotte	9103 E. Independence Blvd.
E. Independence, NC, LLC		Matthews, NC

	Infiniti of Charlotte Parking Lot	9032 Scenic Dr.
Matthews, NC

95. Sonic Automotive F&I, LLC		7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV

96. Sonic Automotive of	BMW of Chattanooga	6806 E. Brainerd Rd.
Chattanooga, LLC		Chattanooga, TN

97. Sonic Automotive of	BMW of Nashville	4040 Armory Oaks Dr.
Nashville, LLC	MINI of Nashville	Nashville, TN
Sonic Automotive Body Shop

98. Sonic Automotive of		6415 Idlewild Rd.
Nevada, Inc.		Suite 109
Charlotte, NC

99. Sonic Automotive of	Lone Star Ford	8477 North Fwy.
Texas, L.P.		Houston, TX

100. Sonic Automotive		7000 Las Vegas Blvd. N.
Support, LLC		Suite 200
Las Vegas, NV

101. Sonic Automotive West,		7000 Las Vegas Blvd. N.
LLC		Suite 200
Las Vegas, NV

Schedule 6.13 — Page 12

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Names	Names	Collateral Locations
102. Sonic-Buena Park H, Inc.	Buena Park Honda	7697 Beach Blvd.
	- Employee Parking	Buena Park, CA

	Buena Park Honda — Main	6411 Beach Blvd.
	Buena Park Honda — Storage	Buena Park, CA

6192 & 6222 Manchester Ave.
and Western Ave.

103. Sonic — Cadillac D, L.P.	Massey Cadillac	11675 LBJ Fwy.
Dallas, TX

104. Sonic-Calabasas A, Inc.	Acura 101 West	24650 Calabasas Rd.
Calabasas, CA

105. Sonic Calabasas M, Inc.	Mercedes-Benz of Calabasas	24181 Calabasas Rd.
Calabasas, CA 91302

Parking lot north of and abutting above address containing 20,036 square feet, more or less

106. Sonic — Calabasas V, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

107. Sonic — Camp Ford, L.P.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

108. Sonic-Capitol Cadillac,	Capitol Cadillac	5901 S. Pennsylvania Ave.
Inc.	Capitol Hummer	Lansing, MI

109. Sonic-Capitol Imports,	Capitol Imports	101 Newland Rd.
Inc.	Capitol Hyundai	Columbia, SC

110. Sonic — Carrollton V,		6415 Idlewild Rd.
L.P.		Suite 109
Charlotte, NC

111. Sonic — Carson F, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

112. Sonic-Carson LM, Inc.		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Schedule 6.13 — Page 13

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Names	Names	Collateral Locations
113. Sonic-Clear Lake	Clear Lake Volkswagen	15100 Gulf Fwy.
Volkswagen, L.P.		Houston, TX

114. Sonic — Coast Cadillac,	Coast Cadillac	3399 E. Willow St.
Inc.		Long Beach, CA

115. Sonic — Denver T, Inc.	Mountain States Toyota and Scion	201 W. 70th Ave.
	Mountain States Toyota	Denver, CO

116. Sonic Development, LLC		6415 Idlewild Rd.
Suite 109
Charlotte, NC

117. Sonic Divisional		7000 Las Vegas Blvd. N.
Operations, LLC		Suite 200
Las Vegas, NV

118. Sonic — Downey Cadillac,		6415 Idlewild Rd.
Inc.		Suite 109
Charlotte, NC

119. Sonic — Fort Worth T,	Toyota of Fort Worth	9001 Camp Bowie W.
L.P.	Scion of Fort Worth	Fort Worth, TX

120. Sonic — Frank Parra	Frank Parra Chevrolet	1000 E. Airport Fwy.
Autoplex, L.P.		Irving, TX

	Frank Parra Chrysler Jeep	700 E. Airport Fwy.
	Frank Parra Chrysler Jeep Dodge	Irving, TX

121. Sonic Fremont, Inc.	Jaguar Fremont	5601 and 5701 Cushing Pkwy.
	Land Rover Fremont	Fremont, CA
Volvo Fremont

122. Sonic — Harbor City H,	Carson Honda	1435 E. 223rd St.
Inc.		Carson, CA

123. Sonic Houston JLR, LP	Jaguar Houston North	18205 Interstate 45 N
	Land Rover Houston North	Houston, TX

Schedule 6.13 — Page 14

IV.
Trade Names, Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
124. Sonic Houston LR, L.P.	Land Rover Houston Central	7019 Old Katy Rd.
Houston, TX

	Jaguar Houston Central	7025 Old Katy Rd.
Houston, TX

125. Sonic — Houston V, L.P.	Volvo of Houston	11950 Old Katy Rd.
Houston, TX
	(Body Shop)	1321 Sherwood Forest Dr.
Houston, TX

126. Sonic-Jersey Village Volkswagen, L.P.	Momentum Volkswagen of Jersey Village	19550 Northwest Fwy. Houston, TX

127. Sonic — Las Vegas C East, LLC	Cadillac of Las Vegas	2711 E. Sahara Ave. Las Vegas, NV

128. Sonic — Las Vegas C West, LLC	Cadillac of Las Vegas — West	5185 W. Sahara Ave. Las Vegas, NV

129. Sonic — Lloyd Nissan, Inc.		6415 Idlewild Rd. Suite 109
Charlotte, NC

130. Sonic — Lloyd Pontiac - Cadillac, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

131. Sonic — Lone Tree Cadillac, Inc.	Don Massey Cadillac	8201 Parkway Dr. Lone Tree, CO

	Don Massey Collision Center	6208 E. County Line Rd.
Littleton, CO

132. Sonic — LS Chevrolet, L.P.	Lone Star Chevrolet	18800 North Fwy. Houston, TX

	Lone Star Chevrolet Parking Lot	18990 Northwest Fwy.
Houston, TX

133. Sonic — LS, LLC		6415 Idlewild Rd.
Suite 109
Charlotte, NC

Schedule 6.13 — Page 15

IV.
I.	Trade Names, Trade Styles,	V.
Name	Fictitious Names and “d/b/a” Names	Collateral Locations
134. Sonic — Lute Riley, L.P.	Lute Riley Honda	1331 N. Central Expy. Richardson, TX

	(Body Shop)	13561 Goldmark Dr. Richardson, TX

135. Sonic — Manhattan Fairfax, Inc.	BMW of Fairfax	8427 Lee Hwy. Fairfax, VA

	(Parking Facility)	8435 Lee Hwy. Fairfax, VA

136. Sonic — Massey Chevrolet, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

137. Sonic — Mesquite Hyundai, L.P.		6415 Idlewild Rd. Suite 109 Charlotte, NC

138. Sonic Momentum B, L.P.	Momentum BMW Momentum MINI	10002 Southwest Fwy. Houston, TX

	Momentum BMW (West)	15865 Katy Fwy. Houston, TX

	(Momentum Body Shop)	9911 Centre Pkwy. Houston, TX

139. Sonic Momentum JVP, L.P.	Jaguar Southwest Houston Land Rover Southwest Houston Momentum Volvo	10150 Southwest Fwy. Houston, TX

	Momentum Porsche	10155 Southwest Fwy. Houston, TX

Schedule 6.13 — 16

IV.
I.	Trade Names, Trade Styles,	V.
Name	Fictitious Names and “d/b/a” Names	Collateral Locations
140. Sonic Momentum VWA, L.P.	Momentum Volkswagen	2405 Richmond Ave. Houston, TX

	Momentum Audi Certified Pre-Owned Sales	2309 Richmond Ave. Houston, TX

	Momentum Audi	2315 Richmond Ave. Houston, TX

	Momentum Audi Back Lot (Storage)	3717-3725 Revere St. Houston, TX

	Momentum Audi – Parking	2401 Portsmouth Houston, TX

141. Sonic — Newsome Chevrolet World, Inc.	Capitol Chevrolet	111 Newland Rd. Columbia,SC

142. Sonic — Newsome of Florence, Inc.	Newsome Automotive (Mercedes) Imports of Florence (BMW) Newsome Chevrolet	2199 David McLeod Blvd. Florence, SC

143. Sonic of Texas, Inc.		6415 Idlewild Rd. Suite 109 Charlotte,NC

144. Sonic Peachtree Industrial Blvd., L.P.		6415 Idlewild Rd. Suite 109 Charlotte, NC

145. Sonic-Plymouth Cadillac, Inc.	Don Massey Cadillac	40475 Ann Arbor Rd. Plymouth, MI

146. Sonic Resources, Inc.		7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV

147. Sonic — Richardson F, L.P.	North Central Ford	1819 N. Central Expy. Richardson, TX

148. Sonic — Sanford Cadillac, Inc.	Massey Cadillac of Sanford	3700 S. Hwy. 17-92 Sanford, FL

149. Sonic Santa Monica M, Inc.	W.I. Simonson	1626 Wilshire Blvd. Santa Monica, CA

1330 Colorado Ave. Santa Monica, CA

	(Service)	1215 – 17th St. Santa Monica, CA

	(Parking)	1415 Euclid & 1308 Santa Monica Blvd. Santa Monica, CA

Schedule 6.13 — 17

IV.
I.	Trade Names, Trade Styles,	V.
Name	Fictitious Names and “d/b/a” Names	Collateral Locations
150. Sonic Santa Monica S, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

151. Sonic-Saturn of Silicon Valley, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

152. Sonic — Shottenkirk, Inc.	Pensacola Honda	5600 Pensacola Blvd. Pensacola, FL

153. Sonic — Stevens Creek B, Inc.	Stevens Creek BMW	4343 Stevens Creek Blvd. San Jose, CA

4333 Stevens Creek Blvd. San Jose, CA

	Stevens Creek BMW – Offsite Vehicle Storage	1507 S. 10th St. San Jose, CA

154. Sonic — Stone Mountain T, L.P.	Stone Mountain Toyota Stone Mountain Scion	5065 U.S. Hwy. 78 Stone Mountain, GA

Schedule 6.13 — 18

IV.
I.	Trade Names, Trade Styles,	V.
Name	Fictitious Names and “d/b/a” Names	Collateral Locations
155. Sonic Tysons Corner H, Inc.	Honda of Tysons Corner	1580 Spring Hill Rd.Vienna, VA

	(Body Shop)	1548 Spring Hill Rd.Vienna, VA

	(Storage Lot)	Two acres adjacent to 1592 Spring Hill Rd.

One acre lot on Tyco Rd. at corner of Spring Hill Rd.

	(Storage Lot)	8521 Leesburg Pike Vienna, VA

156. Sonic Tysons Corner Infiniti, Inc.	Infiniti of Tysons Corner	8527 Leesburg Pike Vienna, VA

157. Sonic — University Park A, L.P.		6415 Idlewild Rd. Suite 109 Charlotte, NC

158. Sonic-Volvo LV, LLC	Volvo of Las Vegas	7705 W. Sahara Ave. Las Vegas, NV

159. Sonic Walnut Creek M, Inc.	Mercedes-Benz of Walnut Creek	1301 Parkside Dr. Walnut Creek, CA

	(Parking)	1268 Pine St. Walnut Creek, CA

	(Jensen Lease)	1360 Pine St. Walnut Creek, CA

	(Storage)	1413 Carlback Ave. Walnut Creek, CA

160. Sonic-West Covina T, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

161. Sonic — Williams Cadillac, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

Schedule 6.13 — 19

IV.
Trade Names Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
162. Sonic Wilshire Cadillac, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

163. SRE Alabama — 2, LLC	N/A	N/A

164. SRE Alabama — 5, LLC	N/A	N/A

165. SRE California — 1, LLC	N/A	N/A

166. SRE California — 2, LLC	N/A	N/A

167. SRE California — 4, LLC	N/A	N/A

168. SRE Colorado — 1, LLC	N/A	N/A

169. SRE Florida 1, LLC	N/A	N/A

170. SRE Florida — 2, LLC	N/A	N/A

171. SRE Holding, LLC	N/A	N/A

172. SRE North Carolina — 2, LLC	N/A	N/A

173. SRE Oklahoma 1, LLC	N/A	N/A

174. SRE Oklahoma — 2, LLC	N/A	N/A

175. SRE Oklahoma — 5, LLC	N/A	N/A

176. SRE South Carolina — 3, LLC	N/A	N/A

177. SRE South Carolina — 4, LLC	N/A	N/A

178. SRE Tennessee — 4, LLC	N/A	N/A

179. SRE Texas — 1, L.P.	N/A	N/A

180. SRE Texas — 2, L.P.	N/A	N/A

181. SRE Texas — 3, L.P.	N/A	N/A

Schedule 6.13 — Page 20

IV.
Trade Names Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
182. SRE Texas — 4, L.P.	N/A	N/A

183. SRE Texas — 5, L.P.	N/A	N/A

184. SRE Texas — 6, L.P.	N/A	N/A

185. SRE Texas — 7, L.P.	N/A	N/A

186. SRE Texas — 8, L.P.	N/A	N/A

187. SRE Virginia — 1, LLC	N/A	N/A

188. SRealEstate Arizona — 2, LLC	N/A	N/A

189. SRealEstate Arizona — 3, LLC	N/A	N/A

190. SRM Assurance, Ltd.	N/A	6415 Idlewild Rd. Suite 109 Charlotte, NC

191. Stevens Creek Cadillac, Inc.	St. Claire Cadillac	3737 Stevens Creek Blvd. Santa Jose, CA
	St. Claire Cadillac Offsite Vehicle Storage	1507 South 10th St., San Jose, CA

192. Town and Country Ford, Incorporated		5401 E. Independence Blvd. Charlotte, NC

193. Village Imported Cars, Inc.		6415 Idlewild Rd. Suite 109 Charlotte, NC

Schedule 6.13 - Page 21

IV.
Trade Names Trade Styles,
I.	Fictitious Names and “d/b/a”	V.
Name	Names	Collateral Locations
194. Windward, Inc.	Honda of Hayward (Service)	24895 Mission Blvd. Hayward, CA
	Ground Lease (Sales)	24947 24975 Mission Blvd. Hayward, CA
	(Vehicle Display)	24919 Mission Blvd. Hayward, CA
	(Vehicle Storage)	Fletcher Ln. Hayward, CA
	Ground Lease (Sales)	24933 Mission Blvd. Hayward, CA

Schedule 6.13 - Page 22

SCHEDULE 7.01
EXISTING LIENS

Secured Party	File Date	File Number	Collateral
Sonic Automotive, Inc. Delaware Secretary of State
BBH Financial Services Company	12/28/2004	43658079	Computer equipment
BBH Financial Services Company	12/28/2004	43658152	Computer equipment
BBH Financial Services Company	12/28/2004	43658780	Computer equipment
Dell Financial Services L.P.	05/19/2006	61708031	Leased equipment
Dell Financial Services L.P.	05/19/2006	61708049	Leased equipment
Greater Bay Bank N.A.	02/29/2008	2008 0732816	Leased Equipment 1 Komatsu Forklift FG15SHT 17 s/n 673434

Arngar, Inc., d/b/a Arnold Palmer Cadillac North Carolina Secretary of State

General Electric Capital Corporation (additional debtor Sonic Development, LLC)	12/30/2004	20040125442F	Leased equipment — Service Department Air Systems; Body Shop vehicle lifts; Body Shop paint booth equipment; frame straightening equipment; Body Shop general equipment; Parts Department equipment

Wells Fargo Equipment Finance, Inc. (additional debtor Sonic Development, LLC)	11/02/2005	20050105391H	Leased equipment — all equipment and personal property covered by that certain Lease Schedule NO. 13 dated to Master Lease No. CML 0877 F dated 7/26/04 between Celtic Leasing Corp. and Debtor

Autobahn, Inc., d/b/a Autobahn Motors California Secretary of State

Mercedes Benz of North America, LLC	12/10/1991	91261652	Motor vehicles, parts and accessories for which payment has not been received by Mercedes - Benz North America, Inc. in accordance with the provisions of the Mercedes - Benz Dealer Agreement
Amendment: Continuation	08/21/1996	96234C0412

Schedule 7.01 - Page 1

Secured Party	File Date	File Number	Collateral
Amendment: Change S/P name ndment: Change Debtor address	01/21/1997	97021C0292

Amendment: Change S/P name from Inc. to LLC	09/27/2000	00273C0058

Amendment: Continuation	10/30/2001	01304C0008

Amendment: Continuation	10/10/2006	06 70880947

FAA Beverly Hills, Inc., d/b/a Beverly Hills BMW California Secretary of State

BMW of North America, LLC	10/27/1999	9930660594	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, Inc. and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired
Amendment: Continuation	08/20/2004	04 - 10021858

Amendment: Change S/P name from Inc. to LLC	05/10/2005	05 - 70262321

Amendment: Restate collateral to delete	05/10/2005	05 - 70262327

Inc. and add LLC
Amendment: Delete Debtor d/b/a	05/10/2005	05 - 70262328

Amendment: Change Debtor information	10/30/2007	07 - 71348214

Amendment: Change Debtor information	10/30/2007	07 - 71348217

Amendment: Change Debtor information	10/30/2007	07 - 71348201

Amendment: Change Debtor information	08/04/2009	07 - 71389993

Amendment: Continuation	12/04/2007	09 - 72045370

Schedule 7.01 - Page 2

Secured Party	File Date	File Number	Collateral
FAA Capitol N, Inc., d/b/a Capitol Nissan California Secretary of State

Nissan Motor Acceptance Corporation	05/05/2005	05 - 7025740161	Signs, together with all related materials, tools, parts, fittings, supports, fixings, attachments, illumination, electrical cables, connections and equipment, and concrete foundations
Amendment: Change S/P information	11/06/2006	06 - 70909110

Amendment: Change S/P information	02/09/2008	08 - 71467543

FAA Las Vegas H, Inc., d/b/a Honda West Nevada Secretary of State

Lakeland Bank Equipment Leasing Division	03/27/2007	2007009438 - 2	Leased Equipment: Market Scan System

FAA Stevens Creek, Inc., d/b/a Stevens Creek Nissan California Secretary of State

Nissan Motor Acceptance Corporation	08/21/2007	07 - 7126162527	Signs, together with all related materials, tools, parts, fittings, supports, fixings, attachments, illumination, electrical cables, connections and equipment, and concrete foundations

Fort Mill Ford, Inc. South Carolina Secretary of State

Ford Motor Company	10/27/1986	86 - 051658	All motor vehicles together with all equipment and accessories thereto, including all current and after acquired motor vehicles, held as inventory on lease or rental; or held for lease, rental or sale, pursuant to a Rent - A - Car System and Lease Agreement between secured party and debtor
Amendment: Change Debtor address	03/09/1989	89 - 012309
Amendment: Change Debtor address	04/27/1989	89 - 021926
Amendment: Continuation	05/06/1991	91 - 022733
Amendment: Continuation	05/16/1996	960516 - 113648A
Amendment: Change Debtor address	02/15/2001	010215 - 113328A

Schedule 7.01 - Page 3

Secured Party	File Date	File Number	Collateral
Amendment: Continuation	05/02/2001	010502-102524A

Amendment: Change S/P address	08/09/2002	020809-1036398

Amendment: Continuation	06/08/2006	060608-1052069

Marcus David Corporation, d/b/a Town and Country Toyota, Town and Country Toyota Certified Used Cars, Town and Country Toyota-Scion
North Carolina Secretary of State

Coactive Capital Partners LLC	08/18/2006	20060080665E	Leased computer equipment

Amendment: Assignment from US Bancorp	03/22/2007	20070028051G

US Bancorp	08/29/2007	20070082898F	3 Optiplex 745; 3 15” flat panel; 1 new vehicle lease, retail finance, 2 desk mod seats MDesking modules

Main Street National Bank	06/03/2008	20080051421E	Leased Equipment — 1 DCMdata Digital Lot system including:
Itab pen tablet data collection device, printer, internal

modem, database synchronization, web site creation and Digital Lot software license
Ontario L, LLC, d/b/a Crown Lexus
California Secretary of State

Lakeland Bank Equipment Leasing Division	05/23/2007	07-7115027818	Leased Equipment — Market Scan System

Philpott Motors, Ltd., d/b/a Philpott Ford, Philpott Toyota, Philpott Motors Hyundai
Texas Secretary of State

Citicorp Leasing, Inc.	01/05/2006	06-0000435412	1 used Linde Model #E15S

Ford Motor Company	05/04/2006	06-0015117556	New, used and demonstrator vehicles, tractors, trailers, semi-trailers and truck and camper bodies, and other goods which are inventory or equipment on or held for lease, rental or sale, together with goods with manufacturer’s certificates and certificates of title or ownership on or held for lease, rental or sale, and all accessions thereto, pursuant to a Rent-A-Car System and Lease Agreement between Secured Party and Debtor; manufacturer’s certificates and Certificates of Title, ownership, or origin and all accessories and replacement parts of any of the above; all accounts, instruments, chattel papers, lease rentals, contract rights, documents, general intangibles and supporting obligations thereto.

Greater Bay Bank N.A.	10/12/2007	07-0035038743	1 — Used Forklift E15S s/n 324E12613416 including parts, accessories, substitutions, additions, accessions and replacements thereto, and all proceeds
Schedule 7.01 — Page 4

Secured Party	File Date	File Number	Collateral
SAI Ann Arbor Imports, LLC, f/k/a Sonic-Ann Arbor Imports, Inc., d/b/a Mercedes-Benz of Ann Arbor, BMW of Ann Arbor, Auto-Strasse
Michigan Secretary of State

BMW of North America, LLC	10/23/2003	2003202420-2	A purchase money security interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor information	11/21/2006	2006194891

Amendment: Continuation	09/05/2008	2008139289-4

Amendment: Change Debtor name	01/26/2009	2009012242-6

Mercedes-Benz USA, LLC	11/05/2003	2003212735-1	Motor vehicles, parts, and accessories for which payment has not been received by Mercedes-Benz USA, LLC, in accordance with the provisions of the Mercedes-Benz Dealer Agreements

Amendment: Continuation	09/25/2008	2008149688-2

Amendment: Change Debtor name	02/12/2009	2009023157-8

Vesco Oil Corporation Note: Additional debtor: Auto-Strasse, Ltd.	04/07/2004	2004070435-5	Equipment on loan — 4 218-445 Std Oil Reel; 2 224-886 Reel; 6 218-546 Kit; 2 218-548 End Panel Kit; 2 218-588 Solonoid Kit; 4 3330-008 Solonoid Kit; 500 ft wire; 2 203-523 Mt. Channel; 460 ft. 5/8” steel tubing; 120 ft 1 1/2 “ black pipe; 40 Ft Unistrut; 1 P6-12CIT hose 6’ x 3/4

Amendment: Continuation	10/21/2008	2008162771-6

Vesco Oil Corporation	05/30/2007	2007085884-9	Equipment on loan: (1) DW165 tank, 165 gal double wall; (1) G575215A pump, flojet; (1) 1740002S strainer, flojet; (1) A770A30B-PB hose, flex 1/4” x 30”; (1) 180-685 water bibb; (1) 110-318 air regulator; (1) 29850 air gauge; (1) 210 air coupler; (1) P6-6 hose 6’ x 2/8” air
Schedule 7.01 — Page 5

Secured Party	File Date	File Number	Collateral
SAI Atlanta B, LLC, f/k/a Sonic-Global Imports, L.P., d/b/a Global Imports BMW, Global Imports MINI
Georgia Central Filing

Compass Bank	03/26/1999	033-1999-005311	All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Partial release (copy missing)	03/16/2001	033-2001-003309

Amendment: Continuation	12/08/2003	033-2003-011919

Amendment: Continuation	12/19/2008	0332008-12560

BMW of North America, LLC	09/04/2007	0602007-10773	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor name	03/02/2009	0602009-01822

SAI Broken Arrow C, LLC, f/k/a Speedway Chevrolet, Inc.
Oklahoma Secretary of State

American Tire Distributors, Inc.	06/21/2005	2005007653634	All inventory or merchandise purchased from secured party and held for sale or lease or furnished or to be furnished under contract of service, and all proceeds of the foregoing, and all equipment and proceeds thereof including all additions, accessions or substitutions; all proceeds

SAI Charlotte M, LLC, f/k/a Sonic-Lake Norman Dodge, LLC, f/k/a Sonic Dodge, LLC
North Carolina Secretary of State

American Express Business Finance Corporation	02/05/2003	20030011994M	Leased computer equipment
Schedule 7.01 — Page 6

Secured Party	File Date	File Number	Collateral
Amendment: Continuation	12/15/2007	20070117237A

SAI Clearwater T, LLC, f/k/a Sonic Automotive-Clearwater, Inc., d/b/a/ Clearwater Toyota, Clearwater Scion
Florida Secretary of State

Wells Fargo Financial Leasing, Inc.	01/06/2005	200508689005	Computer equipment

US Bancorp (filed under Debtor d/b/a Clearwater Toyota)	21/28/2005	200501498646	Leased computer equipment

US Bancorp (filed under Debtor d/b/a Clearwater Toyota)	07/20/2006	200603215252	Leased Equipment — Computer equipment

US Bancorp (filed under Debtor d/b/a Clearwater Toyota)	11/29/2006	200604254170	Leased Equipment — Computer equipment

SAI Fort Myers B, LLC, f/k/a Sonic-FM, Inc., d/b/a BMW of Fort Myers
Florida Secretary of State

BMW of North America, LLC	04/05/2002	200200808778
A purchase money security interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Continuation	01/29/2007	200704690533

Amendment: Change Debtor information	03/10/2008	200807835615

Amendment: Change Debtor name	02/27/2009	200900101049

SAI Fort Myers M, LLC, f/k/a Sonic-FM Automotive, LLC, d/b/a Mercedes-Benz of Fort Myers
Florida Secretary of State

Mercedes-Benz USA, LLC	02/29/2000	200000050147-6	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz USA, Inc. in accordance with the provisions of the Mercedes-Benz Dealer Agreement

Schedule 7.01 — Page 7

Secured Party	File Date	File Number	Collateral
Amendment: Change S/P name from Inc. to LLC	02/16/2001	200100036392-5

Amendment: Continuation	11/19/2004	20040835754X

Amendment: Change Debtor information	12/21/2006	200604417827

Amendment: Change Debtor name	02/11/2009	200900014006

SAI Irondale Imports, LLC, f/k/a Sonic-Williams Imports, Inc., d/b/a Tom Williams Imports, Audi, BMW, Porsche, Land Rover
Alabama Secretary of State

BMW of North America, LLC	02/17/2000	B2000-07123 FS
A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor address	03/23/2004	B2000-07123AM

Amendment: Change Debtor name to delete d/b/a	02/01/2005	B2000-07123AM

Amendment: Change S/P name from BMW of North America, Inc.	02/01/2005	B2000-07123AM

Amendment: Continuation	02/01/2005	B2000-07123 CS

Amendment: Restate collateral	01/17/2006	B2000-07123 AM
A Purchase Money Security Interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America LLC (collectively “BMW”) and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including

Schedule 7.01 — Page 8

Secured Party	File Date	File Number	Collateral

insurance proceeds, and a security interest in and right to set off with respect to all credits and rights to payments held by BMW, its subsidiaries and affiliates for the account of debtor, and as to all of the foregoing whether now owned or hereafter acquired.

Amendment: Change Debtor name	04/02/2009	B2000-07123AM
Amendment: Change Debtor address	10/01/2009	B2000-07123AM

Compass Bank dba Commercial Billing Services	08/08/2002	B02-0660244 FS
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Continuation	05/07/2007	B02-0660244CS

SAI Irondale L, LLC, f/k/a Sonic-Williams Motors, LLC, d/b/a Tom Williams Lexus
Alabama Secretary of State

Compass Bank dba Commercial Billing Service	07/26/2002	B02-0622674 FS
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Continuation	04/05/2007	B02-0622674CS

Amendment: Change Debtor name	04/23/2009	B02-0622674AM

Aqua Pure Water Systems, Dolphin Capital Corp., Assignee	08/30/2005	B05-0659918FS
Leased Equipment — 1 Micro Bar s/n 165473; 1 Milk Cooer s/n 002697; 1 Bunn Coffee Brewer s/n WTF306415; 1 Innowave Chiller s/n 2104L11082; 1 Viking Refrigerator s/n VUAR141; 1 Ice O Matic Ice Maker s/n 05021280010728; 1 Vita Mix Blender s/n 000749

Pullman Bank and Trust Company (additional debtors Sonic-Williams Imports, Inc. and Sonic-Williams Cadillac, Inc.)	11/02/2005	B05-0818139FS	Leased Equipment — covered by that certain Lease Schedule 12 dated to Master Lease No. CML-0877-F dated 7/26/04 between Celtic Leasing and Lessee

Amendment: Restate collateral	12/29/2005	B05-0818139FS	[Adds more detail to description of leased equipment]

Amendment: Assignment from Celtic Leasing Corp.	12/29/2005	B05-0818139 AS

Wells Fargo Equipment Finance, Inc. (additional debtors Sonic-Williams Imports, Inc.	11/02/2005	B05-0818151FS	Leased Equipment — covered by that certain Lease Schedule 13 dated to Master Lease No. CML-0877-F dated 7/26/04 between Celtic Leasing and

Schedule 7.01 — Page 9

Secured Party	File Date	File Number	Collateral
and Sonic-Williams Cadillac, Inc.)			Lessee

SAI Long Beach B, Inc., d/b/a Long Beach BMW, Long Beach MINI
Florida Secretary of State

BMW of North America, LLC	08/13/2007	07-7125294239
A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

SAI Monrovia B, Inc., d/b/a BMW of Monrovia, MINI of Monrovia
Florida Secretary of State

BMW of North America, LLC	07/18/2007	07-7121775916
A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Schedule 7.01 — Page 10

Secured Party	File Date	File Number	Collateral
SAI Montgomery B, LLC, f/k/a Sonic Montgomery B, Inc., d/b/a BMW of Montgomery
Alabama Secretary of State

Compass Bank	04/18/2005	B05-0284796 FS
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

BMW of North America, LLC	06/27/2005	B05-0489290 FS
A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor name	04/02/2009	B05-0489290AM

SAI Montgomery BCH, LLC, f/k/a Cobb Pontiac-Cadillac, Inc., d/b/a Classic Cadillac, Classic Cadillac Buick, Classic Hummer

Alabama Secretary of State

Compass Bank Commercial Billing Service	03/28/1990	B90-11752 FS
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Change S/P from Central Bank of the South dba Commercial Billing Service	11/30/1994	B90-11752 AM

Amendment: Continuation	11/30/1994	B90-11752 CS

Schedule 7.01 - Page 11

Secured Party	File Date	File Number	Collateral
Amendment: Continuation	12/09/1999	B1990-11752 CS

Amendment: Continuation	12/01/2004	B1990-11752 CS

SAI Montgomery CH, LLC, f/k/a Capitol Chevrolet and Imports, Inc., d/b/a Capitol Chevrolet, Capitol Hyundai

Alabama Secretary of State

Compass Bank	08/19/2002	B02-0691500 FS
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Change debtor information	08/15/2005	B02-0691500AM

Amendment: Continuation	05/07/2007	B02-0691500CS

General Electric Capital Corporation, Assignee of Berny Office Solutions (filed under debtor name Capital Chevrolet Inc.)	04/18/2000	B2000-15379 FS	Konica and Sharp copiers
Amendment: Continuation	02/18/2005	B2000-15379 CS

SAI Nashville CSH, LLC, f/k/a Sonic-Crest Cadillac, LLC, d/b/a Crest Cadillac, Crest Hummer, Crest Saab
Tennessee Secretary of State

Compass Bank dba Commercial Billing Service	05/13/2002	102-020599
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Amend amount of maximum principal indebtedness	06/01/2002	302-032546

Amendment: Continuation	02/09/2007	107-006316

Amendment: Change Debtor Name	04/23/2009	309-020596

Schedule 7.01 - Page 12

Secured Party	File Date	File Number	Collateral
Irwin Union Bank and Trust Company (in name of Crest Cadillac, Inc.)	06/29/2001	301-084579	Contract #40052138LE — Car wash machinery and equipment together with all accessions, attachments and additions thereto and replacements thereof

Amendment: Continuation	01/23/2006	206-004296

SAI Nashville H, LLC, f/k/a Sonic-Crest H, LLC, d/b/a Crest Honda
Tennessee Secretary of State
Compass Bank dba Commercial Billing Service	06/24/2002	202-036728
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Continuation	03/02/2007	307-114168

Amendment: Change Debtor name	04/23/2009	309-020595

SAI Nashville M, LLC, f/k/a Sonic Nashville M, LLC, f/k/a Sonic Nashville MB, Inc., d/b/a Mercedes-Benz of Nashville
Tennessee Secretary of State
Compass Bank dba Commercial Billing Service	04/05/2005	105-021181
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Change Debtor name	04/23/2009	309-020594

Mercedes-Benz USA, LLC	04/07/2005	305-020582	Motor vehicles, parts, and accessories for which payment has not been received by Mercedes-Benz USA, LLC in accordance with the provisions of the Mercedes-Benz Dealer Agreements
Amendment: Change Debtor name	02/12/2009	209-007725

SAI Oklahoma City C, LLC, f/k/a Sonic-West Reno Chevrolet, Inc., d/b/a City Chevrolet
Oklahoma Secretary of State

American Tire Distributors, Inc.	07/25/2005	2005009154834
All inventory or merchandise purchased from secured party and held for sale or lease or furnished or to be furnished under contract of service, and all proceeds of the foregoing, and all equipment and proceeds thereof including all additions, accessions or substitutions; all proceeds

US Bancorp	08/09/2005	2005009814332	Leased copier equipment

Schedule 7.01 - Page 13

Secured Party	File Date	File Number	Collateral
SAI Oklahoma City T, LLC, f/k/a Wrangler Investments, Inc., d/b/a Dub Richardson Toyota, Dub Richardson Scion
Oklahoma Secretary of State

General Electric Capital Corporation	12/30/2004	2004015737940
Leased equipment — Service Department air systems; Service Department Vehicle Lifts; Service Department Lube System; Service Department Exhaust System; General Shop equipment; Wheel Service/Alignment equipment; Engine Service equipment; Washing equipment; Roll Over Car Wash equipment; Parts Department equipment

Wells Fargo Equipment Finance, Inc.	11/02/2005	2005013361021	Leased equipment

Pullman Bank and Trust Company.	11/02/2005	2005013361122	Leased equipment — Carwash equipment

Amendment: Restate collateral	12/21/2005	2005015151424

Amendment: Assignment from Celtic Leasing Corp.	12/27/2005	E2005015275936

American Tire Distributors, Inc.	02/27/2006	2006002320015
All debtors inventory or merchandise purchased from Secured Party now or hereafter acquired and held for sale or lease or furnished or to be furnished under contract of services, and all proceeds of the foregoing (all hereinafter called inventory), and all equipment and proceeds thereof including any and all additions, accessions, or substitutions; proceeds

SAI Orlando CS, LLC, f/k/a Sonic-North Cadillac, Inc., d/b/a Massey Cadillac, Massey Saab of Orlando
Florida Secretary of State

The Valvoline Company, a division of Ashland Inc.	09/08/2006	200603608203	Leased Equipment — Fluid pumping equipment

SAI Tulsa T, LLC, f/k/a Sonic-Oklahoma T, Inc., d/b/a Riverside Toyota, Riverside Scion
Oklahoma Secretary of State

J.D. Young Leasing, LLC	10/30/2008	E2008012366836	Leased Equipment — 2 — PHSI Black Water Systems s/n 0650202857 and 0736207610

Sonic Automotive-1720 Mason Ave., DB, Inc.
Florida Secretary of State

American Tire Distributors, Inc.	06/23/2006	200602981172
All debtors inventory or merchandise purchased from Secured Party now or hereafter acquired and held for sale or lease or furnished or to be furnished under contract of services, and all proceeds of the foregoing (all hereinafter called inventory), and all equipment and proceeds thereof including any and all additions, accessions, or substitutions; proceeds

Schedule 7.01 - Page 14

Secured Party	File Date	File Number	Collateral
Sonic Automotive-1720 Mason Ave., DB, LLC, d/b/a Mercedes-Benz of Daytona Beach
Florida Secretary of State

Mercedes-Benz of North America, Inc.	01/04/1999	990000001662-8	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz North America, Inc. in accordance with the provisions of the Mercedes-Benz Deal Agreement

Amendment: Change additional debtor d/b/a from Higgenbothem Automobiles	06/30/2000	200000151617-6

Amendment: Continuation	11/10/2003	200305418988

Amendment: Continuation	09/25/2008	200809230362

Sonic Automotive 2752 Laurens Rd., Greenville, Inc., d/b/a Century BMW, Century MINI South Carolina Secretary of State

Compass Bank d/b/a Commercial Billing Service	10/01/1998	981001-091107A
All present and future accounts and general intangibles purchased by or transferred to the secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect; all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amount oat any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Continuation	07/14/2003	030714-1246220

Amendment: Continuation	07/16/2008	080716-0906202

Schedule 7.01 - Page 15

Secured Party	File Date	File Number	Collateral
BMW of North America LLC	08/05/2002	020805-1140573
A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Delete debtor d/b/a	10/27/2005	051027-1204584

Amendment: Continuation	05/22/2007	070522-1229389

Amendment: Change Debtor information	08/19/2009	090819-1248279

Sonic Automotive-4701 I-10 East, TX, LP, d/b/a Baytown Ford
Texas Secretary of State

Ford Motor Company	11/28/2005	05-0036354400
New, used and demonstrator vehicles, tractors, trailers, semi-trailers and truck and camper bodies, and other goods which are inventory or equipment on or held for lease, rental or sale, together with goods with manufacturer’s certificates and certificates of title or ownership on or held for lease, rental or sale, and all accessions thereto, pursuant to a Rent-A-Car System and Lease Agreement between Secured Party and Debtor; manufacturer’s certificates and Certificates of Title, ownership, or origin and all accessories and replacement parts of any of the above; all accounts, instruments, chattel papers, lease rentals, contract rights, documents, general intangibles and supporting obligations thereto.

Sonic Automotive 5260 Peachtree Industrial Blvd., LLC, d/b/a Dyer and Dyer Volvo, Volvo at Gwinnett Place
Georgia Secretary of State

Compass Bank	10/01/1987	87-9976
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Schedule 7.01 - Page 16

Secured Party	File Date	File Number	Collateral
Amendment: Change S/P from Central Bank of the South dba Commercial Billing Service	07/29/1997	044-1997-007559

Amendment: Continuation	07/29/1997	044-1997-007560

Amendment: Change Debtor name to Sonic Automotive, Inc. from Dyer & Dyer Inc.	05/20/1998	044-1998-005201

Amendment: Add additional Debtor address	09/29/1999	044-1999-008249

Amendment: Add additional Debtor address	03/03/2000	044-2000-002232

Amendment: Change Debtor name from Sonic Automotive	08/20/2001	044-2001-006054

Amendment: Continuation	07/18/2002	044-2002-003612

Amendment: Continuation	07/06/2007	044200702639

Sonic Automotive-9103 E. Independence, NC, LLC, d/b/a Infiniti of Charlotte North Carolina Secretary of State

Infiniti Financial Services, a division of Nisan Motor Acceptance Corporation	12/04/2007	20070113213A	Signs, together with all related materials, tools, parts, fittings, supports, fixings, attachments, illumination, electrical cables, connections and equipment, and concrete foundations

Sonic Automotive of Chattanooga, LLC, d/b/a BMW of Chattanooga
Tennessee Secretary of State

BMW of North America, LLC	10/28/2002	302-060389
A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like)

Schedule 7.01 — Page 17

Secured Party	File Date	File Number	Collateral
held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor information	11/21/2006	206-073733

Amendment: Continuation	07/24/2007	107-039829

Sonic Automotive of Nashville, LLC, d/b/a BMW of Nashville, MINI of Nashville, Sonic Automotive Body Shop
Tennessee Secretary of State

Compass Bank dba Commercial Billing Service	10/12/1998	982-085571	All present and future accounts and general intangibles purchased by or transferred to the secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect; all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amount oat any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Add Debtor address	03/26/1999	993-016437

Amendment: Continuation	07/08/2003	103-029596

Amendment: Continuation	07/16/2008	208-035771

BMW of North America, LLC	10/28/2002	302-060387	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Continuation	07/23/2007	107-039469

Sonic Automotive of Texas, L.P., d/b/a Lone Star Ford
Texas Secretary of

Danka Financial Services	09/26/2001	02-0004414813	Leased copier

Schedule 7.01 - Page 18

Secured Party	File Date	File Number	Collateral
Amendment: Continuation	09/19/2006	06-00312562

Jones Oil, Inc.	06/08/2005	05-0017911054	TMS-800 one hose mech. Fuel console; White tucker tuthill pulser
(filed under Debtor d/b/a)

Ford Motor Company	12/08/2005	05-0037542177	New, used and demonstrator vehicles, tractors, trailers, semi-trailers and truck and camper bodies, and other goods which are inventory or equipment on or held for lease, rental or sale, together with goods with manufacturer’s certificates and certificates of title or ownership on or held for lease, rental or sale, and all accessions thereto, pursuant to a Rent-A-Car System and Lease Agreement between Secured Party and Debtor; manufacturer’s certificates and Certificates of Title, ownership, or origin and all accessories and replacement parts of any of the above; all accounts, instruments, chattel papers, lease rentals, contract rights, documents, general intangibles and supporting obligations thereto.

Sonic-2185 Chapman Rd., Chattanooga, LLC, d/b/a Economy Honda Cars, Economy Honda Superstore
Tennessee Secretary of State

Compass Bank dba Commercial Billing Service	08/30/2001	301-095978	All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Continuation	05/03/2006	306-125297

Sonic-Calabasas A, Inc., d/b/a Acura 101 West
California Secretary of State

US Bancorp	01/30/2006	06-7057036509	Leased Equipment — New vehicle lease desking module , 1 desking module network seat
US Bancorp	02/20/2007	07-7103274091	Leased Equipment — Optiplex 74519 ELO Flat Panel monitor

desking module
US Bancorp	02/19/2008	08-7147676470	2 Optiplex 745; 2 15” flat panel; 1 network seat, custom SW

desking module
Sonic-Calabasas M, Inc., d/b/a Mercedes-Benz of Calabasas
California Secretary of State

Mercedes-Benz USA, LLC	07/31/2007	07-7124004691	New motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz USA LLC, in accordance with the provisions of the Mercedes-Benz Dealer Agreements

Schedule 7.01 - Page 19

Secured Party	File Date	File Number	Collateral
Sonic-Camp Ford, L.P.
Texas Secretary of State

Dept. of Treasury — IRS	06/12/2006	06-0020027289	Federal tax lien in the amount of $11,165.91

Sonic-Capitol Cadillac, Inc., d/b/a Capitol Cadillac, Capitol Hummer
Michigan Secretary of State

Vesco Oil Corporation	07/08//1986	8820392	Equipment on loan — fluid pumping equipment

Amendment: Continuation	02/13/1991	C447574

Amendment: Continuation	01/12/1996	D052125

Amendment: Continuation	01/26/2001	D737599

Amendment: Continuation	03/14/2006	2006045178-2

Vesco Oil Corporation	04/19/2006	2006070892-7	Fluid pumping equipment

Vesco Oil Corporation	06/10/2009	2009085838-6	Equipment on loan — 1 RM74900 Refurb 74000 machine

Vesco Oil Corporation	06/26/2009	2009095738-6	Equipment on loan — 2 WO401 Enviropurge Adapter IT; 2 W31501 S-Tool; 2 RM4000 Enviropurge unit; 1 M75500 machine power steering

Sonic-Carson F, Inc., d/b/a Don Kott Ford
California Secretary of State

General Electric Capital Corporation	09/11/2002	0225460680	Leased computer system

Amendment: Continuation	04/26/2007	07-71117202

Schedule 7.01 - Page 20

Secured Party	File Date	File Number	Collateral
Sonic-Carson LM, Inc., d/b/a Don Kott Lincoln Mercury
California Secretary of State

Ford Motor Company	05/09/2002	0213060440	New, used and demonstrator motor vehicles, tractors, trailers, semi-trailers and truck and camper bodies, and other goods which are inventory or equipment on or held for lease, rental or sale, together with goods with manufacturer’s certificates and certificates of title or ownership on or held for lease, rental or sale, and all accessions thereto, pursuant to a Rent-A-Car System and Lease Agreement between secured party and debtor; manufacturer’s certificates and certificates of title, ownership or origin and all accessories and replacement parts of any of the above; all accounts, instruments, chattel paper, lease rentals, contract rights, documents, general intangibles and supporting obligations

Amendment: Change S/P address	09/12/2005	05-70410070

Amendment: Continuation	01/04/2007	07-70975818

Sonic Development, LLC
North Carolina Secretary of State

General Electric Capital Corporation (Additional debtor: Arngar, Inc.)	12/30/2004	20040125442F	Leased Equipment — Service Department air systems, Body Shop vehicle lifts, Body Shop paint booth equipment, Frame straightening equipment; Body Shop general equipment, Parts Department equipment

General Electric Capital Corporation	12/30/2004	20040125446K	Leased Equipment — Service Department air systems, Service Department vehicle lifts, Service Department lube system, Service Department exhaust systems; General shop equipment, Wheel service and alignment equipment, Transmission equipment, Air conditioning equipment, Vertical Lift equipment, Parts Department equipment

General Electric Capital Corporation	12/30/2004	20040125452G	Leased Equipment — Service Department air systems, Service Department vehicle lifts, Service Department lube system, Service Department exhaust systems; General shop equipment, Wheel service and alignment equipment, Parts Department equipment

General Electric Capital Corporation	12/30/2004	20040125453H	Leased Equipment — Service Department air systems, Service Department vehicle lifts, Service Department lube system, Service Department exhaust systems; General shop equipment, Tune-up/electrical equipment, Wheel service and alignment equipment, Parts Department equipment

General Electric Capital Corporation (Additional debtor: Sonic-Harbor City H, Inc.)	12/30/2004	20040125454J	Leased Equipment — Service Department air systems, Service Department vehicle lifts, Service Department lube system, Service Department exhaust systems; General shop equipment, Tune-up/electric equipment, Air

Schedule 7.01 - Page 21

Secured Party	File Date	File Number	Collateral
conditioning equipment, Brake service equipment, Wheel service and alignment equipment, Transmission equipment, Engine service equipment, Washing equipment, Parts Department equipment

General Electric Capital Corporation (Additional debtor: Wrangler Investments, Inc.)	12/30/2004	20040125458B	Leased Equipment — Service Department air systems, Service Department vehicle lifts, Service Department lube system, Service Department exhaust systems; General shop equipment, Wheel service and alignment equipment, Engine service equipment, Roll Over car wash equipment, Parts Department equipment

Wells Fargo Equipment Finance, Inc. (Additional debtor: Sonic-Stevens Creek B, Inc.)	01/03/2005	20050000489K	Leased Equipment — Service Department air systems, Service Department vehicle lifts, Service Department lube system, Service Department exhaust systems; General shop equipment, Tune-up/electric equipment, Air conditioning equipment, Brake service equipment, Wheel service and alignment equipment, Transmission equipment, Engine service equipment, Washing equipment, Parts Department equipment

Wells Fargo Equipment Finance, Inc. (additional debtor Arngar, Inc.)	11/02/2005	20050105391H	Leased Equipment — covered by that certain Lease Schedule 13 dated to Master Lease No. CML-0877-F dated 7/26/04 between Celtic Leasing and Lessee

Pullman Bank and Trust Company	11/02/2005	20050105396B	Leased equipment — covered by that certain Lease Schedule 13 dated to Master Lease No. CML-0877-F dated 7/26/04 between Celtic Leasing and Lessee

Amendment: Restate collateral	12/21/2005	20050121956B

Amendment: Assignment from Celtic Leasing Corp.	12/27/2005	20050122513B

Sonic-Fort Worth T, L.P., d/b/a Toyota of Fort Worth, Scion of Fort Worth
Texas Secretary of State

Ervin Leasing Company	10/08/2007	07-0034473311	Leased Equipment — Mobile Mini 8x20 open bay security office 2007 model s/n JS20U4W0143

Sonic-Frank Parra Autoplex, L.P., d/b/a Frank Parra Chevrolet, Frank Parra Chrysler Jeep, Frank Parra Chrysler Jeep Dodge
Texas Secretary of State

American Tire Distributors, Inc.	07/10/2006	06-0023158732	Purchase Money Security Agreement covering: all of debtors inventory or merchandise purchased from American Tire Distributors now or hereafter acquired and held for sale or lease or furnished under contract of service, and all proceeds of the foregoing (all hereinafter called inventory), and all equipment and proceeds thereof including any and all additions, accessions, or substitutions thereof. (x) Proceeds of the collateral are also covered.

Sonic-Harbor City H, Inc., d/b/a Carson Honda

Schedule 7.01 - Page 22

Secured Party	File Date	File Number	Collateral
California Secretary of State

General Electric Capital Corporation	12/29/2004	04-7010253496	Leased Equipment — Service Department air systems; Shop Equipment; Service Department vehicle lifts; Service Department lubrication system; Service Department exhaust system; General shop equipment; Air conditioning equipment; Brake Service equipment; Wheel Service/Alignment equipment; Transmission equipment; Engine Service equipment; Washing equipment; Parts Department equipment

Wells Fargo Equipment Finance, Inc. (additional debtor Sonic-Stevens Creek B, Inc.)	11/01/2005	05-7047448938	Leased Equipment — covered by that certain Lease Schedule 13 dated to Master Lease No. CML-0877-F dated 7/26/04 between Celtic Leasing and Lessee

Sonic-Lloyd Nissan, Inc., d/b/a Lloyd Nissan, Lloyd Automotive
Florida Secretary of State

Nissan Motor Acceptance Corporation	03/04/2004	200406349035	Signs, together with all related materials, tools, parts, fittings, supports, fixings, attachments, illumination, electrical cables, connections and equipment, and concrete foundations

Amendment: Change S/P information	11/14/2006	200604141589

Amendment: Change S/P information	01/09/2008	200807387140

Amendment: Continuation	10/07/2008	200809311389

Sonic-Manhattan Fairfax, Inc., d/b/a BMW of Fairfax
Virginia Secretary of State

BMW of North America, LLC	09/27/1999	990927-7803	All unpaid BMW Motor Vehicles, including BMW automobiles and motorcycles, warranty advances, holdbacks, incentives, warranty credits, parts and accessories that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, Inc. and or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing whether now owned or hereafter acquired

Amendment: Continuation	07/09/2004	040709-7310-4

Amendment: Change S/P name from Inc. to LLC	07/14/2005	050714-7028-8

Amendment: Delete d/b/a as additional debtor	07/14/2005	050714-7026-4

Amendment: Restate collateral	12/28/2005	051228-7173-5	A purchase money security interest in all unpaid BMW motor vehicles,

Schedule 7.01 - Page 23

Secured Party	File Date	File Number	Collateral
including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor information	01/25/2007	070125-7270-6

Amendment: Change Debtor information	09/22/2008	080922-7434-6

Amendment: Continuation	06/08/2009	090608-7646-5

Sonic-Mesquite Hyundai, L.P., d/b/a Philpott Chevrolet, Mesquite Hyundai
Texas Secretary of State

The Valvoline Company/ a division of Ashland, Inc.	01/31/2006	06-0003399797	1 – Alemite 3620 elec meter; 1 – Alemite 8078 D Reel; 1 – Buffalo OV275 Gal Tank; 1 – EBS Brake Flush Machine; 1 – Graco 203-876 Lubt Pump; 1 – Hydro 3856 3-button dilution machine; 1 – NS 1208 G.O. Pump w/Meter; 1 – Sellers #290 Cat Pressure Washer

Sonic Momentum B, L.P., d/b/a Momentum BMW, Momentum MINI, Momentum Collision Center
Texas Secretary of State

BMW of North America, LLC	09/24/2004	04-0082933655	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Schedule 7.01 - Page 24

Secured Party	File Date	File Number	Collateral

Amendment: Continuation	04/20/2009	09-00112142

Sonic-Newsome of Florence, Inc. d/b/a Newsome Automotive (Mercedes), Imports of Florence (BMW), Newsome Chevrolet, Capitol Chevrolet of Florence South Carolina Secretary of State

BMW of North America, LLC	03/29/2000	000329-101319A	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Delete Debtor d/b/a Imports of Florence	03/18/2005	050318-1140292

Amendment: Change S/P name from Inc. to LLC	03/18/2005	050318-1141077

Amendment: Continuation	03/18/2005	050318-1142012

Amendment: Restate collateral	01/17/2006	060117-1205163	A Purchase Money Security Interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America LLC (collectively “BMW”) and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right to set off with respect to all credits and rights to payments held by BMW, its subsidiaries and affiliates for the account of debtor, and as to all of the foregoing whether now owned or hereafter acquired.

Mercedes-Benz USA, LLC	02/23/2001	010223-134301A	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz USA, LLC in accordance with the provisions of the Mercedes-Benz Retailer Agreement

Schedule 7.01 — Page 25

Secured Party	File Date	File Number	Collateral

Amendment: Continuation	02/15/2006	060215-1348517

Sonic-Plymouth Cadillac, Inc., d/b/a Don Massey Cadillac Michigan Secretary of State

Vesco Oil Corporation	06/30/2004	2004132905-7	Equipment on loan: 1 SP Tank custom sized .5; 1 PC275 gallon tank; 120 ft. 5/8” steel tubing; 2 P6-6 H hose 6’x3/8” air; 2 P6-6 hose 6’x3/8” air; 10 6C2ATRL 3/8” gates

Amendment: Continuation	01/06/2009	2009002019-1

Sonic-Richardson F., L.P., d/b/a North Central Ford Texas Secretary of State

Ford Motor Company	01/11/2001	01-005683	All motor vehicles together with all equipment and accessories thereto, including all current and after acquired motor vehicles, held as inventory on lease or rental; or held for lease, rental or sale, pursuant to a Rent-A-Car System and Lease Agreement between secured party and debtor

Amendment: Continuation	11/29/2005	05-00364473

Amendment: Change debtor information	11/29/2005	05-00364481

Amendment: Change S/P address	11/29/2005	05-00364486

Sonic Santa Monica M, Inc., d/b/a W.I. Simonson California Secretary of State

Mercedes-Benz USA, LLC	06/02/2005	05-7029278010	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz USA, LLC in accordance with the provisions of the Mercedes-Benz Dealer Agreement

Mercedes-Benz (filed under Debtor d/b/a [Inc.])	11/04/2002	0230960824	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz North America, Inc. in accordance with the provisions of the Mercedes-Benz Deal Agreement

Sonic-Santa Monica S, Inc., d/b/a Santa Monica Subaru California Secretary of State
Reyna Capital Corporation	12/14/2006	06-7095551785	Leased Equipment — Computer equipment and software

Schedule 7.01 — Page 26

Secured Party	File Date	File Number	Collateral

Sonic-Stevens Creek B, Inc., f/k/a Don Lucas International, Inc., d/b/a Stevens Creek BMW California Secretary of State

BMW of North America, Inc.	01/31/2000	0003360313	A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Amendment: Change Debtor address	01/30/2001	01031C0242

Amendment: Continuation	11/23/2004	04-70065566

Amendment: Change Debtor name from f/k/a	11/23/2004	04-70065565

Amendment: Change Debtor address	03/07/2005	05-70182663

Amendment: Change S/P address	05/10/2005	05-70282350

Amendment: Restate collateral	05/10/2005	05-70262352	A Purchase Money Security Interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America LLC (collectively “BMW”) and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right to set off with respect to all credits and rights to payments held by BMW, its subsidiaries and affiliates for the account of debtor, and as to all of the foregoing whether now owned or hereafter acquired

Amendment: Delete Debtor d/b/a	12/01/2005	05-70503928

Schedule 7.01 — Page 27

Secured Party	Fill Date	File Number	Collateral
Amendment: Change Debtor information	02/26/2009	09-71889092

Wells Fargo Equipment Finance, Inc.	12/30/2004	04-7010510159
Leased Equipment — Service Department air systems; Service Department vehicle lifts; Service Department lube system; Service Department exhaust system; General shop equipment; Tune up/Electrical equipment; Air conditioning equipment; Brake service equipment; Wheel Service/Alignment equipment; Transmission equipment; Engine Service equipment; Washing equipment; Parts Department equipment

Pulkman Bank and Trust Company Amendment: Restate collateral	11/01/2005 12/20/2005	05-7047444994 05-70527433	Leased Equipment — Car wash equipment covered by that certain Lease Schedule No. 12 dated to Master Lease No. CML-0877-F dated 7/26/04 between Celtic Leasing and Lessor
Amendment: Assignment from Celtic Leasing Corp.	12/27/2005	05-70531750

Wells Fargo Equipment Finance, Inc.	11/01/2005	05-7047448938	Leased Equipment — covered by that certain Lease Schedule No. 13 dated to Master Lease No. CML-0877-F dated 7/26/04 between Celtic Leasing and Lessor

Sonic-Stone Mountain T, L.P., d/b/a Stone Mountain Toyota, Stone Mountain Scion
Georgia Secretary of State

Greenepointe Funding L.C.	02/02/2005	044-2005-000633	22 pagers and related equipment
(filed under Debtor d/b/a Stone Mountain Toyota)

Sonic Tysons Corner Infiniti, Inc., d/b/a Infiniti of Tysons Corner
Virginia State Corporation Commission

Infiniti Financial Services, a division of Nissan Motor Acceptance Corporation	05/20/2008	080520-7396-2	Signs, together with all related materials, tools, parts, fittings, supports, footings, attachments, documentation, electrical cables, connections and equipment, and concrete foundations

Sonic Walnut Creek M, Inc., f/k/a Sonic-Dublin M, Inc., d/b/a Mercedes-Benz of Walnut Creek
California Secretary of State

Mercedes-Benz USA, LLC	03/16/2006	06-7062844976	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz USA LLC, in accordance with the provisions of the Mercedes-Benz Dealer Agreements

Sonic-West Covina T., Inc., d/b/a West Covina Toyota, West Covina Scion
California Secretary of State

Lakeland Bank Equipment Leasing Division	07/26/2007	07-7123514020	Leased Equipment — Market Scan System

Schedule 7.01 — Page 28

Secured Party	Fill Date	File Number	Collateral
Sonic-Williams Cadillac, Inc., d/b/a Tom Williams Cadillac
Alabama Secretary of State

Compass Bank dba Commercial Billing Services	08/08/2002	B02-0660273FS
All present and future accounts and general intangibles purchased by or transferred to secured party pursuant to that certain agreement between debtor and secured party as now or hereafter in effect, all reserves, balances, deposits and property at any time to the credit of debtor with secured party (including all amounts at any time owing to debtor by secured party in connection with said agreement) or in the possession of secured party

Amendment: Continuation	05/07/2007	B02-0660273CS

General Electric Capital Corporation	12/30/2004	B05-0000179 FS
Leased Equipment — Service Department air systems; Service Department vehicle lifts; Service Department lube system; Service Department exhaust system; General shop equipment; Wheel Service and alignment equipment; Parts Department equipment

Pullman Bank and Trust Company	11/02/2005	B05-0818139FS	Leased Equipment — all equipment and personal property covered by that certain Lease Schedule No. 12 dated to Master Lease No. CML-0877-F dated 7/26/04 between Celtic Leasing Corp. and Debtor
Amendment: Restate collateral	12/29/2005	B05-0818139AM	Add detail of locations of leased equipment
Amendment: Assignment from Celtic Leasing Corp to Pullman Bank and Trust Company	12/29/2005	B05-0818139AS

Wells Fargo Equipment Finance, Inc. (additional debtors Sonic-Williams Imports, Inc. and Sonic-Williams Motors, Inc.))	11/02/2005	B05-0818151FS	Leased Equipment — all equipment and personal property covered by that certain Lease Schedule NO. 13 dated to Master Lease No. CML-0877-F dated 7/26/04 between Celtic Leasing Corp. and Debtor

Town and Country Ford, Incorporated North Carolina Secretary of State

Ford Motor Company	11/26/1985	0167802
All motor vehicles together with all equipment and accessories thereto, including all current and after acquired motor vehicles, held as inventory on lease or rental; or held for lease, rental or sale, pursuant to a Rent-A-Car System and Lease Agreement between secured party and debtor

Amendment: Continuation	06/05/1990	0685748

Amendment: Continuation	06/02/1995	1231697

Amendment: Continuation	05/30/2000	2000055011

Schedule 7.01 — Page 29

Secured Party	Fill Date	File Number	Collateral
Amendment: Change debtor information	09/26/2005	20050091602G

Amendment: Change S/P address	09/26/2005	20050091601F

Amendment: Continuation	09/26/2005	20050091607A

American Express Business Finance Corporation	03/18/2002	20020032486H	Leased equipment
Amendment: Continuation	03/13/2007	20070024866G

Schedule 7.01 — Page 30

SCHEDULE 7.03
EXISTING INDEBTEDNESS

		Original Principal	Principal Balance
Description	Creditor	Balance	as of 12/31/09	Maturity Date
Advantage Lease Holdings*	iStar Financial	$8,213,445	$5,552,703	09/01/2016
Richmond Lease Holdings*	iStar Financial	$5,622,157	$3,648,897	11/01/2015
Momentum Lease Holdings*	iStar Financial	$12,735,033	$8,312,886	12/01/2015
Capital Lease – Concord Toyota Facility	1090 Concord Associates, LLC	$6,514,841	$6,096,298	12/01/2025
Capital Lease – Audi Diagnostic Machine	ISDC Holdings	$7,450	$2,681	12/01/2010
Capital Lease – Phone System	GE Capital	$2,770	$7,586	04/01/2012
Capital Lease – Fork Lift	Wells Fargo	$13,728	$7,869	12/01/2011

*	Indicates indebtedness constituting “Falcon Indebtedness”

Schedule 7.03 — Page 1

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
BORROWER AND
EACH NEW VEHICLE BORROWER:
Sonic Automotive, Inc.
6415 Idlewild Road, Suite 109
Charlotte, North Carolina 28212
Attention: Stephen K. Coss and Greg Young
Telephone: 704-566-2420 and 704-566-2489
Facsimile: 704-927-3412 and 704-566-2480
Email: steve.coss@sonicautomotive.com and greg.young@sonicautomotive.com
Website Address: www.sonicautomotive.com
U.S. Taxpayer ID Number: 56-2010790
ADMINISTRATIVE AGENT:
For Payments and Requests for Credit Extensions:
Bank of America, N.A.
101 North Tryon Street
Mail Code: NC1-001-04-39
Charlotte, North Carolina 28255
Attention: Jelani S. Ford
Telephone: 980-386-7637
Facsimile: 704-719-8266
Email: jelani.s.ford@bankofamerica.com
Wire Instructions:
Bank of America, N. A.
New York, New York
ABA Number: 026009593
Account Name: Bank of America Credit Services
Account Number: 136-621-225-0600
Reference: Sonic Automotive, Inc.

Schedule 10.02 — Page 1

For Credit Related Matters:

Bank of America, N.A.
100 N. Westshore Boulevard
Mail Code: FL2-399-02-05
Tampa, Florida 33609
Attention: Kenneth W. Winston
Telephone: 813-384-3638
Facsimile: 800-851-6341
Email: kenneth.winston@baml.com
with copy to:

Bank of America, N.A.
800 Hingham Street
Mail Code: MA1-600-01-01
Rockland, Massachusetts 02370
Attention: M. Patricia Kay
Telephone: 781-878-2109
Facsimile: 781-878-1136
Email: patty.kay@baml.com
Other Notices/Deliveries to Administrative Agent:

Bank of America, N.A.
231 South LaSalle Street
Mail Code: IL1-231-10-41
Chicago, Illinois 60604
Attention: Anne M. Zeschke
Telephone: 312-828-4900
Facsimile: 877-206-1771
Email: anne.m.zeschke@bankofamerica.com
NEW VEHICLE SWING LINE LENDER:
BANK OF AMERICA, N.A.
101 North Tryon Street
Mail Code: NC1-001-04-39
Charlotte, North Carolina 28255
Attention: Jelani S. Ford
Telephone: 980-386-7637
Facsimile: 704-719-8266
Email: jelani.s.ford@bankofamerica.com

Schedule 10.02 — Page 2

USED VEHICLE SWING LINE LENDER:
BANK OF AMERICA, N.A.
101 North Tryon Street
Mail Code: NC1-001-04-39
Charlotte, North Carolina 28255
Attention: Jelani S. Ford
Telephone: 980-386-7637
Facsimile: 704-719-8266
Email: jelani.s.ford@bankofamerica.com

Schedule 10.02 — Page 3

EXHIBIT A-1
FORM OF NEW VEHICLE FLOORPLAN COMMITTED LOAN NOTICE
Date:                     ,
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of January 15, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto (each a “New Vehicle Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).
     The undersigned hereby requests (select one):
     ☐ A Borrowing of New Vehicle Floorplan Committed Loans
     ☐ A conversion of New Vehicle Floorplan Committed Loans
     1. For                                         , the applicable New Vehicle Borrower.
     2. On                                          (a Business Day).
     3. In the amount of $                     .
     4. Comprised of                                                                                                      .
                               [Type of New Vehicle Floorplan Committed Loan requested]
     The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Credit Agreement.

SONIC AUTOMOTIVE, INC.

By:

Name:
Title:

Form of New Vehicle Floorplan Committed Loan Notice

A-1-1

EXHIBIT A-2
FORM OF USED VEHICLE FLOORPLAN COMMITTED LOAN NOTICE
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of January 15, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).
     The undersigned hereby requests (select one):
     ☐ A Used Vehicle Floorplan Committed Borrowing
     ☐ A conversion of Used Vehicle Floorplan Committed Loans
     1. On                                          (a Business Day).
     2. In the amount of $                     .
     3. Comprised of                                                                                                      .
                               [Type of Used Vehicle Floorplan Committed Loan requested]
     The Used Vehicle Floorplan Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.06 of the Credit Agreement.

SONIC AUTOMOTIVE, INC.

By:

Name:
Title:

Form of Used Vehicle Floorplan Committed Loan Notice

A-2-1

Exhibit B-1(a)
FORM OF NEW VEHICLE FLOORPLAN SWING LINE LOAN NOTICE (BORROWING)
LOW DOC ADVANCE FORM — NEW CARS

To:	Bank of America, N.A., as New Vehicle Swing Line Lender	Fax Page #___of___
Floor Plan Operations
Fax: (800) 766-8238
Reference is made to that certain Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of January 15, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto (each a “New Vehicle Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).

Dealership Name:	Dealer#

Œ
#	Class#	Franchise#	Vehicle ID #	Year	Make/Model	Stock #	Floorplan Amount
1

2

3

4

5

6

7

8

9

10

Total:
Class #001-New; Franchise #
One checking account credit will be processed for the total dollar amount indicated.
Dealership Authorized Signature: Date:
Contact Name: Phone#: Fax#:

EXHIBIT B-1(b)
FORM OF NEW VEHICLE FLOORPLAN SWING LINE LOAN NOTICE
(CONVERSION)
Date:                     , ___

To:	Bank of America, N.A., as New Vehicle Swing Line Lender Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of January 15, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto (each a “New Vehicle Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).
     The undersigned hereby requests (select one):
     ☐ A conversion of New Vehicle Floorplan Swing Line Loans
1.	For , the applicable New Vehicle Borrower.

2.	On (a Business Day).

3.	In the amount of $ .

4.	Comprised of .
[Type of New Vehicle Floorplan Swing Line Loan requested]

SONIC AUTOMOTIVE, INC.
By:
Name:
Title:

Form of New Vehicle Floorplan Swing Line Loan Notice (Conversion)

B-1(b)-1

EXHIBIT B-2
FORM OF USED VEHICLE FLOORPLAN COMMITTED LOAN NOTICE
Date:                     , ___

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of January 15, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).
     The undersigned hereby requests (select one):
     ☐ A Used Vehicle Floorplan Committed Borrowing
     ☐ A conversion of Used Vehicle Floorplan Committed Loans
1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .
[Type of Used Vehicle Floorplan Committed Loan requested]
     The Used Vehicle Floorplan Swing Line Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.08(a) of the Credit Agreement.

SONIC AUTOMOTIVE, INC.
By:
Name:
Title:

Form of Used Vehicle Floorplan Swing Line Loan Notice

B-2-1

EXHIBIT C
FORM OF NOTE

     FOR VALUE RECEIVED, each of the undersigned (each a “Borrower” and collectively the “Borrowers”) hereby promises, jointly and severally, to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each New Vehicle Floorplan Loan from time to time made by the Lender to Sonic Automotive, Inc. (the “Company”) or any New Vehicle Borrower under the Credit Agreement and the principal amount of each Used Vehicle Floorplan Loan from time to time made by the Lender to the Company under that certain Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of January 15, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Company, certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).
     Each Borrower promises, jointly and severally, to pay interest on the unpaid principal amount of each Loan from the date of such New Vehicle Floorplan Loan or Used Vehicle Floorplan Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Section 2.03(h) with respect to New Vehicle Floorplan Swing Line Loans, and Section 2.08(f) with respect to Used Vehicle Floorplan Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
     This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall (if required by the Credit Agreement) become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. New Vehicle Floorplan Loans and Used Vehicle Floorplan Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its New Vehicle Floorplan Loans and Used Vehicle Floorplan Loans and payments with respect thereto.
Form of Note

     Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

SONIC AUTOMOTIVE, INC.
By:
Name:
Title:

[EACH NEW VEHICLE BORROWER]
By:
Name:
Title:

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
				Principal	Outstanding
			End of Interest	or Interest Paid	Principal Balance
Date	Type of Loan Made	Amount of Loan Made	Period	This Date	This Date	Notation Made By

Form of Note

EXHIBIT D
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]2 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation the New Vehicle Floorplan Swing Line Loans or the Used Vehicle Floorplan Swing Line Loans, as applicable, included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
Form of Assignment and Assumption

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: Sonic Automotive, Inc. and certain of its Subsidiaries

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of January 15, 2010, among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties)..

6.	Assigned Interest:

			Aggregate	Amount of	Percentage
			Amount of Commitment	Commitment	Assigned of		CUSIP
Assignor[s][3]	Assignee[s][4]	Facility Assigned [5]	for all Lenders*	Assigned*	Commitment [6]		Number
			$	$		%

			$	$		%

			$	$		%

[7. Trade Date: ] [7]
Effective Date:                                         20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[3]	List each Assignor, as appropriate.

[4]	List each Assignee, as appropriate.

[5]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (“New Vehicle Floorplan Commitment”, Used Vehicle Floorplan Commitment”).

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[6]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[7]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
Form of Assignment and Assumption

     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

[Consented to and] 8 Accepted:
BANK OF AMERICA, N.A., as
     Administrative Agent [, New Vehicle
Swing Line Lender and
Used Vehicle Swing Line Lender]

By:
Title:

[Consented to:] [9] SONIC AUTOMOTIVE, INC.
By:
Title:

[8]	To be added only if the consent of the Administrative Agent, New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, as applicable, is required by the terms of the Credit Agreement.

[9]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
     1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
Form of Assignment and Assumption

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of North Carolina.
Form of Assignment and Assumption

EXHIBIT E
FORM OF COMPANY GUARANTY
See attached.
Form of Company Guaranty

E-1

EXHIBIT F
FORM OF SUBSIDIARY GUARANTY
See attached.
Form of Amended and Restated Subsidiary Guaranty

F-1

EXHIBIT G
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:                                         ,
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to (i) that certain Amended and Restated Credit Agreement, dated as of January 15, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Revolving Credit Agreement”; all terms used herein but not otherwise defined herein have the respective meanings given thereto in the Credit Agreement), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Revolving Administrative Agent”), Swing Line Lender and an L/C Issuer and Wells Fargo Bank, National Association, as an L/C Issuer and (ii) that certain Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of January 15, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Floorplan Credit Agreement”; and collectively with the Revolving Credit Agreement, the “Credit Agreements”), among the Company, certain Subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Floorplan Administrative Agent”, and collectively with the Revolving Administrative Agent, the “Administrative Agents”), New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties (as defined in the Floorplan Credit Agreement)..
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                         of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agents on the behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of each Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal month-end financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of each Credit Agreement for the fiscal month of the Company ended as of the above date. Such monthly financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at
Form of Compliance Certificate

such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of each Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.
     3. A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Loan Party has performed and observed all of its Obligations under the Loan Documents, and
     [to the best knowledge of the undersigned during such fiscal period, each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     4. A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Loan Party has performed and observed all of its Obligations under the Loan Documents (each defined term used in this Section 6 shall have the meanings set forth for such term in the Floorplan Credit Agreement), and
[select one:]
     [to the best knowledge of the undersigned during such fiscal period, each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     5. The representations and warranties of the Company and each Loan Party contained in Article V of the Revolving Credit Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Revolving Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the
Form of Compliance Certificate

Revolving Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     6. The representations and warranties of the Company and each Loan Party contained in Article V of the Floorplan Credit Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Floorplan Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Floorplan Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered (each defined term used in this Section 6 shall have the meanings set forth for such term in the Floorplan Credit Agreement).
     7. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                         ,        .

SONIC AUTOMOTIVE, INC.
By:
Name:
Title:

Form of Compliance Certificate

SCHEDULE 1
to the Compliance Certificate
Financial Statements
Form of Compliance Certificate

For the Month/Year ended                                                               (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I. Section 7.11(a) — Consolidated Liquidity Ratio.

A. Consolidated Current Assets at Statement Date:

1. Current assets at Statement Date:	$

2. All long-term assets of discontinued operations held for sale and included in current assets at Statement Date:	$

3. Long-term assets of discontinued operations held for sale which are subject to a non-cancelable purchase and sale agreement which are to be Disposed of within 60 days of such date of Statement Date:
$

4. Investments made in connection with the Company’s supplemental executive retirement plan at Statement Date[1]:	$

5. Temporary Excess Cash at Statement Date:	$

6. Consolidated Current Assets Numerator at Statement Date (Lines I.A.1 — 2 + 3 — 4— 5):	$

B. Revolving Facility Liquidity Amount at Statement Date:

1. Revolving Advance Limit:

(a) Aggregate Commitments at Statement Date:	$

(b) The Revolving Borrowing Base at Statement Date:	$

(c) Revolving Advance Limit: (Lesser of Lines I.B.1(a) and I.B.1(b)):	$

2. Total Outstandings at Statement Date:	$

3. Lines I.B.1(c) — I.B.2:	$

4. The largest principal amount of Committed Loans that may be borrowed under the Credit Agreement without resulting in an Event of Default under Section 7.11(c) (on a pro forma basis as of the Statement Date) after giving pro forma effect to such Committed Loans:
$

[1]	Not to exceed (A) $5,000,000 in any given calendar year or (B) $10,000,000 in the aggregate.
Form of Compliance Certificate

5. Revolving Facility Liquidity Amount at Statement Date (Lesser of Lines I.B.3 and I.B.4):	$

6. Temporary Letter of Credit Amount at Statement Date[2]:	$

7. Lines I.B.5 + I.B.6:	$

C. Consolidated Current Liabilities at Statement Date:	$

D. Consolidated Current Liabilities consisting of any balloon, bullet or similar final scheduled principal payment that would repay any Indebtedness permitted by Section 7.03 in full at Statement Date:
$

E. Consolidated Current Liabilities listed in Line I.D. which are due within one (1) fiscal quarter following Statement Date:	$

F. Temporary Indebtedness at Statement Date:	$

G. Without duplication, Indebtedness (whether or not reflected as a Consolidated Current Liability) under all floorplan financing arrangements at Statement Date:	$

H. Consolidated Liquidity Ratio ((Lines I.A.6. + I.B.7) ÷ (Lines I.C. — I.D. + I.E. — I.F. + I.G.):	to 1

Minimum Required:

Period	Ratio
Closing Date through and including March 30, 2011	1.00 to 1.00
March 31, 2011 through and including March 30, 2012	1.05 to 1.00
March 31, 2012 and thereafter	1.10 to 1.00

II. Section 7.11 (b) — Consolidated Fixed Charge Coverage Ratio.

A. Consolidated EBITDAR for four consecutive fiscal quarters ending on above date (“Subject Period”):

1. Consolidated Net Income for Subject Period:	$

2. Consolidated Interest Expense with respect to non-floorplan Indebtedness (including interest expense not payable in cash) for Subject Period*:	$

[2]	May be included on or before January 31, 2010 only, but only to the extent such Temporary Letter of Credit Amount was included in Total Outstandings as of such date.

*	To the extent deducted in computing Consolidated Net Income in Line II.A.1. above.
Form of Compliance Certificate

G-6;

3. Consolidated Interest Expense with respect to Used Vehicle floorplan Indebtedness for Subject Period*:	$

4. Charges against income for income taxes for Subject Period*:	$

5. Depreciation expenses for Subject Period*:	$

6. Amortization expenses (including, without limitation, amortization of other intangible assets and transaction costs) for Subject Period*:	$

7. Non-cash charges for Subject Period*:	$

8. Extraordinary losses for Subject Period*:	$

9. Legal fees, broker fees and other transaction expenses incurred in connection with any Permitted Acquisition (not to exceed $1,000,000 in the aggregate for each such Acquisition) during Subject Period*:
$

10. Consolidated Rental Expense*:	$

11. Non-cash lease termination charges, net of amortization*:	$

12. Extraordinary gains during Subject Period**:	$

13. Gains on repurchases for long-term Indebtedness during Subject Period**:	$

14. Consolidated EBITDAR for Subject Period (Lines II.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11 -12-13):	$

B. Assumed maintenance and capital expenditures during Subject Period:

1. $100,000

2. Average daily number of physical dealership locations at which the Subsidiaries operated franchised vehicle dealerships during the Subject Period =

3 Line II.B.1 multiplied by Line II.B.2:	$

C. Numerator (Line II.A.14 — II.B.3):	$

D. Consolidated Fixed Charges for Subject Period:

**	To the extent included in computing Consolidated Net Income in Line II.A.1. above.
Form of Compliance Certificate

1. Consolidated Interest Expense with respect to non-floorplan Indebtedness for Subject Period:	$

2. Interest expense not payable in cash included in Line C.1. which is not payable as a result of any default for Subject Period:	$

3. Consolidated Interest Expense with respect to Used Vehicle floorplan Indebtedness for Subject Period:	$

4. Consolidated Principal Payments for Subject Period:	$

5. Consolidated Rental Expenses for Subject Period:	$

6. Income taxes paid in cash during Subject Period:	$

7. Specified Payments for Subject Period:

i. Restricted Payments permitted by Section 7.06(e) [3]:	$

ii Restricted Payment set forth in Line II.D.7.i. constituting repurchases of long-term Indebtedness solely with net cash proceeds of cash capital contributions made in exchange solely for Class A Common Stock of the Company
$

iii. Prepayments, redemptions, purchases, defeases or other satisfactions of Indenture Indebtedness or Additional Indebtedness prior to the scheduled maturity thereof, as permitted by Section 7.15):	$

iv Payment set forth in Line II.D.7.iii. constituting repurchases of long-term Indebtedness solely with net cash proceeds of cash capital contributions made in exchange solely for Class A Common Stock of the Company
$

v. Refinancing of Indenture Indebtedness using the proceeds of Permitted Indenture Refinancing Indebtedness with respect thereto:	$

8. Cash refunds of income taxes during the Subject Period:	$

9. Consolidated Fixed Charges for Subject Period (Lines II.D.1 - 2 + 3 + 4 + 5 + 6 + 7i. - 7.ii. + 7iii - 7.iv. - 7.v. - 8):	$

[3]	Amount not to exceed $10,000,000 in any fiscal year.
Form of Compliance Certificate

E. Consolidated Fixed Charge Coverage Ratio ((Line II.C.) ÷ Line II.D.9):	to 1

Minimum Required:

Period	Ratio
Closing Date through and including March 30, 2011	1.10 to 1.00
March 31, 2011 through and including March 30, 2012	1.15 to 1.00
March 31, 2012 and thereafter	1.20 to 1.00

III. Section 7.11 (c) — Consolidated Total Senior Secured Debt to EBITDA Ratio.

A. Consolidated Total Outstanding Senior Secured Indebtedness at Statement Date:

1. Aggregate outstanding principal amount of secured Consolidated Funded Indebtedness at Statement Date:	$

2. Aggregate outstanding principal amount of Indebtedness under New Vehicle Floorplan Facility at Statement Date*:	$

3. Aggregate outstanding principal amount of Indebtedness under Permitted Silo Indebtedness for New Vehicle inventory at Statement Date*:	$

4. Consolidated Total Outstanding Senior Secured Indebtedness at Statement Date (Lines III.A. 1 - 2- 3):	$

B. Consolidated EBITDA for Subject Period:

1. Consolidated EBITDAR (Line II.A.13):	$

2. Consolidated Rental Expense (Line II.A.10):	$

3. Consolidated EBITDA for Subject Period ((Line III.B.1 - Line III.B.2):	$

C. Consolidated Total Senior Secured Debt to EBITDA Ratio (Line III.A.4 ÷ Line III.B.3):	to 1

Maximum permitted:	2.25 to 1.00

*	To the extent such amounts were included in secured Consolidated Funded Indebtedness in Line II.A.1. above.

*	To the extent such amounts were included in secured Consolidated Funded Indebtedness in Line II.A.1. above.
Form of Compliance Certificate

IV. Consolidated Total Debt to EBITDA Ratio.

A. Consolidated Total Outstanding Indebtedness:	$

B. Amount of Line IV.A. that would otherwise be deemed to be equity solely because of the effect of FASB 14-1:	$

C. Indebtedness under the New Vehicle Floorplan Facility:	$

D. Permitted Silo Indebtedness for New Vehicle inventory:	$

E. Temporary Additional Indebtedness as of Statement Date:	$

F. Consolidated Total Debt numerator at Statement Date (Line IV.A. — B — C. — D. — E.):	$

G. Consolidated EBITDA for Subject Period (Line III.B.3.):	$

H. Consolidated Total Debt to EBITDA Ratio (Line IV.F. ÷ Line IV.G.):	to 1
Applicable Rate — Revolving Credit Agreement

			Eurodollar
	Consolidated Total		Rate Loans +
	Debt to EBITDA		Letter of
Pricing Level	Ratio	Commitment Fee	Credit Fee	Base Rate Loans +
1	Less than 4.00:1.00	0.375%	2.50%	1.50%

2	Less than 4.50:1.00 but greater than or equal to 4.00:1.00	0.50%	3.00%	2.00%

3	Less 5.00:1.00 but greater than or equal to 4.50:1.00	0.50%	3.50%	2.50%

4	Greater than or equal to 5.00:1.00	0.625%	4.00%	3.00%
Applicable Rate — Floorplan Credit Agreement

				Eurodollar		Eurodollar
				Rate	Base Rate	Rate	Base Rate
			Commitment	Loans +	Loans +	Loans +	Loans +
		Commitment	Fee on Used	(for New	(for New	(for Used	(for Used
	Consolidated Total	Fee on New	Vehicle	Vehicle	Vehicle	Vehicle	Vehicle
	Debt to EBITDA	Vehicle Floorplan	Floorplan	Floorplan	Floorplan	Floorplan	Floorplan
Pricing Level	Ratio	Facility	Facility	Facility)	Facility)	Facility)	Facility)
1	Less than 4.00:1.00	0.20%	0.25%	1.50%	0.50%	1.75%	0.75%

2	Less than 4.50:1.00 but greater than or equal to 4.00:1.00	0.25%	0.30%	1.75%	0.75%	2.00%	1.00%

3	Less 5.00:1.00 but greater than or equal to 4.50:1.00	0.25%	0.30%	2.00%	1.00%	2.25%	1.25%

4	Greater than or equal to 5.00:1.00	0.30%	0.35%	2.25%	1.25%	2.50%	1.50%
Form of Compliance Certificate

V. Information Regarding Litigation Matters.4
Describe all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of $5,000,000:

VI. Information Regarding Disposition.5
Describe all asset purchase agreements entered into during Subject Period, intended closing dates of dispositions thereunder and amounts of discontinued operations and all new and used vehicle floorplan indebtedness associated therewith:

[4]	To be included with Compliance Certificates delivered for each March, June, September and December.

[5]	VI. to be completed if Line I.A.3. is included in the Consolidated Liquidity Ratio or if Consolidated Interest Expense, Consolidated Principal Payments or Consolidated Rental Expenses attributable to Permitted Dispositions are excluded from the Consolidated Fixed Charge calculation above
Form of Compliance Certificate

EXHIBIT H
FORM OF JOINDER AGREEMENT
See attached.
Form of Joinder Agreement

H-1

EXHIBIT I
FORM OF USED VEHICLE BORROWING BASE CERTIFICATE
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of January 15, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties). Terms used herein not otherwise defined herein have the respective meanings given thereto in the Credit Agreement.
     The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that at the close of business on [______] (the “Calculation Date”) the Used Vehicle Borrowing Base1 was $_______, computed as set forth on the schedule attached hereto.

SONIC AUTOMOTIVE, INC.
By:
Name:
Title:

[1]	See definition of Used Vehicle Borrowing Base in the Credit Agreement.
Form of Used Vehicle Borrowing Base Certificate

I-1

USED VEHICLE BORROWING BASE SCHEDULE

Eligible Used Vehicle Inventory
A. Net book value of Eligible Used Vehicle Inventory:	$
i. Cost of payoff of any Lien (including any consumer Lien) on such Used Vehicle Inventory (other than the Revolving Administrative Agent’s Lien):	$
ii. Reserves maintained in accordance with the Company’s internal accounting policies:	$
iii. Net Book Value of Used Vehicle Inventory (Lines A.i. – ii. – iii.)	$

B. Net Book Value of Inventory described in Line A subject to any Lien (other than the Revolving Administrative Agent’s Lien or those otherwise netted in Line A)[2]	$
C. Net Book Value of other Inventory described in Line A which does not otherwise meet the definition of “Eligible Used Vehicle Inventory” set forth in the Credit Agreement (including, without limitation, sub-parts (a), (b) and (c) of such definition)
$
D. Lines B + C	$
E. Lines A.iii. – D	$

Used Vehicle Borrowing Base: Line E x 75%		$

2     Revolving Administrative Agent’s Lien means a first priority, perfected Lien of the Revolving Administrative Agent (for the benefit of the Secured Parties) pursuant to the Loan Documents.
Form of Used Vehicle Borrowing Base Certificate

I-2

EXHIBIT J
FORM OF AMENDED AND RESTATED SECURITY AGREEMENT
See attached.
Form of Amended and Restated Security Agreement

J-1

EXHIBIT K
FORM OF NEW VEHICLE BORROWER NOTICE
Date: ___________, _____
To: Sonic Automotive, Inc.
     The Lenders party to the Credit Agreement referred to below
Ladies and Gentlemen:
     This New Vehicle Borrower Notice is made and delivered pursuant to Section 2.19(b) of that certain Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of January15, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this New Vehicle Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
     The Administrative Agent hereby notifies the Company and the Lenders that effective as of the date hereof [_________] shall be a New Vehicle Borrower and may receive New Vehicle Swing Line Loans for its account on the terms and conditions set forth in the Credit Agreement.
     This New Vehicle Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Form of New Vehicle Borrower Notice

K-1

EXHIBIT L
OPINION MATTERS
See attached.
Form of Opinion Matters

L-1

EXHIBIT M
FORM OF MASTER INTERCREDITOR AGREEMENT
See attached.
Form of Master Intercreditor Agreement

M-1

EXHIBIT N
FORM OF FORD MOTOR CREDIT CONSENT
See attached.
SYNDICATED NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT
Signature Page